Exhibit 14(a)


                         A GUIDE TO
                         SCUDDER FLEXI-PLAN
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o    General Information
o    Questions and Answers
o    Plan Agreement

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                         Scudder Flexi-Plan is a tax-qualified
                         retirement plan consisting of a profit
                         sharing plan and a money purchase
                         pension plan.

                         Flexi-Plan is for self-employed
                         individuals (sole proprietors or
                         partnerships) and corporations.

                         It is a significant improvement on
                         Keoghs.

                         SCUDDER
                         SERVING INVESTORS SINCE 1919
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INTRODUCTION
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Scudder Flexi-Plan is a tax-qualified retirement program designed to meet the needs of self-employed individuals, sole proprietors, partnerships and corporations. If you're self-employed, it's an important advancement in Keogh plans, allowing you to reduce your current tax bill while providing for the future of everyone who participates in your plan.

Here are some of the important advantages offered by Scudder-Flexi-Plan:

o Significantly enhanced benefits for the self-employed. Flexi-Plan is part of a new generation of Keogh plans offering self-employed individuals the same benefits previously available only through corporations, including higher tax-deductible contribution limits.

o Two plans to choose from. Our Flexi-Plan encompasses a profit sharing plan and a money purchase pension plan: These plans can be used together to maximize your flexibility and your tax-deductible contributions.

o The Scudder funds. Flexi-Plan investments are made in the Scudder family of mutual funds. With the Scudder funds you can design an investment strategy to suit your objectives, now and in the future. Invest for growth, income, stability, or any combination. You get a full range of investment choices, with the flexibility to exchange among the funds with a simple, toll-free call. And because all Scudder funds are no load, 100% of your investment can go to work for your retirement.

o The Scudder distinction. Scudder is one of the nation's largest and most experienced investment counsel firms. We manage billions of dollars for astute investors around the world. We pioneered the first no-load mutual fund in 1928, and we have over 30 years of experience and commitment to retirement planning.


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A Scudder Retirement Plan Specialist can answer any questions you have about
Flexi-Plan and help you complete our enrollment forms. Just call 1-800-323-6105.
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HOW YOU BENEFIT FROM A
SCUDDER FLEXI-PLAN
======================

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An immediate
tax break

Your contributions are tax-deductible. This can significantly reduce your tax bill. If you're in the 28% tax bracket, a $12,000 contribution to a Flexi-Plan will save you $3,360 that you would otherwise pay in current taxes.

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Tax-deferred
compounding

Your contributions can grow free from state and federal taxes until withdrawn--usually at retirement. This means all of your earnings are reinvested tax-deferred, so they in turn earn more for you. Tax-deferred compounding is one of the keys to real growth.

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Favorable tax
treatment for
distributions

A lump sum distribution from your Flexi-Plan may be eligible for special tax treatment called "5-year forward averaging." By taxing your distribution as if it were your only income, and as if you received 1/5 of it each year for 5 years, 5-year forward averaging can significantly reduce your tax bill. For Flexi-Plan investors it's an important advantage which is not available with IRAs and SEPs.

              THE PRINTED DOCUMENT CONTAINS A MOUNTAIN CHART HERE

MOUNTAIN CHART TITLE:
                    The Advantages of Tax Deferred Investing

MOUNTAIN CHART DATA:


This chart illustrates the advantage of deferring taxes while saving for your retirement. If you invest $12,000 in your plan each year for 25 years, and earn an 8% return on your investment each year, then at the end of this period you'll have $947,453 in your account. If you invest the same amount each year in a taxable account, and you're in the 28% tax bracket, paying taxes on your investment income directly from this account, you'll have only $484,712 at the end of the same 25 years. Of course, your actual return and tax bracket will vary, and retirement plan balances become taxable at distribution. Your results will differ from those in this example.



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IMPORTANT FEATURES OF THE
SCUDDER FLEXI-PLAN
=========================

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A wide range
of no load
investments

Scudder offers a family of commission-free mutual funds including money market funds, income funds and growth funds. You can tailor your Flexi-Plan investments to meet your needs by selecting one or more funds with an objective similar to your own. The blue booklet, "How to select the right Scudder funds for you," will help you make the right choice.

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Complete
flexibility

With Scudder, you always have the freedom to exchange among our funds as your needs or market conditions change. All it takes is a simple toll-free call.

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No fees or
charges

There's no set-up fee for Scudder Flexi-Plan, no annual maintenance fee, and no fee if you should close your account. And all of the Scudder funds are no-load so every dollar you invest goes to work for your future. Complete this to any other retirement programs you might consider.

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Friendly,
professional
service

As a Flexi-Plan investor, you'll receive regular fund reports and a quarterly newsletter covering topics of interest and concern to investors. And you'll have toll-free access to experienced Service Representatives who are ready to assist you with instant updates on your account and speedy answers to your questions.

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Convenient
recordkeeping

We will send you and your employees detailed account statements, and State Street Bank, as the trustee for your Flexi-Plan, will send you the information you or your accountant will need to file 5500 forms.

If yours is a larger plan, ask about alternative arrangements, including more complete plan administration. You also have the option of naming trustees other than State Street. Call our Retirement Plan Specialists for details.

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Retirement Plan
Specialists

If you have any questions about Scudder Flexi-Plan, you can call our Retirement Plan Specialists toll-free at 1-800-323-6105. They can explain how to calculate the right contribution and assist you in completing our enrollment forms. And our Service Representatives are always available to help you match a fund to your objectives. Just call 1-800-225-2470.



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QUESTIONS AND ANSWERS
=====================

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Flexi-Plan

Q. What is Scudder
Flexi-Plan?

A. Flexi-Plan is a complete retirement program consisting of a profit sharing plan and a money purchase pension plan. They can be used separately or together.

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Q. Who is eligible for the
Scudder Flexi-Plan?

A. Self-employed individuals (including sole proprietors and partnerships) and corporations (including Subchapter corporations) are eligible, so you're eligible if you are any of the following:

o a member of a corporate Board of Directors;

o an owner of a small business;

o a freelancer providing services for a fee;

o a person with self-employment income from a part-time job--even if you are also employed by a company with a qualified retirement plan.

Q. Can I start a Flexi-Plan
if I already have a Keogh or other
qualified retirement plan?

A. You can, so long as your total contributions to all of your retirement plans do not exceed the maximum allowed by law. (IRA contributions are not counted towards this limit.)

Q. Can I have a Flexi-Plan
and an IRA?

A. Yes, anyone covered by a Flexi-Plan is also entitled to make a tax-deductible IRA contribution of up to $2,000 for the 1986 tax year.

For 1987, you'll still be able to invest as much as $2,000 in an IRA, but if you're covered by a Flexi-Pan and your adjusted gross income exceeds $40,000 (for joint filers) or $25,000 (for single filers) part or all of your IRA contribution will be nondeductible.

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Q. What fees are involved?

A. There are no fees at all for either you or your employees. You pay no sales charge when you buy or sell fund shares. There are no separate charges for opening, maintaining or closing an account.

Q. What is the minimum
contribution necessary to start a
Flexi-Plan?

A. If you are the only person participating in your plan, then your minimum contribution to open either the profit sharing or pension plan alone is just $500. You can invest in more than one fund as long as you place at least $500 in each fund. If you adopt the second plan, your minimum contribution for the second plan is $300 per fund.

If your Flexi-Plan covers more than one person, then the minimum initial contribution to either the profit sharing or pension plan alone equals $300 multiplied by your number of participants. Your contribution can be allocated among your participants in any amounts.

For example, if your plan covers three people your initial contribution should be at least $1500 (3 x $500). You might contribute $700 for participant A, $500 for participant B, and $300 for participant C. If you adopt the second plan, your minimum initial investment in the second plan equals $300 multiplied by your number of participants.

Once you establish a plan, your contributions to existing accounts may be
                                  [ILLEGIBLE]


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Q. When should I start my
Flexi-Plan?

A. You must establish your plan by the end of your fiscal year to obtain a tax deduction for that year. If you are a calendar year taxpayer (a self-employed professional, for instance, whose taxes are due on April 15th) then you have until December 31st to start a plan the current year.

Q. What is the deadline for
making contributions?

A. You have until the day your tax return is due (inducting any extensions) to make your full contributions. Of course, the sooner you make your contributions the sooner your retirement dollars begin compounding tax-deferred, so it pays to start as early as possible in each new year.

Q. How much can I contrib-
ute to the Flexi-pension and
profit sharing plans together?

A. If you are incorporated, you can contribute as much as 25% of earned income--up to $30,000 for each person covered by your plan.

If you are self-employed, the same limits apply, but earned income is defined differently for you. Your earned income equals your net profits less retirement plan contributions made on your behalf. The result is that 25% of your earned income will equal 20% of your net profits. If you are a sole proprietor, your net profits will appear on your Schedule C.

Your employees are still eligible to receive a contribution of up to 25% of their wages.

Example: Assume you are self-employed, have net profits of $100,000 and no employees. You'd like to contribute the maximum allowable.

You can contribute $20,000. This would be 20% of your net profits (20% x $100,000) which is the same as 25% of your earned income [25% x
($100,000-$20,000)]. The difference between earned income and net profits is the retirement plan contribution.

The specific contribution limits for each plan are explained later.

Q. What are the advantages
of using Flexi-Plan's profit shar-
ing plan?

A. The profit sharing plan provides you with the greatest flexibility. You can change the percentage of compensation you contribute each year. You can also skip a year and make no contribution, if you like.

You can contribute as much as 15% of earned income (again, up to $30,000 per participant) to a profit sharing plan. If you don't intend to contribute any more than 15%, then the profit sharing plan is your best option. If you'd like to contribute more than 15%, then you should consider the money purchase pension plan in conjunction with the profit sharing plan, or the pension plan alone.

Q. What are the advantages
of using Flexi-Plan's money
purchase pension plan?

A. The pension plan allows you to contribute the maximum amount. You can contribute as much as 25% of compensation, up to $30,000 for each participant, to a pension account. The pension plan, however, limits your flexibility. You must contribute a fixed percentage of each participant's compensation to the pension plan each year--even if you have no earnings or profits. You cannot change the percentage you contribute for any year unless you amend your plan.

Q. If I'm self-employed, am I
required to contribute to the
money purchase pension plan for
the year if I have no earnings?

A. No, you are not required to make any contributions for yourself, since contributions are calculated as a fixed percentage of earnings. However, if you have employees you may need to contribute for them.
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Q. Should I adopt both the
profit sharing plan and the
pension plan?

A. If you're interested in contributing more than 15% you can adopt the profit sharing plan and the pension plan together. This will provide you with the maximum tax-break plus the flexibility to change the percentage of compensation you contribute each year--by as much as 15% by altering your contributions to the profit sharing plan.

Here's how you would divide your contributions if you want to contribute the full 25%:

o To insure maximum flexibility, you would contribute 15% to the profit sharing plan.

o To bring your contributions to 25%, you would contribute an additional 10% to the pension plan.

Remember, with the pension plan you would be committed to contributing a fixed 10% each year, but you could vary the level of your contributions to the profit sharing plan from 0% to 15%.

Q. How much can I contrib-
ute to each plan if I'm self-
employed?

A. You'll recall that self-employed people can make contributions of up to 25% of earned income, which equals 20% of net profits.

If you're contributing 15% to the profit sharing plan alone you would multiply your net profits by 13.043%. The result will equal 15% of your earned income.

If you're adopting both plans and contributing the maximum, 13.043% for the profit sharing plan does not apply, because you must consider both plans together. As a self-employed individual you would contribute 12% to the profit sharing plan and 8% to the pension plan. These contributions are based on net profits.

Contributions for any employees are based on each individual's compensation as shown on their W-2 forms.

                      Calculating Your Contribution Limits
       (multiply this percentage by net profits if you are self-employed)

                                                          total
                          maximum         profit          pension  contribution
                          deduction for   sharing plan    plan     limit
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Adopting only             Self-employed   13.043%         --       13.043%
profit sharing            Employees       15              --       15
plan
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Adopting only             Self-employed   --              20       20
pension plan              Employees       --              25       25
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Adopting                  Self-employed   12               8       20
both plans                Employees       15              10       25
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Q. Can I make voluntary
contributions to Flexi-Plan?

A. Yes, if you choose to, you and your plan's participants can each make nondeductible voluntary contributions totaling 10% of your cumulative wages during the time you or they are covered by the plan. This is above and beyond the regular contributions you make as the employer.

If you're self-employed, your nondeductible voluntary contributions can be up to 10% of net profits after your deductible retirement plan contributions. In a year when you make the maximum tax-deductible contribution, full voluntary contributions may not be made.

Q. What are the benefits of
making voluntary contributions?

A. All the earnings on these contributions are tax-deferred until withdrawn. They allow you to accumulate even greater retirement savings.

Q. Is there a deadline for
making voluntary contributions?

A. No, voluntary contributions can be made at any time.

Q. Can I place a distribution
from another qualified retirement
plan in my Flexi-Plan account?

A. Yes, you can roll over lump sum distributions from other qualified retirement plans. This allows you to continue deferring taxes and retain any right you have to use special forward averaging on subsequent lump sum distributions.

(Note: Generally, if you owned more than 5% of a business, a distribution from a plan sponsored by that business may not be rolled over to another qualified plan.)

Q. Can I transfer an existing
corporate retirement plan or
Keogh to Scudder?

A. Yes, and we'll do all the paperwork. Simply use the Transfer Form included in this kit. There are no tax penalties involved.

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Q. When can distributions
begin?

A. Generally, a participant in Flexi-Plan can start distributions either at retirement or at normal retirement age, whichever is later. Your plan administrator can, in many cases, approve earlier distributions. However, stating in 1987, distributions before age 59-1/2 may be subject to a 10% penalty tax unless rolled over or distributed in a certain manner. In addition, owners of more than 5% of the business:

o must begin distributions by April 1st of the year following the year they turn age 70-1/2, even if they continue to work and to make contributions.

other plan participants:

o may receive distributions when they terminate employment, or when the plan terminates.

o prior to 1989, need not begin distributions until retirement, even if over age 70-1/2.

Voluntary contributions may be withdrawn at any time.

Q. How can I take out my
money?

A. There are three ways to withdraw your money, depending on your plan(s) and your particular situation:
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1. A lump sum payment allows you to withdraw your entire investment at once.

2. Periodic installments allow you to receive your money over a period of time.

3. Annuity payments ensure that you receive payments as long as you or your spouse live.

Please review the Plan Document carefully to decide which options are available for your situation.

Q. How are Flexi-Plan distri-
butions taxed?

A. If you take periodic distributions from your account, they will be taxed as ordinary income.

If you ask to receive a lump sum, then your distribution may be eligible for special forward averaging, a tax treatment which can significantly reduce your tax bill. Lump sum distributions can also be placed in an IRA rollover, where they can continue to tax-deferred.

Q. How does the Tax Reform
Act of 1986 change the rules for
Flexi-Plan investors?

A. This law makes several changes to the rules governing Keoughs, pensions, and profit sharing plans. You should note that the major benefits of investing in a Flexi-Plan--a large annual tax-deduction and tax-deferred compounding of investment returns--remain intact, and more important than ever.

New rules for the 1987 tax year

o Nondeductible voluntary contributions will count toward the 25% or $30,000 ceiling on annual contributions starting with the 1987 tax year.

o Withdrawals made before age 59-1/2 will generally be subject to a 10%
  IRS penalty, unless rolled over to another plan or distributed in a certain manner.

o Plan participants whose adjusted gross income exceeds $50,000 (for joint filers) or $35,000 (for single filers) will be able to make only nondeductible IRA contributions.

o Lump sum distributions will be eligible for five-year forward averaging (formerly 10-year) under restricted conditions. 10-year averaging may apply for individuals who reached age 50 before 1/1/86.

New rules effective with the 1989 tax year

o Contributions can be based on only the first $200,000 of compensation for any one person, even if the retirement plan is not top heavy. (A self-employed person can base contributions on as much as $230,000 if making a $30,000 contribution.)

o Employees cannot be required to complete more than two years of service before becoming eligible to participate in a retirement plan.

o Vesting schedule will be tightened resulting in more rapid vesting for plan participants.

o All participants will be required to begin distributions by April 1 of the year following the year they turn 70-1/2, even if they continue to work and receive contributions at the same time.

o There will be a 50% IRS penalty on distributions which were required but not received by plan participants over age 70-1/2.

A more detailed explanation of the tax reform changes, titled "Scudder
Flexi-Plan
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For Those Plans Covering Employees

Q. If I have employees,
should they be covered by this
Plan?

A. Yes. You must include full-time employees and certain part-time employees, if they meet specific conditions. You can require your employees to complete a waiting period before becoming eligible to participate, or you can offer them immediate participation. Prior to 1989 the most stringent eligibility requirements allowed are 3 years of service and 21 years of age.

Q. How much should I con-
tribute for each of my employees?

A. Contributions for any employees are based on each individual's compensation as shown on their W-2 forms. You contribute the same percentage of compensation for each employee that you contribute for yourself. For example, you might contribute 5% of compensation for each eligible participant. Maximum contribution limits for employees are shown in the chart on page 7.

Q. Does Flexi-Plan allow for
Social Security integration?

A. Yes. As an employer you already contribute toward retirement for each of your employees by making payments to Social Security. Your Social Security contributions are based on each employee's wages; however, wages in excess of the Social Security wage base are not taken into account.

Integration allows you to allocate a portion of your total retirement plan contribution to employees whose wages exceed the Social Security wage base (or a lower amount which you can select). In effect, integration allows you to consider your Social Security contributions together with your retirement plan contributions for the purpose of allocation. (A top heavy plan will still have to make minimum contributions.)

Q. How are contributions
vested?

A. You can select full and immediate vesting, 6-year graduated vesting, or something in between. (If you choose a waiting period of more than one year for eligibility, vesting must be full and immediate.)

Q. Can participants make
their own investment decisions?

A. Each participant's account will be self-directed within the Scudder family of funds, unless you decide to have your plan administrator make the investment decisions. Generally, the employer is the plan administrator.

Q. Does Flexi-Plan permit
loans?

A. You have the option of allowing participants to borrow from your plan. Loans must be available to all plan participants on an equal basis.

Plan loans can be an important source of funds for participants in times of hardship. A reasonable rate of interest is required on plan loans.

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Q. What is a "top heavy"
plan?

A. A top heavy plan is one in which more than 60% of the benefits go to key employees. This is frequently the case in small businesses where there are few employees.
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Q. Who are key employees?

A. A key employee is an employee who at any time during the plan years or any of the preceding four plan years, is one of the following:

o an individual owning more than 5% of a business;

o an individual owning more than 1% of a business and earning more than $150,000;

o an officer of a business earning more than $45,000;

o one of the 10 employees earning more than $30,000 and owning the largest interests in the employer.

Q. Are there special require-
ments for top heavy plans?

A. Top heavy plans must allocate a contribution of at least 3% to non-key employees (or the percentage equal to the highest contribution rate used for key employees). Top heavy plans must also provide that vesting for eligible participants reach 100% after 6 years. This rule is incorporated in the Flexi-Plan.

Q. Does the Flexi-Plan
satisfy TEFRA's top heavy rules?

A. Yes, the Flexi-Plan automatically includes provisions that satisfy these rules regarding top heavy plans.

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Q. What kind of reports will I
need to file?

A. You should file a Summary Plan Description with the U.S. Department of Labor within 120 days of starting your Flexi-Plan. We'll send one to you with instructions as soon as you sign up.

You may also have to file the IRS Form 5500 Series Report for your plan each year. It's due by the final day of the seventh month following the end of your plan year. This will be July 31 for those plans on a calendar year. State Street Bank and Trust Co., if trustee, will send you the information you need to complete the form.

Q. What kind of notification
should I give to my employees?

A. You must post a Notice to Interested Parties. You should also make a copy of the Summary Plan Description available to each of your participants. The Notice to Interested Parties is included in the enrollment book.

Q. Will I need to apply to the
IRS for a determination letter?

A. If you use the Adoption Agreements enclosed in this kit (which appoint
State Street Bank as Trustee), you can rely on Scudder's IRS opinion letter, unless you maintain or have maintained at any time another qualified plan (other than a plan amended into a Flexi-Plan appointing State Street Bank as trustee or another Flexi-Plan appointing State Street Bank as trustee). If you have maintained another plan, you'll have to file for a determination letter from the IRS for assurance that both your plans will be qualified.

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How to Start Your Flexi-Plan

Q. What should I do to start
a Flexi-Plan?

A. Everything you need is right in this package. After reading all of the enclosed material, including the prospectus for the fund or funds you've selected, turn to the booklet of enrollment forms and follow the instructions there. (If you need a new prospectus, please give us a call.)
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                                     SCUDDER
                                 PROTOTYPE PLAN
                             Basic Plan Document 01

                                   SECTION 1.
                                  INTRODUCTION

     The Employer has established this Plan (the "Plan") consisting of the Adoption Agreement and the following provisions (the "Prototype Plan") for the exclusive benefit of its Employees and their Beneficiaries.

                                   SECTION 2.
                                   DEFINITIONS

     Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates a contrary meaning. The singular herein shall include the plural, and vice versa, and the masculine gender shall include the feminine gender, and vice versa, where the context requires.

     2.01 "Account" shall mean the Trust assets held by the Trustee for the benefit of a Participant, which shall be the sum of the Participant's Employer Contribution Account, Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account, Rollover Account, and any transfer account established pursuant to Section 4.04 hereof with respect to funds transferred on the Participant's behalf.

     2.02 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.03 "Administrator" shall mean the person or persons specified in Section
12.01 hereof.

     2.04 "Adoption Agreement" shall mean the agreement by which the Employer has most recently adopted or amended the Plan.

     2.05 "Beneficiary" shall mean any person or legal representative effectively designated by the Participant as a person entitled to receive benefits on or after the death of a Participant within the meaning of Code
Section 401(a)(9)(E) and any regulations promulgated thereunder by the Secretary of the Treasury.

     2.06 "Code" shall mean the Internal Revenue Code of 1954, as amended. Reference to a section of the Code shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

     2.07 "Compensation" shall mean the amount paid during the Plan Year by the Employer to the Employee for services rendered while a Participant, as reportable to the Federal Government for the purpose of withholding Federal income taxes, but not including, so long as the Plan is not integrated with Social Security, amounts attributable to any category specified in the Adoption Agreement. If so specified in the Adoption Agreement, Compensation shall also mean amounts paid to the Employee for services rendered for the entire Plan Year in which an Employee became a Participant whether or not such an Employee was a Participant for the entire Plan Year. In the case of a Self-Employed Individual, the above determination of Compensation shall be made on the basis of the Self-Employed Individual's Earned Income. Notwithstanding the previous sentence, for the purposes of the limitations imposed by Section 401(a)(i)(C)(II) below, Compensation of a Self-Employed Individual shall be determined in accordance with the rules provided in Code Section 404(a)(8)(D).

     2.08 "Current Accumulated Earnings and Profits" of an Employer other than a sole-proprietorship or partnership shall mean the Employer's current or accumulated earnings and profits, as determined on the basis of the Employer's books of account in accordance with generally accepted accounting practices, without any deductions for Employer Contributions under the Plan (or any other qualified plan) for the current Year or for income taxes for the current Year, and without regard to the Employer's election to be taxed as a small business corporation, if it has so elected. If the Employer is a sole-proprietorship or partnership, "Current or Accumulated Earnings and Profits" shall mean the net income of such Employer before deduction for income taxes and contributions made hereunder.

     2.09 "Deductible Voluntary Contribution Account" shall mean the separate account maintained pursuant to Section 6.03(c) hereof for the Deductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.10 "Deductible Voluntary Contributions" shall mean the contributions made by Participants in accordance with Section 4.02 hereof, which respective contributing Participants designate as "Deductible Voluntary Contributions" at the time of contribution, and which comply with the requirements of Code Section 219.

     2.11 "Designated Investment Company" shall mean a regulated investment company for which Scudder, Stevens & Clark, its successor or any of its affiliates, acts as investment adviser and which is designed by Scudder Fund Distributors, Inc. or its successors, as eligible for investment under the Plan.

     2.12 "Designation of Beneficiary" or "Designation" shall mean the document executed by a Participant under Section 15.

     2.13 "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expect to result in death or last for a continuous period of 12 months or more, as certified by a licensed physician selected by the Participant and approved by the Employer.

     2.14 "Distributee" shall mean the Beneficiary or other person entitled to receive the undistributed portion of the Participant's Account under Section 8 because of death or under Section 14 because of incompetency or inability to ascertain or locate such individual.

     2.15 "Distributor" shall mean Scudder Fund Distributors, Inc. or its successor.

     2.16 "Earned Income" shall mean the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the Owner-Employee or Self-Employed Individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan, including this Plan, to the extent deductible under Code Section 404.

     2.17 "Effective Date" shall mean the date specified by the Employer in the Adoption Agreement.

     2.18 "Election Period" shall mean the period which begins of the first day of the Plan Year in which the Participant attains age 35 and which ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he or she attains age 35 the Election Period with respect to his or her vested Account balance (as of his or her date of separation) shall begin on his or her date of separation.

     2.19 "Employee" shall mean an individual who performs services in the business of the Employer in any capacity (including any individual deemed to be an employee of the Employer under Code Section 414(n)).

     2.20 "Employer" shall mean the organization or other entity named as such in the Adoption Agreement and any successor organization or entity which adopts the Plan.

     Any two or more organizations or entities which are members of (a) a controlled group of corporations (as defined under Code Section 414(b)), (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code Section 414(c)), or (c) an affiliated service group (as defined under Code Section 414(m)), will be considered to be the Employer for the purposes of the Plan, unless the Plan is adopted as a nonstandardized plan, the adopting Employer makes a written election to the contrary and such written election is attached to the Adoption Agreement. Any such attached, written election shall become part of the Adoption Agreement.

     2.21 "Employer Contribution Account" shall mean the separate account maintained pursuant to Section 6.03(a) hereof for the Employer Contributions allocated to a Participant and the income, expenses, gains and losses attributable thereto.

     2.22 "Employer Contributions" shall mean the contributions made by the Employer in accordance with Section 4.01 hereof.

     2.23 "Hour of Service" shall mean:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Relations which are incorporated herein by reference;

          (c) Solely for the purpose of determining whether a One-Year Break in Service has occurred, each hour which normally would have been credited to an Employee (or in any case in which such house cannot be determined, eight hours per day of such absence) but for an absence from work during a Plan Year beginning after December 31, 1984 because of such individual's pregnancy, birth of a child of the individual, placement of an adopted child with the individual, or caring for an adopted or a natural child following placement or birth. Hours of Service under this paragraph shall be credited in the Plan Year in which the absence begins if the individual would otherwise have suffered a One-Year Break in Service, and in all other cases, in the immediately following Plan Year. No more than 501 Hours of Service shall be credited under this paragraph by reason of any one placement or pregnancy. Notwithstanding any implication of this subsection (c) to the contrary, no credit shall be give under this subsection
(c), unless the Employee makes a timely, written filing with the Administrator which establishes valid reasons for the absence and enumerates the days for which there was such an absence;

          (d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a), (b) or (c), as the case may be, and under this subsection (d). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as Service of the Employer. Where the Employer does not maintain the plan of a predecessor employer, employment by a predecessor employer, upon the written election of the Employer made in a uniform and non-discriminatory manner, shall be treated as Service for the Employer, provided that the Employer may only make such an election if he has adopted this Plan as a nonstandardized plan.

     If the Employer is a member of (a) a controlled group of corporations (as defined under Code Section 414(b)), (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code
Section 414(c)), or (c) an affiliated service group (as defined under Code
Section 414(m)), all service of an Employee for any member of such a group shall be treated as if it were Service for the Employer for purposes of this Section 2.23.

     In addition, all service for any individual who is considered a leased employee of the Employer under Code Section 414(n) shall be treated as if it were Service for the Employer for purposes of this Section 2.23. However, qualified plan contributions or benefits provided by the leasing organization which are attributable to Services performed for the Employer shall be treated as provided by the Employer. The provisions of this paragraph shall not apply to any leased employee if such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a nonintegrated employer contribution rate of at least 7-12% of compensation, (b) immediate participation, and (c) full and immediate vesting. For purposes of this Section 2.23, the term "leased employee" means any person who is not an Employee and who, pursuant to an agreement between the recipient and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Employer.

     2.24 "Integration Level" for a Plan Year shall mean the lesser of the Social Security Wage Base or the dollar amount specified in the Adoption Agreement.

     2.25 "Integration Rate" for a Plan Year shall mean the lesser of the OASDI Rate (as in effect on the first day of the Plan Year) or the rate specified in the Adoption Agreement.

     2.26 "Loan Trustee" shall mean the Trustee or, if the Employer has specified otherwise in the Adoption Agreement, the individual or individuals so appointed to act as trustees solely for the purpose of administering the provisions of Section 10 and holding the Trust assets to the extent that they are invested in loans pursuant to such Section.

     2.27 "Nondeductible Voluntary Contributions Account" shall mean the separate account maintained pursuant to the Section 6.03(b) hereof for Nondeductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.28 "Nondeductible Voluntary Contributions" shall mean all contributions by Participants which are not Deductible Voluntary Contributions, Rollover Contributions, or contributions of accumulated deductible employee contributions made pursuant to Section 4.02(b)(vi) hereof.

     2.29 "Normal Retirement Date" or "Normal Retirement Age" shall mean the earlier of (a) the date selected by the Employer in the Adoption Agreement or,
(b) if the Employer enforces a mandatory retirement age, the first day of the month in which the Participant reaches that age.

     2.30 "OASDI Rate" for a Plan Year shall mean the tax rate applicable, on the first day of the Plan Year, to employer contributions for old age, survivors, and disability insurance under the Social Security Act.

     2.31 "One-Year Break in Service" shall mean a 12-consecutive-month period in which an Employee does not complete more than 500 Hours of Service unless the number of Hours of Service specified in the Adoption Agreement for purposes of determining a Year of Service is less than 501, in which case a 12-consecutive-month period in which an Employee has fewer than that number of Hours of Service shall be a One-Year Break in Service. The computation period over which One-Year Breaks in Service shall be measured shall be the same computation period over which Years of Service are measured.

     2.32 "Owner-Employee" shall mean an Employee who is a sole proprietor adopting this Plan as the Employer, or who is a partner owning more than 10% of either the capital or profits interest of a partnership adopting this Plan as the Employer. Solely for the purposes of Section 10 hereof, Owner-Employee shall also mean an Employee or officer who owns (or is considered as owning within the meaning of Code Section 318(a)(1)) on any day during the Year, more than 5% of the Employer if the Employer is an electing small business corporation.

     2.33 "Participant" shall mean an Employee who is eligible to participate in the Plan under Section 3 (other than, if this Plan is adopted as a non-standardized plan, a Self-Employed Individual who elects not to be a Participant in the Plan) and who has not, since becoming a Participant, died, retired, otherwise terminated employment with the Employer or transferred from an eligible class to a class of Employees ineligible to participate in the Plan.

     2.34 "Plan" shall mean the Prototype Plan and Adoption Agreement.

     2.35 "Plan Year" shall mean the fiscal year of the Employer or a different 12-consecutive-month period as specified in the Adoption Agreement.

     2.36 "Prototype Plan" shall mean these Sections 1.24.

     2.37 "Qualified Election" shall mean a valid waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as the case may be. To be valid, the waiver must be in writing and Participant's Spouse must consent to it in writing. The Spouse's consent to the waiver must be witnessed by a Plan representative or notary public and must be a limited consent to the provision of a benefit or benefits to a specific alternate person or persons. Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will nonetheless be deemed a Qualified Election. Any consent necessary for a Qualified Election will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the Spouse whose consent could not be obtained or who could not be located. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of distributions or benefits. The number of revocations shall be unlimited, but each such revocation shall once again make the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity applicable, as the case may be, and the spouse must consent to any subsequent waiver in accordance with the requirements of this Section 2.37.

     2.38 "Qualified Joint and Survivor Annuity" shall mean, in the case of a married Participant, an annuity which can be purchased with the Participant's vested Account balance for the life of the Participant with a survivor annuity for the life of the Spouse equal to 50% of the amount of the annuity which is payable during the joint lives of the participant and the Spouse. In the case of an unmarried Participant, Qualified Joint and Survivor Annuity shall mean an annuity which can be purchased with a Participant's vested Account balance for the life of the Participant.

     2.39 "Rollover Account" shall mean the separate account maintained pursuant to Section 6.03(d) hereof for any Rollover Contributions (as described in Section 4.03 hereof) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.40 "Rollover Contributions" shall mean contributions made to the Trust by Participants in accordance with Section 4.03 hereof.

     2.41 "Self-Employed Individual" shall mean an Employee who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income but for the fact that the trade or business had no Current or Accumulated Earnings and Profits for the taxable year.

     2.42 "Service" shall mean employment by the Employer and, if the Employer is maintaining the plan of a predecessor employer, or if the Employer is not maintaining the plan of a predecessor employer but has so elected in the manner described in Section 2.23 above, employment by such predecessor employer.

     2.43 "Social Security Wage Base" for a Plan Year means the maximum amount of annual earnings which may be considered wages under Code Section 3121(a)(1) as in effect on the first day of such Plan Year.

     2.44 "Sponsor" shall mean any of the organizations (a) which have requested a favorable opinion letter from the National Office of the Internal Revenue Service for this Plan or (b) to which a favorable opinion letter for this Plan has been issued by the National Office of the Internal Revenue Service.

     2.45 "Spouse" shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order (as described in Section 16.02 hereinafter).

     2.46 "Trust" shall mean the trust established under Section 11 of this Plan for investment of Trust assets.

     2.47 "Trust Fund" shall mean the contributions to the Trust and any assets into which such contributions shall be invested or reinvested in accordance with Sections 11.01 and 11.03 of this Plan.

     2.48 "Trustee" shall mean the person or persons including any successor or successors thereto, named in the Adoption Agreement to act as trustee of the Trust and hold the Trust assets in accordance with Section 11 hereof.

     2.49 "Valuation Date" shall mean the last day of each Plan Year.

     2.50 "Vesting Years" shall be measured on the 12-consecutive-month period specified in the Adoption Agreement. A Participant will have a Vesting Year during such computation period only if the Participant completes the number of Hours of Service selected in the Adoption Agreement for purposes of computing a Year of Service. However, notwithstanding the preceding sentence, if the Employer has so specified in the Adoption Agreement, a Participant who does not receive credit for a Vesting Year under the preceding sentence will still have a Vesting Year for each Plan Year for which the Participant shares in the allocation of Employer contributions for the Plan Year. However, when determining Vesting Years, unless the Employer has otherwise specified in the Adoption Agreement, there shall be excluded: (a) if this Plan is a continuation of an earlier plan which would have disregarded such service, Service before the first Plan Year to which the Act is applicable; (b) Service after five consecutive One-Year Breaks in Service (but this exclusion shall apply only for the purpose of computing the vested percentage of Employer Contributions made before such five-year period); (c) Service before a period of five One-Year Breaks in Service, if the Participant has no vested interest in his Employer Contribution Account at the time of such break and the number of consecutive One-Year Breaks in Service equals or exceeds the number of Vesting Years excluded by such break without counting Vesting Years excluded by an earlier application of this provision; (d) Service before the first Plan Year in which the Participant attained age 18; (e) Service before the Employer maintained this Plan or a predecessor plan; and (f) Service before January 1, 1971, unless the Participant has completed at least three Vesting Years after December 31, 1970. For the purposes of subsection (a), service disregarded under a prior plan includes service credits lost because of separation or failure to complete a required period of service within a specified period of time; such lost service credits may have resulted in the loss of prior vesting or benefit accruals, or the denial of eligibility to participate.

     2.51 "Year" shall mean the fiscal year of the Employer.

     2.52 "Year of Service" shall mean a 12-consecutive-month period, beginning on an Employee's initial date of employment or an anniversary thereof during which the Employee completes the number of Hours of Service specified in the Adoption Agreement. The initial date of employment is the first day on which the Employee performs an Hour of Service.

                                   SECTION 3.
                                   ELIGIBILITY

     3.01 Entry. Each Employee of the Employer, who on the Effective Date of this Plan meets the conditions specified in the Adoption Agreement, shall become eligible to participate in the Plan commending with Effective Date. Each other Employee of the Employer, including future Employees, shall become eligible to participate in the Plan when the eligibility requirements specified in the Adoption Agreement are met. For the purposes of this Plan's eligibility requirements, the exclusion concerning Employees who are covered by collective bargaining agreements applies to individuals who are covered by a collective bargaining contract between the Employer and Employee Representatives if contract negotiations considered retirement benefits in good faith and unless such contract specifically provides for participation in the Plan. For the purposes of this Section 3.01, "Employee Representatives" shall mean the representatives of an employee organization which engages in collective bargaining negotiations with the Employer, provided that owners, officers and executives of the Employer do not comprise more than 50% of the employee organization's membership.

     3.02 Interrupted Service. All Years of Service with the Employer are counted towards eligibility except the following:

          (a) If the Employer has specified in the Adoption Agreement that more than one Year of Service is required before becoming a Participant, and if the individual has a One-Year Break in Service before satisfying the Plan's eligibility requirements. Service before such break will not be taken into account.

          (b) For Plan Years beginning before January 1, 1985, in the case of a Participant who does not have any nonforfeitable right to his or her Employer Contributions, Years of Service before a One-Year Break in Service will not be taken into account in computing Years of Service for purposes of eligibility if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of such Years of Service before such break. Such aggregate number of Years of Service before such break will not include any Years of Service disregarded under this subsection (b) by reason of a prior break in service.

          (c) For Plan Years beginning after December 31, 1984, in the case of a Participant who does not have any nonforfeitable right to his or her Employer Contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing Years of Service for purposes of eligibility, if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five or the Employee's aggregate number of such Years of Service before such break. Such aggregate number of Years of Service before such period will not include any Years of Service disregarded under this subsection (c) by reason of a prior period of consecutive One-Year Breaks in Service.

     3.03 Reentry. If a former Participant either (a) had a nonforfeitable right to all or a portion of his or her Employer Contribution Account at the time of termination from Service or (b) did not have any nonforfeitable right to his or her Employer Contribution Account but does not have Service prior to the break in Service disregarded by operation of Section 3.02(b) or (e) hereof, such former Participant shall become a Participant immediately upon return to the employ of the Employer as a member of an eligible class of Employees.

     3.04 Transfer to Eligible Class. In the event an Employee is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been a member of an eligible class through the period of employ with the Employer.

     3.05 Determination by Administrator. Eligibility shall be determined by the Administrator and the Administrator shall notify each Employee upon his or her admission as a Participant in the Plan.

                                   SECTION 4.
                                  CONTRIBUTIONS

     4.01 Employer Contributions and Allocation

          (a) Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan, the following provisions shall apply:

               (i) Contribution.

                    (A) Subject to Requirements of subparagraphs (B) and (C) below, beginning in the Plan Year in which the Plan is adopted, and for each Plan Year thereafter, the Employer will contribute the amount determined by it, in its discretion, for the Plan Year in question.

                    (B) Subject to the requirements of subparagraph (C) below, during any Plan Year in which the Employer has elected to provide Employer thrift matching contributions in the Adoption Agreement, the Employer shall contribute at least the aggregate amount specified in the Adoption Agreement.

                    (C) During a Plan Year, the aggregate Employer Contributions made pursuant to this Section 4.01(a)(i) may not exceed the lesser of (I) the Employer's Current or Accumulated Earnings and Profits for the Plan Year or (II) 15% (or such larger percentage as may be permitted by the Code as a current deduction to the Employer with respect to any Plan Year) of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid to, or accrued by the Employer for, Participants for that Plan Year plus any unused credit carryovers from previous Plan Years. For this purpose, a "credit carryover" is the amount by which Employer Contributions for a previous Plan Year were less than 15% of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid or accrued by the Employer to Participants for such Plan Year, but such unused credit carryover shall in no event permit the Employer Contributions for a Plan Year to exceed 25% (or such larger percentage as may be permitted by the Code as a deduction to the Employer) of the total Compensation (disregarding any exclusions from Compensation specified by the Employer in the Adoption Agreement) paid to, or accrued for, Participants by the Employer for the Plan Year in question.

               (ii) Allocation Under Non-Integrated, Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan under which allocations shall be made on a non-integrated basis, Employer Contributions, plus any forfeitures under Section 7.02, for a Plan Year shall be allocated according to the provisions of this subsection (ii) as of the Valuation Date for such Plan Year.

                    (A) Subject to the terms of subparagraph (B) below, unless the Employer has specified otherwise in the Adoption Agreement, such amount shall be allocated among the Employer Contribution Accounts of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to share in the allocation of Employer Contributions and forfeitures for a Plan Year in which the Plan is not Top Heavy. Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. If the Employer has so specified in the Adoption Agreement, Employer Contributions and forfeitures shall be allocated only among otherwise entitled Participants who are employed by the Employer on such Valuation Date. Employer Contributions and forfeitures shall be allocated to Participants entitled to share in the allocation of Employer Contributions and forfeitures for that Plan Year in proportion to their Compensation for such Plan Year.

                    (B) Notwithstanding the provisions of subparagraph (A) above but nonetheless subject to the provisions of Section 21.03 below, during any Plan Year in which the Employer has elected to provide Employer thrift matching contributions in the Adoption Agreement and the Plan is not a Top-Heavy Plan. Employer Contributions and forfeitures shall be allocated in proportion to the percentage of Participants' Nondeductible Voluntary Contributions as specified in the Adoption Agreement.

               (iii) Allocation Under Integrated, Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan under which allocations shall be made on an integrated basis. Employer Contributions, plus any forfeitures under Section 7.02, for a Plan Year shall be allocated according to the provisions of this subsection (iii) as of the Valuation Date for such Plan Year. Unless the Employer has specified otherwise in the Adoption Agreement, such amount shall be allocated among all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to share in the allocation of Employer Contributions and forfeitures for a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. If the Employer has so specified in the Adoption Agreement, Employer Contributions and forfeitures shall be allocated only among otherwise entitled Participants who are employed by the Employer on such Valuation Date. Employer Contributions and forfeitures shall be allocated to Participants entitled to share in the allocation of Employer Contributions and forfeitures for that Plan Year as follows:

                    (A) First, Employer Contributions and forfeitures will be allocated to the Employer Contribution Account of each Participant entitled to share in the allocation of such amounts in the ratio that each such Participant's Compensation for the Plan Year in excess of the Integration Level bears to the Compensation in excess of the Integration Level for all such Participants, provided that the amount so credited to any such Participant's Employer Contribution Account for the Plan Year shall not exceed the product of the Integration Rate times the Participant's Compensation in excess of the Integration Level.

                    (B) Next, any remaining Employer Contributions or forfeitures will be allocated to the Employer Contribution Accounts of all Participants entitled to share in the allocation of the Employer Contributions for the Plan Year in the ratio that each such Participant's Compensation for the Plan Year bears to all such Participants' Compensation for that Plan Year.

          (b) Money Purchase Pension Plan. If the Employer has adopted this Plan as a money purchase pension plan, the Employer will, beginning for the Plan Year in which the Plan is adopted, and for each Plan Year thereafter, contribute, for allocation to the Employer Contribution Account of each Participant entitled to share in the allocation of Employer Contributions, the amount specified in the Adoption Agreement reduced by any forfeitures arising during the preceding Plan Year pursuant to Section 7.02 hereafter.

               (i) Unless the Employer has specified otherwise in the Adoption Agreement, the amount of the Employer Contribution shall be calculated on the basis of the Compensation of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to receive an Employer Contribution in a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not be considered when calculating the amount of the Employer Contribution. If the Employer has so specified in the Adoption Agreement, only Participants who are employed by the Employer on such Valuation Date and who are otherwise entitled to receive an allocation shall be considered when calculating the amount of the Employer Contribution. Employer Contributions shall be allocated to the Employer Contribution Accounts of only those Participants who were included in the calculation of the amount of the Employer Contribution.

               (ii) To the extent that the Employer Contribution for a Plan Year is reduced by forfeitures, such forfeitures shall be added to such Employer Contribution and allocated as a part thereof.

               (iii) Any excess forfeitures not allocated pursuant to this
Section 4.01(b) shall be carried over to future Plan Years.

     4.02 Participant Contributions. If, in the Adoption Agreement, the Employer has specified that Participants may make either Deductible Voluntary Contributions or Nondeductible Voluntary Contributions, or both, a Participant may make such permitted contributions to his or her Account; provided, however, that a Participant's right to make such contribution(s) shall be subject to the conditions and limitations specified below.

          (a) The following conditions and limitations shall apply if the Employer has specified that Participants may make Nondeductible Voluntary
Contributions:

               (i) The aggregate amount of a Participant's Nondeductible Voluntary Contributions, plus any nondeductible voluntary contributions he or she makes under any other qualified retirement plan maintained by the Employer, shall not exceed 10% of his or her Compensation (disregarding any exclusions from Compensation specified by the Employer in the Adoption Agreement) for the period in which he or she has been a Participant in the Plan.

               (ii) The aggregate amount of a Participant's Nondeductible Voluntary Contributions shall not cause the Annual Addition (as defined in Section 5.05(a) hereof) to his or her Account to exceed the limitations set forth in Section 5.

               (iii) A Participant's Nondeductible Voluntary Contributions shall be allocated to his or her Nondeductible Voluntary Contribution Account under
Section 6.03 hereof.

               (iv) A Participant's Nondeductible Voluntary Contribution Account shall be nonforfeitable and the Participant may withdraw all or a portion of his or her Nondeductible Voluntary Contribution Account upon 30 days' written notice to the Administrator.

          (b) The following conditions and limitations shall apply if the Employer has specified that the Participants may made Deductible Voluntary
Contributions:

               (i) The aggregate amount of a Participant's Deductible Voluntary Contributions in any calendar year may not exceed the lesser of (1) $2,000 or
(2) the Participant's compensation for calendar year for which the contribution is made. Compensation for this purpose means all wages, salaries, earned income and other amounts received or derived from personal services actually rendered and includible in gross income, but does not include amounts derived from or received as earnings or profits from property or amounts received as a pension or annuity or as deferred compensation. This limitation applies to all the Participant's Deductible Voluntary Contributions made for the calendar year to all qualified retirement plans maintained by the Employer. The Administrator shall not accept any contributions in excess of this limitation.

               (ii) A Participant may not make Deductible Voluntary Contributions for the calendar year in which he or she attains age 70-1/2 or any calendar year thereafter.

               (iii) A Deductible Voluntary Contribution will be considered contributed for the calendar year in which it is actually made. However, if a Participant makes a Deductible Voluntary Contribution on or before April 15, he or she may notify the Administrator at the time the Deductible Voluntary Contribution is made that it is made for the preceding calendar year. A Deductible Voluntary Contribution may only be made for a calendar year in which the Employee was a Participant, and in no event may a Deductible Voluntary Contribution be made by an Employee after he or she has ceased to be a Participant.

               (iv) All Participant Contributions will be considered to be Deductible Voluntary Contributions, unless the Employer has elected in the Adoption Agreement to allow Nondeductible Voluntary Contributions and the Participant designates before April 15 of the calendar year following the calendar year in which the contribution was made that the contribution was a Nondeductible Voluntary Contribution. In such a case, the contribution will be considered to have been a Nondeductible Voluntary Contribution made during the calendar year in which it was contributed.

               (v) A Participant's Deductible Voluntary Contributions must be in cash and shall be allocated to his or her Deductible Voluntary Contribution Account under Section 6.03 hereof.

               (vi) A Participant's right to his or her Deductible Voluntary Contribution Account shall be nonforfeitable and the Participant may withdraw all or a portion of his or her Deductible Voluntary Contribution Account upon written application to the Administrator. However, if at the time the Participant receives the withdrawal, he or she has not attained age 59-1/2 and is not disabled, the Participant will be subject to a federal income tax penalty unless, within 60 days of the date he or she receives it, he or she rolls over the amount withdrawn to an individual retirement plan or, if the Participant can satisfy the requirement contained in section 4.03(b) below, a qualified retirement plan.

               (vii) The Administrator may, in its discretion, accept accumulated deductible employee contributions (as defined in Code Section 72(o)(5)) that were distributed from a qualified retirement plan and rolled over pursuant to Code Sections 402(a)(5), 402(a)(7), 403(a)(4), or 408(d)(3). The
rolled over amount will be added to the Participant's Deductible Voluntary Contribution Account, but will not be taken into account in applying the restrictions specified in Section 4.02(b)(i) and (ii) above. In no case may the Administrator authorize the Plan to accept rollovers of accumulated deductible employee contributions from a qualified plan to which a contribution was made for the Participant while the plan was a Top-Heavy Plan (as defined in Section 21.02(b) hereof and applied to such other plan) and the Participant was a Key Employee (as defined in Section 21.02(a) hereof and applied to such other employer).

     4.03 Rollover Contributions. The Administrator may, in its discretion, direct the Trustee to accept a Rollover Contribution upon the express request of the Participant wishing to make such Rollover Contribution, the same to be held, administered and distributed by the Trustee in accordance with the terms of this Plan, provided that the Trustee consents if the contribution includes property other than cash. A Rollover Contribution shall only be a contribution, comprised of money and/or property, which is a "rollover amount" within the meaning of Code Section 402(a)(5) or a "rollover contribution" within the meaning of Code
Section 408(d)(3)(A)(ii) (as modified by Code Section 408(d)(3)(C)) with respect to which both of the following conditions are met:

          (a) The transfer of such amount is being made within 60 days of its receipt by the Participant and

          (b) No part of such amount is attributable to contributions made on behalf of the Participant while he or she was a Key Employee (as defined in Section 21.02(a) and applied to such other employer) in a Top-Heavy Plan (as defined in Section 21.02(b) and applied to such other plan).

     All Rollover Contributions made under this Section 4.03 must be accepted by the Trustee within the 60-day period referred to in paragraph (a) above. A Participant's Rollover Contribution shall at no time be included in the computation of the maximum allocation to a Participant's Account as set forth in
Section 5 hereof. Each Rollover Contribution made by a Participant shall be allocated to his or her Rollover Account pursuant to Section 6.03(d) hereof. Such Rollover Account shall be invested by the Trustee as part of the Trust Fund, pursuant to Section 11 hereafter, except as it may be held in kind as permitted above. A Participant may withdraw all or a portion of his or her Rollover Account upon 30 days' written notice to the Administrator. However, if the Participant is, or has been, a 5-percent owner (as defined in Code Section 416(i)(1)(B)(i)) and at the time of the withdrawal, he or she has not attained age 59-1/2 and is not disabled, the Participant will be subject to a federal income tax penalty unless, within 60 days of the date he or she receives it, he or she rolls the amount withdrawn to an individual retirement plan or, if the Participant can satisfy the requirement contained in subsection (b) above, a qualified retirement plan.

     4.04 Transfers from other Qualified Plans. The Administrator may, in its discretion, direct the Trustee to accept the transfer of any assets held for the Participant's benefit under a qualified retirement plan of a former employer of such Participant. Such a transfer shall be made directly between the trustee or custodian of the former employer's plan and the Trustee in the form of cash or its equivalent, and shall be accompanied by written instruction showing separately the portion of the transfer attributable to contributions by the former employer and by the Participant respectively. Separate written instructions delivered to the Administrator shall identify the portion of the transferred funds, if any, attributable to any period during which the Participant participated in a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan or profit sharing plan which would otherwise have provided a life annuity form of payment to the Participant. The Administrator shall be entitled to rely on all inclusions and commissions in such written instructions with respect to character of the transferred funds. To the extent that the amount transferred is attributable to contributions by the former employer, it shall be maintained in a separate transfer account. To the extent that the amount transferred is attributable to contributions by the Participant, it shall be maintained in the Participant's Nondeductible Voluntary Contribution Account or Deductible Voluntary Contribution Account as is appropriate.

                                   SECTION 5.
                                CODE SECTION 415
                           LIMITATIONS ON ALLOCATIONS

     5.01 Employers Maintaining No Other Plan.

          (a) If a Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund (as defined in Code Section 419(e)) maintaned by the Employer, the amount of the Annual Addition which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan.

          (b) If the Employer Contribution that would otherwide be allocated to a Participant's Account would cause the Annual Addition for the Limitation Year to exceed the Maximum Permissible Amount, the amount allocated will be reduced so that any Excess Amount shall be eliminated and, consequently, the Annual Addition for the Limitation Year will equal the Maximum Permissible Amount.

               (i) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

               (ii) As soon as is administratively feasible after the end of each Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of Participants' actual Compensation for the Limitation Year.

          (c) Any Excess Amount shall be eliminated pursuant to the following procedure:

               (i) The portion of the Excess Amount consisting of Nondeductible Voluntary Contributions which are a part of the Annual Addition (as defined in Section 5.05(a)) shall be returned to the Participant as soon as administratively feasible;

               (ii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (iii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce proportionally future Employer Contributions (including any allocation of forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this subparagraph, it will not participate in the allocation of the Trust's investment gains and losses. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

          (d) Notwithstanding any other provision in subsections (a) through
(c), the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.

     5.02 Employers Maintaining Other Master or Prototype Defined Contribution Plans

          (a) This Section 5.02 applies if, in addition to this Plan, a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer during any Limitation Year. The Annual Addition which may be allocated to any Participant's Account for any such Limitation Year shall not exceed the Maximum Permissible Amount, reduced by the sum of any portion of the Annual Addition credited to the Participant's account under such other plans and welfare benefit funds for the same Limitation Year.

          (b) If the Annual Addition with respect to a Participant under other defined contribution plans and welfare benefit funds maintained by the Employer of what would be portions of the Annual Addition (if the allocations were made under the Plan) are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Addition under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.

          (c) If the Annual Addition with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

          (d) If an Excess Amount was allocated to a Participant under this Plan on a date which coincides with the date an allocation was made under another plan, the Excess Amount attributed to this Plan will be the product of,

               (i) The total Excess Amount allocated as of such date, multiplied by

               (ii) the quotient obtained by dividing

                    (A) the portion of the Annual Addition allocated to the Participant for the Limitation Year as of such date by

                    (B) the total Annual Addition allocations to the Participant for the Limitation Year as of such date under this and all other qualified Master or Prototype defined contribution plans maintained by the Employer.

          (e) Any Excess Amount attributed to the Plan will be disposed in the manner described in Section 5.01.

     5.03 Employers Maintaining Other Defined Contribution Plans. If a Participant is covered under another qualified defined contribution plan which is not a Master or Prototype plan, the Annual Addition credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.02 as though the plan were a Master or Prototype Plan, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.04 Employers Maintaining Defined Benefit Plans. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Addition which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.02, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.05 Definitions. For purposes of this Section 5, the following terms shall be defined as follows:

          (a) Annual Addition. With respect to any Participant, the "Annual Addition" shall be the sum of the following amounts credited to a Participant's Account for the Limitation Year:

               (i) Employer Contributions;

               (ii) forfeitures; and

               (iii) the lesser of

                    (A) one-half (1/2) the allocated Nondeductible Voluntary Contributions or

                    (B) the amount of allocated Nondeductible Voluntary Contributions in excess of 6% of the Participant's Compensation for the Limitation Year.

     Any Excess Amount applied under Section 5.01(c)(ii) or (iii) or Section 5.02(e) in a Limitation Year to reduce Employer Contributions will be considered part of the Annual Addition for such Limitation Year. Amounts allocated, after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(1)) which is part of a defined benefit plan maintained by the Employer, are treated as part of the Annual Addition. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 21.02(a) hereof) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, are treated as part of the Annual Addition.

          (b) Compensation. For the purposes of this Section 5, a Participant's "Compensation" shall include any earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

               (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

               (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary-reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant).

     For purposes of applying the limitations of this Section 5, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

     Notwithstanding the preceding sentence, Compensation for a Participant in a profit sharing plan who is permanently and totally disabled (as defined in Code
Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, an owner, or highly compensated, and contributions made on behalf of such a Participant are nonforfeitable when made.

          (c) Defined Benefit Fraction. The "Defined Benefit Fraction" shall be a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Code Section 415(b)(1)(A) or 140% of the Participant's Highest Average Compensation.

     Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 11, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
Section 415 as in effect at the end of the 1982 Limitation Year. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before June 30, 1983, is treated as a plan in existence on July 1, 1982.

          (d) Defined Contribution Fraction. The "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e))), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.

     If a Participant was a participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this Defined Contribution Fraction and the Defined Benefit Fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of

               (i) The excess of the sum of the fractions over 1.0, multiplied by

               (ii) the denominator of this Defined Contribution Fraction.

will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1983 or September 30, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of the accruals or additions that were made before the limitations of this Section 5 became effective to any plans of the Employer in existence on July 1, 1982. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which is adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

          (e) Employer. "Employer" means the Employer that adopts this Plan and all members of (i) a controlled group of corporations (as defined in Code
Section 414(b) as modified by Code Section 415(h)), (ii) commonly controlled trades or businesses (whether or not incorporated) (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) affiliated service groups (as defined in Code Section 414(m)) or which the Employer is a part.

          (f) Excess Amount. The "Excess Amount" is the excess of what would otherwise by a Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount. If at the end of a Limitation Year when the Maximum Permissible Amount is determined on the basis of the Participant's actual Compensation for the year, an Excess Amount results, the Excess Amount will be deemed to consist of the portion of the Annual Addition last allocated, except that the portion of the Annual Addition attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

          (g) Highest Average Compensation. A Participant's "Highest Average Compensation" is his or her average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive-month period defined in Section
2.52 of the Plan.

          (h) Limitation Year. A "Limitation Year" is the Plan Year or any other 12-consecutive-month period specified by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (i) Master or Prototype Plan. A "Master or Prototype" plan is a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (j) Maximum Permissible Amount. For a Limitation Year, the "Maximum Permissible Amount" with respect to any Participant shall be the lesser of

               (i) $30,000 (or beginning January 1, 1988, such larger amount determined by the Commissioner of Internal Revenue for the Limitation Year) or

               (ii) 25% of the Participant's Compensation for the Limitation
Year.

     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the quotient determined by first multiplying $30,000 by the number of months in the short Limitation Year and then dividing the product by 12.

          (k) Projected Annual Benefit. The "Project Annual Benefit" is the annual retirement benefit (adjusted to an actuarilly equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

               (i) the Participant will continue employment until normal retirement date under the plan (or current age, if later), and

               (ii) the Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                                   SECTION 6.
                            TIME AND MANNER OF MAKING
                                  CONTRIBUTIONS

     6.01 Manner. Unless otherwise agreed to by the Trustee, contributions to said Trustee shall be made only in cash. All contributions may be made in one or more installments.

     6.02 Time. Employer Contributions and Participant Contributions with respect to a Plan Year shall be made before the time limit, including extensions thereof, for filing the Employer's federal income tax returns for the Year with or within which the particular Plan Year ends (or such later time as is permitted by regulations authorized by the Secretary of the Treasury or delegate). Rollover Contributions may be made at any time acceptable to the Administrator in accordance with Section 4.0 hereof. All contributions shall be paid to the Administrator for transfer to the Trustee, as soon as possible, or, if acceptable to the Administrator and the Trustee, such contributions may be paid directly to the Trustee. The Administrator shall transfer such contributions to the Trustee as soon as possible. The

Administrator may establish a payroll deduction system or other procedure to assist the making of Participant Contributions to the Trust, and the Administrator may from time to time adopt rules or policies governing the manner in which such contributions may be made so that the Plan may be conveniently administered.

     6.03. Separate Accounts. For each Participant, a separate account shall be maintained for each of the following types of contributions and the income, expenses, gains and losses attributable thereto:

          (a) Employer Contributions;

          (b) Nondeductible Voluntary Contributions, if selected in the Adoption Agreement;

          (c) Deductible Voluntary Contributions, if selected in the Adoption Agreement;

          (d) Rollover Contributions, if, pursuant to Section 4.03 hereof, the Administrator directs the Trustee to accept such contributions; and

          (e) funds directly or indirectly transferred from another qualified retirement plan pursuant to Section 4.04 hereof, if the Administrator directs the Trustee to accept such transfers.

     In addition, pursuant to Section 7.02(d) and (f) hereof, separate accounts will be maintained for the pre-break and postbreak Employer Contributions made on behalf of a Participant who has Service excluded from the calculations of Vesting Years pursuant to Section 2.50(b) or (c). Notwithstanding the above, if a Participant's rights to Employer Contributions are immediately and fully nonforfeitable, Employer Contributions allocated on behalf of such Participant and his or her Nondeductible Voluntary Contributions may be maintained in a single account.

                                   SECTION 7.
                                     VESTING

     7.01 When Vested. A Participant shall always have a fully vested and nonforfeitable interest in his or her Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account and Rollover Account, and any transfer account established pursuant to Section 4.04 hereof on his or her behalf. A Participant's interest in his or her Employer Contribution Account shall be vested and nonforfeitable at Normal Retirement Date, death, Disability, upon termination (including a complete discontinuance of Employer Contributions) or partial termination of the Plan and otherwise only to the extent specified in the Adoption Agreement.

     7.02 Forfeitures. If a Participant's employment with the Employer is terminated before his or her Employer Contribution Account is fully vested in accordance with Section 7.01 hereof, this Section 7.02 shall apply.

          (a) If the Participant completes a period of five consecutive One-Year Breaks in Service before returning to employment with the Employer, dying or becoming disabled, the portion of the Participant's Employer Contribution Account which was not vested at the time of his or her termination shall be forfeited and

               (i) if this Plan is adopted as a profit sharing plan, allocated exclusively as of the next Valuation Date in the same manner, and to the same Participants' Employer Contribution Accounts as the Employer Contribution for that Plan Year is allocated pursuant to Section 4.01 hereof, or

               (ii) if this Plan is adopted as a money purchase pension plan, applied exclusively to reduce the Employer Contributions for the next Plan Year.

          (b) No forfeitures shall occur solely as a result of withdrawal of Deductible Voluntary Contributions, Nondeductible Voluntary Contributions, Rollover Contributions or amounts held in a transfer account.

          (c) Following a forfeiture, the Participant shall be fully vested in all funds which remain in his or her Employer Contribution Account immediately after the forfeiture and in all Trust earnings subsequently attributed to such funds.

          (d) If the Participant is reemployed by the Employer after he or she completes five consecutive One-Year Breaks in Service, an additional Employer Contribution Account shall be maintained on the Participant's behalf; provided that, at a subsequent time, the Trustee shall have the discretionary authority to combine any number of Employer Contribution Accounts maintained for a Participant, so long as the Participant is 100% vested in each combined account. All subsequent Employer Contributions made on the Participant's behalf shall be credited to the Employer Contribution Account which was established at the time of his or her return to employment with the Employer. The extent to which the Participant is vested in any additional Employer Contribution Accounts established on his or her behalf shall be determined independently of any determination of the extent to which the Participant is vested in any previously established Employer Contribution Account(s); all such determinations shall be made in accordance with the provisions in Section 2.50 above.

          (e) If the Participant has received a distribution from his or her Employer Contribution Account pursuant to Section 9 hereof and if the Participant is reemployed by the Employer before he or she completes five consecutive One-Year Breaks in Service, the portion of the Employer Contribution Account which is then vested shall be determined by adding to the then value of the Employer Contribution Account, the amount, if any, previously distributed and not repaid to the Trust, applying the vesting percentage then applicable, and then subtracting the amount previously distributed and not repaid to the Trust.

          (f) Each Employer Contribution Account established pursuant to subsection (d) hereof (or such Employer Contribution Account into which the Trustee has combined the accounts pursuant to all powers granted to it in subsection (d) hereof) shall be credited with its proportionate share of Trust earnings and losses. For the purposes of the remaining Sections of this Plan, all Employer Contribution Accounts established in the name of a Participant shall be treated as a single account.

                                   SECTION 8.
                             DISTRIBUTION UPON DEATH

     8.01 Qualified Preretirement Survivor Annuity. If this Plan is adopted as a money purchase pension plan, unless an optional form of distribution has been selected within the Election Period pursuant to a Qualified Election, if a Participant's Service terminates because of death before distributions have commenced, then the Trustee shall, upon the direction of the Administrator, apply 50% of the Participant's vested Account balance toward the purchase of an annuity contract for the life of the Spouse.

     8.02 Other Distributions at Death. If the Participant dies after he or she has begun to receive distributions pursuant to Section 9.01 or 9.03(b), this
Section 8.02 shall apply with respect to the Participant's entire Account. With respect to any Account, or portion thereof, to which Section 8.01 did not apply, if the Participant dies before he or she has begun to receive distributions pursuant to Sections 9.01 and 9.03(b), this Section 8.02 shall apply with respect to such Account, or portion thereof. With respect to a portion of the Participant's Account to which Section 8.01 did apply, if the Participant made a Qualified Election within the Election Period not to receive a Qualified Preretirement Survivor Annuity at his or her death and the Participant's Service terminates because of death before distributions have commenced, this Section
8.02 shall apply with respect to such portion of the Participant's Account.

          (a) With respect to any Account of portion thereof to which this
Section 8.02 applies the Trustee shall, at the direction of the Administrator, distribute the Participant's Account in accordance with the provisions of this
Section 8.02. The Administrator's direction shall include notification of the Participant's or Beneficiary's death and the existence or non-existence of a surviving spouse.

          (b) If the Participant has validly named a Beneficiary or Beneficiaries in the most recent Designation of Beneficiary form filed with Trustee before the Participant's death in compliance with Section 15, his or her Account shall be distributed to the Beneficiary or Beneficiaries so named. To the extent that any portion of an Account of a deceased Participant is not governed by an effective Designation of Beneficiary form which names at least one living Beneficiary, that portion of the Account shall be distributed to the deceased Participant's Spouse or if that is not possible, to the estate of the deceased Participant.

          (c) If the Participant has validly elected a manner of distribution with respect to his or her Account, his or her Account shall be distributed in accordance with such election. With respect to any portion of a deceased Participant's Account for which the Participant has not validly elected a manner of distribution, distribution shall be made in such manner as the Participant's Beneficiary (or Beneficiaries) may elect, or in the absence of such an election, in a lump sum.

          (d) Distribution to the Participant's Beneficiary shall be made according to the following provisions:

               (i) If the Participant dies before benefits commence and during a Plan Year which began after December 31, 1984, and if the Spouse is not the Beneficiary, the Participant's entire Account balance must be distributed to the Participant's Beneficiary either (A) within five years after the Participant's death, or (B) in substantially equal annual or more frequent installments over a period not exceeding the life expectancy of the Beneficiary (as determined as of the date of the Participant's death by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that such distributions commence within one year after the Participant's death.

               (ii) If the Participant dies before benefits commence and during a Plan Year which begins after December 31, 1984, and if the Spouse is the Beneficiary, the Participant's entire Account balance must be distributed to the Participant's Spouse either (A) within five years after the Participant's death, or (B) in substantially annual or more frequent installments over a period not longer than the Spouse's life expectancy (as determined as of the time distribution is commenced and recalculated annually, by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that such distribution is commenced on or before the later of the date on which the Participant would have attained age 70-1/2 or one year after the Participant's death.

               (iii) If distributions have commenced to the Participant before the Participant's death, distributions to the Participant's Spouse, Beneficiary or estate shall continue over a period at least as rapid as the period selected by the Participant.

          (e) If a Participant's Beneficiary dies after the Participant and before he or she receives full payment of the portion of the Participant's Account balance to which he or she is entitled, the Trustee shall, upon direction of the Administrator, distribute the funds to which the deceased Beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent designation of beneficiary form filed by the Beneficiary with the Trustee before the Beneficiary's death. To the extent that any portion of the funds to which the deceased Beneficiary was entitled are not governed by an effective designation of beneficiary, the funds shall be distributed to the deceased Beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased Beneficiary. The Administrator's direction shall include notification of the Beneficiary's death and the existence or non-existence of a surviving spouse.

               (i) If distributions had commenced before the Participant's death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as the period selected by the Participant.

               (ii) If the deceased Beneficiary was the surviving Spouse of the Participant and the deceased Beneficiary had not begun to receive distributions from the Participant's Account at the time of his or her death, the Participant's Account shall be distributed to the deceased Beneficiary's beneficiary according to the provisions of this Section 8.02 applied as if the Beneficiary were the Participant. In addition, the surviving spouse's beneficiaries shall be treated as Beneficiaries during any future application of this Section 8.02.

               (iii) If neither subparagraph (i) nor (ii) above apply, the Participant's Account shall be distributed to the deceased Beneficiary's beneficiary either (A) within five years after the Participant's death, or (B) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) within one year of the Participant's death.

          (f) If a beneficiary of a Beneficiary (or a beneficiary) dies before he or she has received full payment of the portion of the Participant's Account balance to which he or she is entitled, the Trustee shall, after notification by the Administrator of the beneficiary's death, distribute the funds to which the deceased beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent designation of beneficiary form filed by the deceased beneficiary with the Trustee before the beneficiary's death. To the extent that any portion of the funds to which the deceased beneficiary was entitled are not governed by an effective designation of beneficiary, the funds shall be distributed to the deceased beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased beneficiary.

               (i) If distributions had commenced before the Participant's Death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as that selected by the Participant.

               (ii) In all other cases, the Participant's Account shall be distributed to the deceased beneficiary's beneficiary either (A) within five years after the Participant's death, or (B) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) within one year of the Participant's death.

     8.03 Children as Beneficiaries. For the purposes of Section 8.02, any distribution paid to a Participant's child shall be treated as paid to the Participant's surviving Spouse if such amount becomes payable to the surviving Spouse when the child reaches the age of maturity.

                                    SECTION 9
                               OTHER DISTRIBUTIONS

     9.01 Distribution in Plan Years Beginning Before January 1, 1985. During any Plan Year which begins before January 1, 1985, the Account of any Participant to which Section 8 does not apply, to the extent it is vested pursuant to Section 7.01 hereof, will be distributed in accordance with the terms of this Section 9.01.

          (a) A Participant's Account will normally be distributed in monthly installments which must commence at or within 60 days after the end of the Plan Year in which occurs his or her Normal Retirement Date or in which his or her Service ceases, whichever is later, to continue over a period of 120 months; provided, however, that in the case of a Participant who is an Owner-Employee, monthly installments to such a Participant must commence no later than the last day of the Participant's taxable year in which such Participant attains age 70-1/2. The monthly amount shall normally be the vested balance of the Participant's Account divided by the remaining number of months in such 120 months, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

          (b) All Participants may request and the Administrator shall have the discretionary power to approve, subject to the requirements stated in this Plan, any of the following variations from the normal pattern of distribution:

               (i) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's attainment of age 59-1/2, Disability, or separation from Service, if this Plan is adopted as a profit sharing plan.

               (ii) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's Disability or separation from Service, if this Plan is adopted as a money purchase pension plan.

               (iii) Distributions made or commencing after the normal time of distribution described in Section 9.01(a); provided, however, that any such deferred distribution must commence no later than the last day of the Participant's taxable year in which the Participant attains age 70-1/2.

               (iv) Distribution of the Participant's entire Account at one time.

               (v) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account.

               (vi)  Distribution in kind.

               (vii) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations.

     9.02 Timing of Annuity Payments and Normal Distributions in Plan Years Beginning After December 31, 1984. Payment of benefits under the Qualified Joint and Survivor Annuity or distributions pursuant to the normal form of distribution discussed in Section 9.03(b), shall commence after the Participant attains his or her Normal Retirement Date and on or before the earlier of 60 days after the close of the Plan Year, or the first April 1 after the calendar year, in which occurs the Participant's Normal Retirement Date or in which his or her employment ceases, whichever is later; provided, however, that in the case of a Participant who is a 5-percent owner of the Employer (as defined in Code Section 416(i)(1)(B)(i)), payment of benefits or monthly installments to such a Participant must commence on or before the first April 1 after the calendar year in which such Participant attains age 70-1/2. In the case of a Participant who becomes a 5-percent owner of the Employer (as defined in Code
Section 416(i)(1)(B)(i)) after attaining age 70-1/2 but before termination of employment, and during a Plan Year which began after December 31, 1984, payment of benefits or monthly installments to such Participant must begin on or before the first April 1 after the calendar year in which Participant becomes a 5-percent owner.

     9.03 Form of Distribution in Plan Years Beginning after December 31, 1984. During any Plan Year which begins after December 31, 1984, the Account of a Participant to which Section 8 does not apply, shall be distributed in a form according to this Section 9.03.

          (a) If this Plan is adopted as a money purchase pension plan, unless the Participant elects an optional form of distribution pursuant to a Qualified Election within 90 days before the date on which distributions under this
Section 9 would commence, a Participant's Account shall be paid in the form of a Qualified Joint and Survivor Annuity.

          (b) If the Participant was eligible to receive a Qualified Joint and Survivor Annuity and he or she elects an optional form of distribution pursuant to a Qualified Election within 90 days before the date on which distributions under this Section 9 would commence or if this Plan is adopted as a profit sharing plan and Section 9.03(a) does not apply to the Participant, a Participant's Account will normally be distributed in monthly installments over a period equal to the shorter of 120 months or the joint life and last survivor expectancy of the Participant and his or her spouse (as calculated by using the return multiples specified in Section 1.72-9 of the Treasury Regulations at the time of the first distribution). The monthly account shall normally be the balance of the Participant's Account divided by the remaining number of months in such period, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

          (c) If this Plan is adopted as a money purchase pension plan and the Participant elects an optional form of distribution pursuant to Qualified Election within 90 days before the date on which distributions under this
Section 9 will commence and such optional form of distribution is not the normal form of distribution discussed in subsection (b) or if this Plan is adopted as a profit sharing plan and the Participant makes a written election to receive an optional form of distribution, the Administrator shall have the discretion to approve or disapprove such form of distribution. Pursuant to this Section 9.03(c), the Administrator shall have the discretion to approve of the following variation from the normal pattern of distribution, provided that the distribution shall otherwise comply with the requirements of this Plan:

               (i) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's attainment of age 59-1/2, Disability, or separation from Service, if this Plan is adopted as a profit sharing plan.

               (ii) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's Disability or separation from Service, if this Plan is adopted as a money purchase pension plan.

               (iii) Distributions made or commencing after the normal time of distribution described in Section 9.02; provided, however, that any such deferred distribution must commence no later than the first April 1 after the calendar year in which the Participant attains age 70-1/2.

               (iv) Distribution of the Participant's entire vested Account balance at one time, provided that the Participant requests such distribution in writing.

               (v) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account.

               (vi)  Distribution in kind.

               (vii) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations.

     Notwithstanding the above, if this Plan is adopted as a money purchase pension plan and a married Participant's vested Account Balance (exclusive of the Participant's Rollover Account and Deductible Voluntary Contribution Account) exceeds $3,500, no amount may be distributed to a participant unless the Participant's Spouse consents in writing to such distribution.

     9.04 Required Minimum Distributions. In the case of any Participant to whom Section 9.01 applies, to whom Section 9.03(a) does not apply, or to whom
Section 9.03(a) applies and who elects an option form of distribution, the annual distribution from his or her Account must equal or exceed the applicable required minimum distribution. The minimum distribution to be made for each calendar year beginning with the calendar year during which distribution is required to commence pursuant to Section 9.01 or 9.03(b) or (c) shall be the amount equal to the quotient obtained by dividing the Participant's Account balance at the beginning of the year by the greater of the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and Beneficiary. For purposes of this minimum distribution rule, life expectancy and joint life and last survivor expectancy shall be calculated by using the return multiples specified in section 1.72-9 of the Treasury Regulations either once, at the time of the first distribution, or in the case of an expectancy involving only a spousal Beneficiary, annually in a consistent manner. If the Participant's Spouse is not the Beneficiary, the method of distribution used must ensure that at least 50% of Present Value (as defined in Section 21.02(h) hereof) of the Participant's Account balance at the time distributions commence is paid within the life expectancy of the Participant.

     9.05  Nonconsensual Distributions.  Notwithstanding any provision of this
Section 9 to the contrary, if a former Participant's vested Account balance (exclusive of his or her Rollover Account and Deductible Voluntary Contribution Account) equals $3,500 or less, the Administrator may direct that the entire vested Account balance be distributed to the former Participant regardless or whether the former Participant (or his or her Spouse, if applicable) requests or otherwise consents to such distribution.

     9.06 Special One-Time Distribution Election. Notwithstanding any Plan provision to the contrary and subject to the requirements of Section 9.03(a) above, distribution on behalf of any Employee, including a 5-percent owner (as defined in Code Section 416(i)(1)(B)(i)), may be made in accordance with the following requirements (regardless of when such distribution commences):

          (a) The distribution is one which would not have disqualified the Plan under Code Section 401(a)(9) as it was in effect prior to its amendment by the Deficit Reduction Act of 1984.

          (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant has died, by a beneficiary of such Participant.

          (c) Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

          (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

          (e) The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant are listed in order of priority.

          (f) If the distribution is one to which the provisions of Section 9.03(a) hereof would otherwise have applied and the Participant is married, the Participant's spouse consents to the election in a writing filed with the Administrator.

     A distribution upon death will not be covered by this section 9.06 unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

     For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in subsections (a) and (e) above.

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

                                   SECTION 10.
                                      LOANS

     10.01 Availability of Loans. If, in the Adoption Agreement, the Employer has specified that loans to Participants are permitted, the Loan Trustee shall, upon the direction of the Administrator, make one or more loans, including any renewal thereof, to a Participant (other than a Participant who is an Owner-Employee). Any such loan shall be subject to such terms and conditions as the Administrator shall determine pursuant to a uniform policy adopted by the Administrator for this purpose, which policy shall be at least as restrictive as required by this Section 10.

     10.02 Spousal Consent Required. To obtain a loan, a Participant must obtain the consent of his or her Spouse, if any, within the 90-day period before the time his or her Account balance is used as security for the loan. Furthermore, a new consent is required if an increase in the amount of the security is necessary and any of the remaining balance of the Account is used.
A spousal consent to a loan must be in writing, witnessed by a Plan representative or notary public, and acknowledge that as a result of a default repayment of the loan the Spouse may be entitled to a lesser death benefit than he or she would otherwise receive under the Plan. A Spouse shall be deemed to consent to any loan which is outstanding at the time or his or her marriage to the Participant.

     10.03 Equivalent Basis. No such loan may be made to a disqualified person within the meaning of Code Section 4975(e), unless such loans are available to all Participants on a reasonably equivalent basis and are not made available to officers, shareholders or highly paid Participants in an amount which, when stated as a percentage of any such Participant's Account, is greater than is available to any other Participants.

     10.04 Limitation on Amount. The amount of any such loan, when added to the outstanding balance of all other loans from the Plan (and any other qualified retirement plans of the Employer's) to the Participant, shall not exceed the following:

        Participant's Vested                     Maximum Amount
          Account Balance                            of Loan

            $0 - $10,000                 100% of vested Account balance

         $10,000 - $20,000                           $10,000

         $20,000 - $100,000               50% of vested Account balance

           over $100,000                             $50,000

     The value of the Participant's Account balance shall be as determined by the Administrator; provided, however, that such determination shall in no event take into account the portion of the Participant's Account attributable to the Participant's Deductible Voluntary Contribution Account.

     10.05 Maximum Term. The term of the any such loan shall not exceed 5 years; provided, however, that such limitation shall not apply to any loan used to acquire, construct, reconstruct, or substantially rehabilitate any dwelling unit which within a reasonable time is to be sued (determined at the time the loan is made) as a principal residence of the Participant or a member of the Participant's family (within the meaning of Code Section 267(c)(4)).

     10.06 Promissory Note. Any such loan shall be evidenced by a promissory note executed by the Participant and payable to the Loan Trustee, on the earliest of (i) a fixed maturity date meeting the requirements of Section 10.05 above, but in no event later than the Participant's Normal Retirement Date, (ii) the Participant's death, or (iii) when distribution hereunder is to be made to the Participant (other than a withdrawal which will not reduce the value of his or her Account to the extent that the aggregate amount owing could not be made as a new loan within the limitation set forth in Section 10.04 above). Such promissory note shall be secured by an assignment of the Participant's Account to the Loan Trustee. Such promissory note shall evidence such terms as are required by this Section 10.

     10.07 Interest. Any such loan shall be subject to a reasonable rate of interest.

     10.08 Repayment. If a note is not paid when the Participant's benefits hereunder are to be distributed, then any unpaid portion of such loan and unpaid interest thereon shall be deducted by the Loan Trustee from the Participant's Account before benefits are paid from or purchased out of the Account. Such deduction shall, to the extent thereof, cancel the indebtedness of the Participant. If a note is not paid when it otherwise becomes payable under
Section 10.05 hereof, or if at any time the Administrator determines that the aggregate amounts owing by a Participant upon such notes exceed the vested value of the Participant's Account, the Participant shall be promptly notified in writing that unless such loan or excess is repaid within 30 days, action will be taken to collect the same plus any cost of collections. Notwithstanding any implication of the preceding sentence to the contrary, no attachment of the Participant's Account shall occur until a distributable event occurs under Sections 8 or 9 (or if it is otherwise applicable, Section 22) hereof.

     10.09 Accounting. Loans shall be made only from the Account of the Participant (exclusive of that portion of the account attributable to the Participant's Deductible Voluntary Contribution Account) requesting the loan, and shall be treated as an investment of such Account. All interest payments made with respect to such loan shall be credited to the Participant's Account.

     10.10  Precedence.  This Section 10 overrides Section 16.01 below.

                                   SECTION 11.
                                TRUST PROVISIONS

     11.01 Manner of Investment. All contributions to the Account of a Participant shall be held in trust by the Trustee designated in the Adoption Agreement. Except to the extent that a Participant's Account is invested in a loan pursuant to Section 10 hereof, the Account of a Participant may only be invested and reinvested in shares of Designated Investment Companies, unless the Distributor permits less than 100% of the Trust assets to be so invested. If the Administrator or the Participant, as the case may be, has elected to have a portion of an Account invested in other than shares of Designated Investment Companies and the Distributor has authorized the investment of less than 100% of Trust assets in such shares, the Trustee shall invest such amount in such investments as it is empowered to invest in under Section 11.03 hereof. The Designated Investment Companies available for investment may be limited by the Employer. Investment in the shares of more than one Designated Investment Company is not permitted unless the value of the Participant's Account and the value of the investment in each additional Designated Investment Company exceed amounts from time to time determined by the Distributor.

     11.02  Investment Decision.

          (a) The decision as to the investment of an Account shall be made by the person designated in the Adoption Agreement, and the Trustee shall have no responsibility for determining how an Account is to be invested or to see that investment directions communicated to it comply with the terms of the Plan. If the decision is made by the Participant, the Participant shall convey investment instructions to the Administrator and the Administrator shall promptly transmit those instructions to the Trustee. Further, if the decision is to be made by the Participant, the right to make such a decision shall remain with the Participant upon retirement and shall pass to the Distributee upon death.

          (b) The person designated to make the decision as to the investment of an Account may direct that the investment medium of an Account be changed provided that no such change may be made from or to an investment other than a Designated Investment Company except to the extent permitted under Section 11.10 above and by the terms of that other investment vehicle. If the Distributor determines in its own judgment that there has been trading of shares of Designated Investment Companies in the Accounts of the Participants, any Designated Investment Company may refuse to sell its shares to such Accounts. When an investment is being made or changed, the person designated to do so shall specify the type of account to which the change refers.

          (c) If any decision as to investments is to be made by the Administrator, it shall be made on a uniform basis with respect to all Participants.

          (d) The Administrator and the Trustee may adopt procedures permitting Participants to convey their investment instructions directly to the Trustee or to the transfer agent for the Designated Investment Company or Companies or for any other investment permitted by the Distributor.

          (e) Whenever a Participant is the person designated to make the decision as to the investment of an Account, the Administrator shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such Account is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which the Account is to be invested. With respect to contributions designated for investment by a Participant, by remitting such a contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee fro the benefit of the appropriate Designated Investment Company or Companies and its or their principal underwriter that the Participant has received all such prospectuses. By remitting any other contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee for the benefit of the appropriate Designated Investment Company or Companies and its or their principal underwriter that the Administrator has received a current prospectus of any Designated Investment Company in which the contribution is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

     11.03 Investment Powers. To the extent that a portion of the Trust assets are invested other than in shares of Designated Investment Companies pursuant to
Section 11.01 above, the Trustee is hereby granted full power and authority to invest and reinvest the Trust assets in any property of any kind or nature whatsoever (speculative or otherwise) or in any rights or interests therein, or in any evidences or indicia thereof and whether real, personal or mixed or whether tangible or intangible (including for illustration but not to be limited to the following, or anything of a similar kind, character or class: common or preferred stocks, evidences or ownership in so-called Massachusetts business trusts, fees, beneficial interests, leaseholds, bonds, mortgages, leases, notes or obligations, oil and gas payments, oil and gas contracts, other securities, instruments or commodities, investments in property yielding little or no income and shares of regulated investment companies) without regard to any rule of law or statute of the state of the Trustee designation investments eligible for trust funds, and without respect to any custom or practice either as to types of investments or diversification of investments, and to hold cash uninvested at any time and from time to time in such amounts and to such extent as the Trustee in its own uncontrolled discretion and judgment deems advisable; provided, however, that the Trustee is to act with the care, skill and diligence, under the circumstances then prevailing, which would characterize the actions of a prudent man who is acting as such a Trustee and who is familiar with the duties of such a Trustee; further provided that the Trustee shall diversify the investments of the Trust Fund so as to minimize the risk of large losses unless, under the circumstances, such diversification would not be prudent; further provided that the Trustee is not empowered to enter into any investment which would be prohibited under the Act or otherwise by the provisions of this Plan.

     Notwithstanding the above, the following restrictions on the investment of a Participant's Account shall apply:

          (a) No part of a Participant's Deductible Voluntary Contribution Account may be used to purchase life insurance.

          (b) At most, less than one-half of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums attributable to the purchase of ordinary life insurance contracts (life insurance contracts with both nondecreasing death benefits and nonincreasing premiums).

          (c) No more than one-quarter of aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life insurance contracts.

          (d) One-half of the amount used to pay premiums on ordinary life insurance contracts plus the amount used to pay premiums on all other life insurance contracts may not exceed an amount equal to one-quarter of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account.

          (e) No part of a Participant's Account shall be applied towards the purchase of any insurance contract unless (i) the Trustee applies for and is the owner of such contract, (ii) the contract provides that all contract proceeds shall be paid to the Trustee, and (iii) the contract provides for distributions to the Participant's Spouse, as necessary to ensure compliance with the applicable requirements of Sections 8, 9, and 22.

     If a Participant's Account is invested in one or more insurance contracts, the Trustee is required to pay over all proceeds of the contract(s) to the Participant's Beneficiary or Beneficiaries in accordance with the terms of this Plan and under no circumstances shall the Trust retain any contract proceeds.

     11.04  Appointment of Investment Manager.  Subject to Sections 11.01 and
11.03 above, the Administrator may designate, and the Employer may contract with, Scudder, Stevens & Clark, or its successor or any affiliate, to act as investment manager (within the meaning of the Act), and may at any time revoke such designation. If an investment manager is so designated, the Trustee shall follow all investment directions given by the investment manager with respect to the retention, investment and reinvestment of the Plan assets to the extent they are under the control of such investment manager. If permitted by the Trustee, the investment manager may issue orders for the purchase and sale of securities, including orders through any affiliate of such investment manager. Such an investment manager is specifically allowed to direct or make investments in shares of any Designated Investment Company. The Trustee shall not be liable for following any direction given by, or any actions of, an investment manager so appointed.

     11.05  Trustee: Number, Qualifications and Majority Action.

          (a) The number of Trustees shall be one, two or three. Any natural person and any corporation having the power under applicable law to act as a trustee of a pension or profit sharing plan may be a Trustee. No person shall be disqualified from being a Trustee by being employed by the Employer, by being the Administrator, by being a trustee under any other qualified retirement plan of the Employer or by being a Participant in this Plan or such other qualified plan.

          (b) A Trustee holding office as sole Trustee hereunder shall have all the powers and duties herein given the Trustees. When the number of Trustees hereunder is three, any two of them may act, but the third Trustee shall be promptly informed of the action. There are two or three Trustees hereunder, they may, by written instrument communicated to the Employer and the Administrator, allocate among themselves the powers and duties herein given to the Trustee hereunder. If such an allocation is made, to the extent permitted by applicable law, no Trustee shall be liable either individually or as a trustee for loss to the Plan from the acts or omissions of another Trustee with respect to duties allocated to such other Trustee.

     11.06  Change of Trustee

          (a) Any Trustee may resign as Trustee upon notice in writing to the Employer, and the Employer may remove any Trustee upon notice in writing to each Trustee. The removal of a Trustee shall be effective immediately, except that a corporation serving as a Trustee shall be entitled to 60 days' notice which it may waive, and the resignation of a Trustee shall be effective immediately, provided that, if the Trustee is the sole Trustee, neither a removal nor a resignation of a Trustee shall be effective until a successor Trustee has been appointed and has accepted the appointment. If within 60 days of the delivery of the written resignation or removal of a sole Trustee another Trustee shall not have been appointed and have accepted, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or may terminate the Plan pursuant to Section 18 of the Prototype Plan. The Trustee shall not be liable for the acts and omissions of any successor trustee.

          (b) At any time when the number of Trustees is one or two the Employer may but need not appoint one or two additional Trustees, provided that the number of Trustees shall not be more than three. Such an appointment and the acceptance thereof shall be in writing, and shall take effect upon the delivery of written notice thereof to all the Trustees and the Administrator and such acceptance by the appointed Trustee, provided that if a corporation is a Trustee then in the absence of its consent, such an appointment of an additional or successor Trustee shall not become effective until 60 days after its receipt of notice.

          (c) Although any Employer adopting the Plan may choose any Trustee who is willing to accept the Trust, the Distributor or its successor may make or may have made tentative standard arrangements with any bank or trust company with the expectation it will be used as the Trustee by a substantial group of Employers. It is also contemplated that more favorable results can be obtained with a substantial volume of business, and that it may become advisable to remove such bank or trust company as the Trustee and substitute another Trustee. Therefore, anything in the prior to subsections of this Section 11.06 notwithstanding, each Employer adopting this Plan hereby agrees that the Distributor may, upon a date specified in a notice of at least 30 days to the affect Employer and in the absence of written objection by the Employer received by the Distributor before such date (i) remove any such Trustee and in that case, or if such a Trustee has resigned as to a group of Employers, (ii) appoint such a successor Trustee, provided such action is taken with respect to all Employers similarly circumstanced of which the Distributor has knowledge, and provided such notice is given in writing mailed postage prepaid to the Employer at the latest address furnished to the Distributor directly or supplied to it by such Trustee which is to be succeeded. If within 60 days after such Trustee's resignation or removal, the Employer has not appointed a successor which has accepted such appointment (unless the appointment of a successor Trustee is waiting for action by the Distributor pursuant to the next preceding sentence according to notice which has been given), the Trustee may petition an appropriate court for the appointment of its successor. The Trustee shall not be liable for the acts and omissions of such successor.

          (d) Successor Trustees qualifying under this Section 11.06 shall have all rights and powers and all the duties and obligations of original Trustees.

     11.07 Valuation. Annually, on the Valuation Date, or more frequently in the discretion of the Trustee, the assets of the Trust shall be revalued at fair market value and the accounts of the Trust shall be proportionately adjusted to reflect income, gains, losses or expenses, if the system of accounting does not directly accomplish all such adjustments. Each account shall share in income gains, loses, or expenses connected with an asset in which it is invested according to the proportion which the account's investment in the asset bears to the total amount of the Trust Fund invested in the asset. Any dividends or credits earned on insurance contracts shall be allocated to the specific account of the Participant from which the funds originated for investment in the contract.

     The Trust Fund shall be administered separately from, and shall not include any assets being administered under, any other plan of an Employer. Interim valuations, if any, shall be applied uniformly and in a non-discriminatory manner for all Employees.

     11.08 Registration. Any assets in the Trust Fund may be registered in the name of the Trustee or any nominee designated by the Trustee.

     11.09  Certifications and Instructions.

          (a) Any pertinent vote or resolution of the Board of Directors of the Employer (if it is a corporation) shall be certified to the Trustee over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal. The Employer shall promptly furnish to the Trustee appropriate certification evidencing the appointment and termination of the individual or individuals serving as Administrator under Section 12.01 of the Plan.

          (b) The Administrator shall furnish to the Trustee appropriate certification of the individual or individuals authorized to give notice on behalf of the Administrator and providing specimens of their signatures. All requests, directions, requisitions for money and instructions by the Administrator to the Trustee shall be in writing and signed. There may be standing requests, directions, requisitions or instructions to the extent acceptable to the Trustee.

     11.10  Accounts and Approval

          (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Administrator or by the Employer.

          (b) Within 90 days following the close of each Plan Year the Trustee may, and upon the request of the Employer or the Administrator shall, file with the Administrator and the Employer a written report setting forth all securities or other investments (including insurance contracts) purchased and sold, all receipts, disbursements and other transactions effected by it during the period since the date covered by the next proper report, and showing the securities and other property held at the end of such period, and such other information about the Trust Fund as the Administrator shall request. Unless the Employer or Administrator, within 90 days from the date of mailing of such report, objects to the contents of such report, the report shall be deemed approved. Any such objections shall set forth the specific grounds on which they are based.

     11.11 Taxes. The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Administrator shall in writing advise the Trustee that in the opinion of counsel fro the Employer such taxes are not lawfully assessed. In the event that the Administrator shall so advise the Trustee, the Trustee, if so requested by the Administrator and suitable provision for their indemnity having made, shall contest the validity of such taxes in any manner deemed appropriate by the Administrator or counsel for the Employer. The word "taxes" in this Section 11 shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed. Any taxes, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Fund that may be levied or assessed in respect to such assets shall, if allocable to the Accounts of specific Participants, be charged to such Accounts, and if not so allocable, they shall be equitably apportioned among all such Participant's Accounts.

     11.12 Employment of Counsel. The Trustee may employ legal counsel (who may be counsel for the Employer) and shall be fully protected in acting or refraining from acting, upon such counsel's advice in respect to any legal questions.

     11.13 Compensation of Trustee. An individual Trustee who is an Employee of the Employer shall not be compensated for services as Trustee. A corporation, or an individual who is not an Employee of the Employer, serving as a Trustee shall be entitled to reasonable compensation for services; such compensation shall be paid in accordance with Section 13.

     11.14  Limitation of Trustee's Liability.

          (a) The Trustee shall have no duty to take any action other than as herein specified, unless the Administrator shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by it, or to defend or engage in any suit unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

          (b) The Trustee may conclusively rely upon and shall be protected in acting in good faith upon any written representation or order from the Administrator or any other notice, request, consent, certifi-cate or other instrument or paper believed by the Trustee to be genuine and properly executed, or any instrument or paper if the Trustee believes the signature thereon to be genuine.

          (c) The Trustee shall not be liable for interest on any reasonable cash balances maintained in the Trust.

          (d) The Trustee shall not be obligated to, but may, in its discretion, receive a contribution directly from a participant.

     11.15 Successor Trustee. Any corporation into which a corporation acting as a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder, without the necessity of any appointment or other action, provided the Trustee does not resign and is not removed.

     11.16 Enforcement of Provisions. To the extent permitted by applicable law, the Employer and the Administrator shall have the exclusive right to enforce any and all provisions of this Agreement on behalf of all Employees and former Employees of the Employer or their Beneficiaries or other persons having or claiming to have an interest in the Trust Fund or under the Plan. In any action or proceeding affecting the Trust Fund or any property constituting a part or all thereof, or the administration thereof or for instructions to the Trustee, the Employer, the Administrator and the Trustee shall be the only necessary parties and shall be solely entitled to any notice of process in connection therewith; any judgment that may be entered in such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund or under the Plan.

     11.17 Voting. The Trustee shall deliver, or cause to be executed and delivered, to the Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust. The Administrator shall deliver these to the appropriate Participant or Beneficiary of a deceased Participant, but only if the Employer has specified in the Adoption Agreement that investment decisions shall be made by Participants pursuant to Section 11.02 hereof. The Trustee shall vote securities held by the Trust in accordance with the written instructions of the person or persons entitled to make investment decisions pursuant to Section 11.02. If, however, the Trustee is not State Street Bank and Trust Company and has not received instructions with respect to how to vote given securities before five full business days prior to the meeting at which such securities are to be voted, the Trustee may vote such securities. If the Trustee is State Street Bank and Trust Company and it has not received instructions with respect to how to vote given securities before two full business days prior to the meeting at which such securities are to be voted, it shall not vote such securities except to the extent they are shares of a Designated Investment Company, in which case it shall vote such securities for or against each proposal, or abstain from voting on each proposal, in the same proportion as all other shares of such Designated Investment Company vote or abstain from voting at the shareholder meeting either in person or by proxy. In applying the foregoing, the Trustee is not required to vote particular shares of a Designated Investment Company in the manner specified in the preceding sentence, so long as all of the shares of the Designated Investment Company as to which the Trustee has not received instructions are voted in the aggregate in accordance with the preceding sentence. Notwithstanding the foregoing, the Trustee shall not have the authority to vote shares of a Designated Investment Company without instructions from the person or persons entitled to make investment decisions unless either (a) the Securities and Exchange Commission shall have issued an exemptive order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended, the application for which order describes the Trustee's authorization to so vote without instructions, or (b) the Trustee has received an opinion of its counsel that the exercise of the authority to vote shares of a Designated Investment Company without instructions will not render the Trustee an "affiliated person" as defined in the Investment Company Act of 1940, as amended.

     11.18 Applicability to Loan Trustee. Where appropriate, the foregoing provisions of this Section 11 shall apply to the Loan Trustee on the same basis as if the Loan Trustee were the Trustee.

                                   SECTION 12.
                                 ADMINISTRATION

     12.01 Appointment of Administrator. From time to time, the Employer may, by identifying such person(s) in writing to both the Trustee and the Participants, appoint one or more persons as Administrator (hereinafter referred to in the singular). Such Administrator shall have all power and authority necessary to carry out the terms of the Plan. A person appointed as Administrator may also serve in any other fiduciary capacity, including that of Trustee, with respect to the Plan. The Administrator may resign upon 15 days' advance written notice to the Employer, and the Employer may at any time revoke the appointment of the Administrator with or without cause. The Employer shall exercise the power and fulfill the duties of the Administrator if at any time, an Administrator has not been properly appointed in accordance with this Section
12.01 or the position is otherwise vacant.

     12.02 Named Fiduciaries. The "Named Fiduciaries" within the meaning of the Act shall be the Administrator and the Trustee.

     12.03 Allocation of Responsibilities. Responsibilities under the Plan shall be allocated among the Trustee, the Administrator, and the Employer as follows:

          (a) Trustee: The Trustee shall have exclusive responsibility to hold, manage and invest, pursuant to instructions communicated to it in accordance with Section 11.02 above, the funds received by it subject to the powers granted to it under Section 11 hereof. To the extent that loans are made to Participants in accordance with Section 10 hereof, these responsibilities shall fall to the Loan Trustee.

          (b) The Administrator: The Administrator shall have the responsibility and authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing, (i) any investment decisions assigned to it under the Adoption Agreement or transmission to the Trustee of any participant investment decision under Section 11.02; (ii) interpretation of the Plan, conclusive determination of all questions of eligibility, status, benefits and rights under the Plan and certification to the Trustee of all benefits payments under the Plan; (iii) hiring of persons to provide necessary services to the Plan not provided by Employees; (iv) preparation and filing of all statements, returns and reports required to be filed by the Plan with any agency of Government; (v) compliance with all disclosure requirements of all state or federal law; (vi) maintenance and retention of all Plan records as required by law, except those required to be maintained by the Trustee; and (vii) all functions otherwise assigned to it under the terms of the Plan.

          (c) Employer: The Employer shall be responsible for the design of the Plan, as adopted or amended, the designation of the Administrator and Trustee (and, if appropriate, the Loan Trustee) as provided in the Plan, the delivery to the Administrator and the Trustee of Employee information necessary for operation of the Plan, the timely making of the Employer Contributions pursuant to Section 4.01 hereof, and the exercise of all functions provided in or necessary to the Plan except those assigned in the Plan to other persons.

          (d) This Section 12.03 is intended to allocate individual responsibility for the prudent execution of the functions assigned to each of the Trustees, the Loan Trustee, the Administrator and the Employer and none of such responsibilities or any other responsibility shall be shared among them unless specifically provided in the Plan. Whenever one such person is required by the Plan to follow the directions of another, the two shall not be deemed to share responsibility, but the person who gives the direction shall be responsible for giving it and the responsibility of the person receiving the direction shall be to follow it insofar as it is on its face proper under applicable law.

     12.04 More Than One Administrator. If more than one individual is appointed as Administrator under Section 12.01, such individuals shall either exercise the duties of the Administrator in concert, acting by a majority vote or allocate such duties among themselves by written agreement delivered to the Employer and the Trustee. In such a case, the Trustee may rely upon the instruction of any one of the individuals appointed as Administrator regardless of the allocation of duties among them.

     12.05 No Compensation. The Administrator shall not be entitled to receive any compensation from the funds held under the Plan for its services in that capacity unless so determined by the Employer or required by law.

     12.06 Record of Acts. The Administrator shall keep a record of all its proceedings, acts and decisions, and all such records and all instruments pertaining to Plan administration shall be subject to inspection by the Employer at any time. The Employer shall supply, and the Administrator may rely on the accuracy of, all Employee data and other information needed to administer the Plan.

     12.07 Bond. The Administrator shall be required to give bond for the faithful performance of its duties to the extent, if any, required by the Act, the expense to be borne by the Employer.

     12.08 Agent for Service of Legal Process. The Administrator shall be agent for service of legal process on the Plan.

     12.09 Rules. The Administrator may adopt or amend and shall publish to the Employees such rules and forms for the administration of the Plan, and may employ or retain such attorneys, accountants, physicians, investment advisors, consultants and other persons to assist in the administration of the Plan as it deems necessary or advisable.

     12.10 Delegation. To the extent permitted by applicable law, the Administrator may delegate all or part of its responsibilities hereunder and at any time revoke such delegation, by written statement communicated to the delegate and the Employer. The Trustee may, but need not, act on the instructions of such a delegate. The Administrator shall annually review the performance of all such delegates.

     12.11 Claims Procedure. It is anticipated that the Administrator will administer the Plan to provide Plan benefits without waiting for them to be claimed, but the following procedure is established to provide additional protection to govern unless and until a different procedure is established by the Administrator and published to the Participants and Beneficiaries.

          (a) Manner of Making Claim. A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be made to the Administrator and must be in writing unless the Administrator formally or by course of conduct waives such requirements.

          (b) Notice of Reason for Denial. If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within 60 days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (i) the reason or reasons for denial, (ii) specific reference to pertinent plan provisions on which the denial is based,
(iii) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (iv) an explanation of the Plan's claims procedure.

          (c) The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the rights
(i) to have representation, (ii) to review pertinent documents, and (iii) to submit comments in writing.

          (d) The Administrator shall issue a decision on such review within 60 days after receipt of an application fro review, except that such period may be extended for a period of time not to exceed an additional 60 days if the Administrator determines that special circumstances (such as the need to hold a hearing) requires such extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   SECTION 13.
                                FEES AND EXPENSES

     All reasonable fees and expenses of the Administrator or Trustee incurred in the performance of their duties hereunder or under the Trust shall be paid by the Employer; and to the extent not so paid by the Employer, said fees and expenses shall be deemed to be an expense of the Trust and the Trustee is authorized to charge the same to the Accounts of the

Participants, and unless allocable to the Accounts of specific Participants, they shall be charged against the respective accounts of all or a reasonable group of Participants in such reasonable manner as the Trustee shall determine.

                                   SECTION 14.
                        BENEFIT RECIPIENT INCOMPETENT OR
                        DIFFICULT TO ASCERTAIN OR LOCATE

     14.01 Incompetency. If any portion of the Trust Fund becomes distributable to a minor or to a Participant or Beneficiary who, as determined by the sole discretion of the Administrator, is physically or mentally incapable of handling his or her financial affairs, the Administrator may direct the Trustee to make such distribution either to the legal representative or custodian of, or any of the relatives and friends of, the incompetent or to apply such distribution directly for the incompetent's support and maintenance. Payments which are made in good faith shall completely discharge the Employer, Administrator and Trustee from liability therefor.

     14.02 Difficulty to Ascertain or Locate. If it is impossible or difficult to ascertain the person who is entitled to receive any benefit under the Plan, the Administrator in its discretion may direct that such benefit be (a) paid to another person in order to carry out the Plan's purposes; or (b) retained in the Trust; or (c) paid to a court pending judicial determination of the right thereto.

                                   SECTION 15.
                           DESIGNATION OF BENEFICIARY

     Each participant and beneficiary may submit to the Trustee a properly executed Designation of Beneficiary form. In order to be effective, such designation (a) must have been properly executed and submitted to the Trustee before the death of the Participant or beneficiary, as the case may be, and (b) for Participants who die after August 22, 1984 leaving a surviving Spouse, must be accompanied, or preceded, by a consent of the Participant's Spouse (unless said Spouse is designated as the sole, primary Beneficiary). Such consent of the Spouse must be in writing, acknowledge that the effect of such consent is that the Spouse may receive no benefits under the Plan, be witnessed by a Plan representative or a notary public, and be a limited consent to the payment of death benefits to a specific person or persons. The last effective Designation accepted by the Trustee shall be controlling, and whether or not fully dispositive of the Participant's Account, thereupon shall revoke all Designations (and related spousal consents) previously submitted by the Participant or beneficiary, as the case may be. Each such executed Designation (and related spousal consent) is hereby specifically incorporated herein by reference and shall be construed and enforced in accordance with the laws of the state in which the Trustee has its principal place of business.

                                   SECTION 16.
                            SPENDTHRIFT PROVISION AND
                       DISTRIBUTIONS PURSUANT TO QUALIFIED
                            DOMESTIC RELATIONS ORDERS

     16.01 General Spendthrift Rule. No interest of any Participant or Beneficiary shall be assigned, anticipated or alienated in any manner nor shall it be subject to attachment, to bankruptcy proceedings or to any other legal process or to the interference or control of creditors or others, except (a) to the extent that Participants may secure loans from the Trust with their Accounts pursuant to Section 10 hereof and (b) pursuant to Section 16.02 hereof.

     16.02 Account Division and Distribution Pursuant to Qualified Domestic Relations Orders. The interest of a Participant may be assigned pursuant to a "Qualified Domestic Relations Order" (as defined below). The Trustee shall make distributions of such Participant's interest as are required by the order and this Section 16.02.

          (a) A "Qualified Domestic Relations Order" is any judgment, decree or order, including the approval of a property settlement agreement (collectively hereinafter referred to as an "order"), provided that:

               (i) The order related to the provision of child support, alimony or marital property rights and is made pursuant to state domestic relations or community property laws;

               (ii) The order creates or recognizes the existence of an alternate payee's right to or assigns to an alternative payee rights to, receive all or a portion of the benefits payable with respect to the Participant under this Plan;

               (iii) The order specifies the name and last known mailing address of the Participant and each alternative payee covered by the order;

               (iv) The order precisely specifies the amount or percentage of the Participant's benefits to be paid to each alternate payee or the manner in which the amount of percentage is to be determined;

               (v) The order specifies the number of payments or the period to which the order applies;

               (vi) The order specifically names this Plan as a plan to which the order applies;

               (vii) The order does not require the Trustee to provide any form of distribution other than those contained in Sections 8 and 9 hereof (or
Section 22 hereof, if that Section applies in the Participant's case) other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternative payee and his or her subsequent spouse;

               (viii) The order does not require the Trustee to provide benefits at any time in excess of the Account balance;

               (ix) If the order requires that distribution to the alternative payee commence before distribution to the Participant commences, the order:

                    (A) specifies that, unless the Administrator otherwise consents, distribution to the alternative payee will not commence prior to ten years before the Participant's Normal Retirement Date; and

                    (B) specifies that the amount distributed is to be calculated as if the Participant had retired on the date on which distributions are required to commence; and

               (x) The order does not require the payment of benefits to an alternative payee which are required to be paid to another alternative payee under a previously entered Qualified Domestic Relations Order.

          (b) At the request of an alternative payee and pursuant to a Qualified Domestic Relations Order, the Administrator may, in its discretion, direct the Trustee to make a lump-sum distribution from a Participant's Account to an alternative payee at any time prior to time when distribution of such Account would otherwise occur pursuant to Section 8, 9 or 22 hereof.

          (c) The Administrator may, in its discretion, provide a standard form Qualified Domestic Relations Order to a Participant or any other person, on request. If this form is properly completed, used without substantial modification, and incorporated into an order which on its face appears to be valid, the Administrator shall treat it as a Qualified Domestic Relations Order and shall distribute named Participant's Account according to its terms. Any manner of distribution authorized by the Administrator in such a standard form, other than a manner of distribution specified in Section 8 and 9 hereof, shall be authorized only as to the alternate payees by whom the standard form has been used.

          (d) The Administrator shall not treat any order entered after January 1, 1985 as a Qualified Domestic Relations Order unless it meets all of the requirements of subsection (a). For the purposes of this subsection (d), the Administrator shall treat a domestic relations order entered before January 1985 as a Qualified Domestic Relations Order regardless of whether it meets the requirements of subsection (a). The Administrator and Trustee shall follow the terms of a Qualified Domestic Relations Order regardless of whether the Plan has been joined as a party to the litigation out of which the order arises.

     Upon receipt of a domestic relations order entered after January 1, 1985, the Administrator shall notify the Participant and alternate payee of (i) its receipt of the order and (ii) its procedures to determine the qualified status of the order in accordance with subsection (a). Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternative payee of such determination. The alternate payee may designate a representative to receive copies of future notices with respect to the qualified status of the order.

          (e) To the extent an order entered after January 1, 1985 calls for the benefits to be paid to an alternate payee before the qualified nature of the order is determined, a separate account shall be established to hold the benefit payments affected by the order. If within 18 months, the Administrator determines that the order (or a modification thereof) is a Qualified Domestic Relations Order, the Administrator shall deal with the funds in the separate account (increased by any earning and decreased by any losses thereon) in accordance with the instructions of the Qualified Domestic Relations Order. If within 18 months, the Administrator either (i) determines that the order is not a Qualified Domestic Relations Order or (ii) is unable to determine whether the order is a Qualified Domestic Relations Order, the Administrator shall return the funds in the separate account (increased by any earnings and decreased by any losses thereon) to the account(s) from which the funds were originally removed. Any determination by the Administrator that an order is a Qualified Domestic Relations Order after the expiration of the above discussed 18-month period shall be applied on a prospective-only basis.

          (f) The "alternate payee" referred to in this Section 16.02 shall be any spouse, former spouse, child or other dependent of the Participant who is recognized by a domestic relations order as being entitled to receive benefits payable under the Plan with respect to the Participant. Such alternate payee shall be considered a "beneficiary" for purposes of the reporting and disclosure requirements of the Act.

                                   SECTION 17.
                           NECESSITY OF QUALIFICATION

     This Plan is established with the intent that it shall qualify under Code
Section 401(a) as that Section exists at the time the Plan is established. If the Plan as adopted by the Employer fails to attain such qualification, the Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan. If the Plan as adopted by the Employer fails to attain or retain such qualification, the Employer shall promptly either amend the Plan under Code Section 401(b) so that it does qualify, or direct the Trustee to terminate the Trust, and distribute all the assets of the Trust equitably among the contributors thereto in proportion to their contributions, and the Plan and the Trust shall be considered to be rescinded and of no force and effect.

                                   SECTION 18.
                            AMENDMENT AND TERMINATION

     18.01 Amendment or Termination by the Employer. The Employer may at any time, and from time to time amend this Prototype Plan and the Adoption Agreement (including a change in any election it has made in the Adoption Agreement), or suspend or terminate this Plan by giving written notice to the Trustee, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby, nor may any amendment directly or indirectly deprive a Participant of such Participant's nonforfeitable rights to benefits accrued to the date of the amendment.

     No amendment to the Plan shall be effective to the extent that it would have the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code
Section 412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date on which it becomes effective.

     The Employer may amend the Plan by adding overriding Plan language to the Adoption Agreement where such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans under these Code Sections. The Employer may also amend the Plan by adding language to allow the Plan to operate under a waiver of the minimum funding requirement.

     Any amendment by the Employer which is other than (a) a change in the Employer's prior designation of an option in the Adoption Agreement (b) an amendment referred in the Adoption Agreement which will allow the Plan to satisfy the requirements of Code Section 415 or to avoid duplication of minimum benefits or accruals under Code Section 416 because of the required aggregation of multiple plans, or (c) an amendment which allows the Plan to operate under a waiver of the minimum funding requirement, will constitute a substitution by the Employer of an individually designed plan for this Prototype Plan; thereafter, the Plan shall no longer participate in the Prototype Plan and the general amendment procedure of the Internal Revenue Service governing individually designed plans will be applicable.

     If an amendment changing the vesting schedule is executed (including execution of this Adoption Agreement as an amendment to an existing plan), Participants with five or more Vesting Years before the expiration of the election period described in the next sentence shall have the right to elect the vesting schedule in effect on the day before the election period. The election period shall commence on the date the amendment is adopted and end on the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the Effective Date, or (c) 60 days after the Participant is issued written notice of the amendment by the Administrator. Failure to so elect shall be treated as a rejection and such election or rejection shall be final.

     Nothing contained herein shall constitute an agreement or representation by any Sponsor or the Distributor that it will continue to maintain its sponsorship of the Plan indefinitely.

     18.02 Delegation. The Employer hereby delegates to the Sponsor the authority to amend so much of the Adoption Agreement and this Prototype Plan as in prototype form and, to the extent to which the Employer could effect such amendment, the Employer shall be deemed to have consented to any amendment so made. When an election within the prototype form has been made by the Employer, it shall be deemed to continue after amendment of the prototype form unless and until the Employer expressly further amends the election, notwithstanding that the provision for the election in the amended prototype form is in a different form or place; provided, however, that if the amended from inadvertently fails to provide means to duplicate exactly the earlier election, such earlier election shall continue until such further amendment. The immediately preceding sentence is subject to the qualification that each Employer hereby delegates to the Sponsor, in the event of such an amendment of the prototype form, authority to determine conclusively that such a continuation of an earlier election by the Employer is not advisable and to make the election for the Employer in the amended prototype form which in the judgment of the Sponsor most nearly corresponds with the election made by the Employer before the amendment of the prototype form, provided the following procedure is followed: the election for the Employer may be made with respect to any specified Employers as to whom it may be made applicable singly, or such election may be made with respect to all Employers as to whom it may be made applicable as a group; and the election shall be made as of an effective date which has been specified on a notice mailed or delivered, at the last address(es) of the Employer(s) on the records of the Distributor, to the Employer(s) at least 20 days before the end of the remedial amendment period. Such notice may be mailed to Employers to whom it cannot be applicable by reason of a previous election made by the Employer or otherwise, but it shall be effective only as to those Employers who have received the notice and have not themselves made a new election with respect to that item since the amendment of the prototype form and previous to the effective date of such election by the Sponsor. The foregoing delegations of authority to make elections, or to make amendments, shall not impose any duty on the Sponsor to make a given election or amendment and shall not affect the interpretation of the Plan if any so delegated authority is not used.

     18.03 Distribution of Accounts Upon Termination. Upon termination or partial termination of the Plan or, if this Plan is adopted as a profit sharing plan, complete discontinuance of Employer Contributions under it, the Administrator shall determine whether to pay the interests of Participants, former Participants and Beneficiaries immediately, to retain such interest in the Trust and pay them in the future according to Section 8, 9 and/or 22 as applicable, or to use what other methods the Administrator deems advisable in order to furnish whatever benefits the Trust will provide; provided any such distributions pursuant to this Section 18.03 shall comply with the requirements of Section 8, 9, and/or 22 hereof.

                                   SECTION 19.
                                    TRANSFERS

     Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that if this Plan is then terminated, the requirements of Section 18.01 hereof would be satisfied and each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

                                   SECTION 20.
                            OWNER-EMPLOYEE PROVISIONS

     20.01 Purpose of Section. This Section is intended to insure that the Plan complies with Code Section 401(d). Any ambiguity herein will be construed to that end, and this Section 20 will override any other provision of the Plan with which it may be inconsistent.

     20.02 Control. For purposes of this Section 20, "Control" means the ownership directly or indirectly of more than 50% of either the capital interest or the profits interest in a partnership or an unincorporated trade or business. For the purposes of applying the preceding sentence, an Owner-Employee, or 2 or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such 2 or more Owner-Employees, are considered to Control.

     20.03 Limitations. No benefits shall be provided to an Owner-Employee under this Plan unless:

          (a) if an Owner-Employee or group of Owner-Employees Controls the trade or business covered by this Plan and also Control as an Owner-Employee or Owner-Employees one or more other trades or businesses, this Plan and the plans established for such other trades or businesses, when taken together, form a single plan which satisfies the requirements of Sections 401(a) and (d) of the Code with respect to the Employees of all the controlled trades or businesses; and

          (b) if an Owner-Employee or group of Owner-Employees controls another trade or business but does not control the trade or business covered by this Plan, the employees of such other trades or business are included in a Plan which satisfies the requirements of Sections 401(a) and (d) of the Code and which provides contributions and benefits for such employees which are not less favorable than those provided for Owner-Employees under this Plan; and

          (c) if an Owner-Employee is covered under the qualified retirement plans of two or more trades or businesses which he or she does not Control but the Owner-Employee Controls a trade or business, contributions or benefits for the employers under the plan of the trade or business which the Owner-Employee Controls are not less favorable than those provided for the Owner-Employee in the most favorable qualified retirement plan of the trade(s) or business(es) which the Owner-Employee does not Control.

                                   SECTION 21.
                              TOP-HEAVY PROVISIONS

     21.01 Purpose of Section. This Section is intended to insure that the Plan complies with Code Section 416. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section will supersede any conflicting provision in the Plan.

     21.02 Definitions. The terms used in this Section shall have the following meanings:

          (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer having an annual compensation greater than
1.5 multiplied by the amount in effect under Code Section 415(c)(1)(A) for the Plan Year (subject to the limitation that no more than the lesser of (A) 50 Employees or (B) the greater of 3 Employees or 10% of the Employees shall be deemed to be officers), (ii) an owner (or considered an owner under Code Section
318) or 1 of the 10 largest interest in the Employer if both such individual was an owner of more than 5% interest in the Employer (aggregated with the Employer for this purpose are all members of (i) a controlled group of corporations (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part) and such individual's compensation exceeds the dollar limitation under Code Section 415(c)(1)(A), (iii) a five-percent owner of the Employer, or (iv) a one-percent owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1) and the regulations thereunder.

          (b) Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exist:

               (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

               (ii) If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

               (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (c)  Top-Heavy Ratio.

               (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code
Section 408(k)) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits. Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under all of the plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all Key Employees who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), of all Participants who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s). Both the numerator and denominator of the fraction shall be computed in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. In addition, both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution which is not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations promulgated thereunder.

               (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code
Section 408(k)) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of (A) account balances under the defined contribution plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all Key Employees who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s) and (B) the present value of accrued benefits under the defined benefit plans for all Key Employees, who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s) and the denominator of which is the sum of
(A) the account balances under the defined contribution plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all participants who have received compensation from the Employer (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date(s) and (B) the present value of accrued benefits under the defined benefit plans for all participants who have received compensation from the Employer (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date(s). Both the numerator and denominator of the fraction shall be computed in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. In addition, both the numerator and denominator of the Top-Heavy Ratio shall include aggregate distribution(s) of an account balance or an accrued benefit made during the five-year period ending on the Determination Date(s) and any contribution which is not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations promulgated thereunder.

               (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within, or ends with, the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Treasury Regulations promulgated thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year or (B) who has not been credited with at least one Hour of Service at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. Deductible Voluntary Contributions and any deductible employee contributions under any other qualified plan maintained by the Employer will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) Required Aggregation Group. (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

          (f) Determination Date. For any Plan Year subsequent to the first Plan Year, the Determination Date shall be the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of that year.

          (g)  Valuation Date.  See Section 2.49.

          (h) Present Value. Present value shall be based only on the interest rate employed as of the date in question by the Pension Benefit Guaranty Corporation to value immediate annuities and the mortality rate specified in Table LN at Treas. Reg. 20.2031-10, unless otherwise specified in the most recently adopted or amended defined benefit plan maintained by the Employer.

     21.03  Minimum Allocation.

          (a) In any Plan Year in which this Plan is Top-Heavy, except as otherwise provided in (d), (e) and (f) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and forfeitures stated as a percentage of the first $200,000 of a Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution by the Employer. This minimum allocation shall be made even though, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because (i) the Participant failed to complete the minimum number of Hours of Service specified in the Adoption Agreement for receiving an allocation, (ii) the Participant's Compensation was less than a stated amount, or (iii) the Participant made insufficient mandatory contributions to receive an Employer Contribution (allocated on a thrift matching basis) sufficient to alleviate the need a minimum allocation under this
Section 21.03.

          (b) For purposes of computing the minimum allocation, "Compensation" will have the same meaning as in Section 2.07, disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement.

          (c) During any Plan Year for which a minimum allocation is required under subsections (a) or (f) to a plan under which allocations shall be made on an integrated basis pursuant to Section 4.01(a)(iii) or 4.01(b) or a matching basis pursuant to Section 4.01(a)(ii)(B), Employer Contributions and forfeitures will be allocated to each Participant's Employer Contribution Account in the ratio that the Participant's Compensation for the Plan Year bears to all Participants' Compensation for the Plan Year but not in excess of 3% of such Compensation. The provisions of this Section 21.03(c) shall take precedence over any conflicting provisions of Section 4.01. To the extent any amount of Employer Contributions and forfeitures remains unallocated after the application of this subsection (c), such amount shall be allocated in accordance with the provisions of Section 4.01 hereof.

          (d) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          (e) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan (other than a plan which incorporates the Prototype Plan) or plans of the Employer, and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in such other plan or plans.

          (f) The provision in subsection (a) above shall not apply in the case of a Participant who is an Employee of an Employer who has adopted both a profit sharing plan and a money purchase pension plan which incorporate this Prototype Plan. In such case, the aggregate total of the Employer Contributions and forfeitures under both plans allocated to the Employer Contribution Account of a Participant who is not a Key Employee shall not be less than 3% of such Participant's Compensation. Unless the Employer has specified otherwise in the Adoption Agreement and such specification is sufficient to satisfy the minimum allocation requirement referred to in the preceding sentence, subsection (c) above shall apply to the allocation of Employer Contributions and forfeitures under the profit sharing plan and, only to the extent that such allocation is insufficient to satisfy the minimum allocation requirement referred to in the preceding sentence, the money purchase pension plan.

     21.04 Nonforfeitability of Minimum Allocation. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

     21.05 Limitation on Compensation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his or her delegate) of a Participant's Compensation for the Plan Year shall be taken into account for purposes of allocating Employer Contributions under the Plan.

     21.06 Minimum Vesting Schedule. Unless the Employer has specified a more rapid vesting schedule in the Adoption Agreement, for any Plan Year in which this Plan is Top-Heavy, the following minimum vesting schedule shall apply:

                                              Nonforfeitable Percentage of
             Vesting Years                   Employer Contribution Account

                   1                                       0%
                   2                                       20
                   3                                       40
                   4                                       60
                   5                                       80
               6 or more                                  100

     The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) attributable to Employer Contributions and forfeitures, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. IF conversion of the Plan into a Top-Heavy Plan has resulted in a change of the Plan's vesting schedule to the minimum vesting schedule discussed above, the change shall be treated as an amendment to the Plan and the election referred to in Section 18.01 hereof shall apply. This Section 21.06 does not apply to the Employer Contribution Account balances of any former Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such former Participant's vested Employer Contribution Account balance will be determined without regard to this Section.

     21.07 Effect on Code Section 415 Limitations. Notwithstanding anything to the contrary in Section 5 above, the following provisions apply if the Plan is Top-Heavy.

          (a) In any Plan Year in which the Top-Heavy ratio exceeds 90% (and the Plan therefore becomes super Top-Heavy) the denominators of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall be computed using 100% of the dollar limitation stated therein instead of 125%.

          (b) In any Plan Year in which the Top-Heavy Ratio exceeds 60%, but is less than 90%, the denominators of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in
Section 5.05(d) above) shall be computed using 100% of the dollar limitation described therein instead of 125%, unless the Employer has specified in the Adoption Agreement that the minimum allocation provisions of Section 21.03 above shall be computed using 4% of a Participant's Compensation, in which case the dollar limitations of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall continue to be computed using 125% of the dollar limitations.

     21.08 Termination of Top-Heavy Status. If the Plan ceases to be Top-Heavy for any Plan Year and if the Employer has not specified otherwise in the Adoption Agreement, the minimum vesting schedule described in Section 21.06 shall continue to apply. If the Employer has specified in the Adoption Agreement that, upon conversion of the Plan to non-Top-Heavy status, Participants' vested benefits are to be determined according to a schedule other than the minimum vesting schedule described in Section 21.06, such change in vesting schedules shall be treated as an amendment, and the election referred to in Section 18.01 hereof shall apply.

                                   SECTION 22.
                           SPECIAL DISTRIBUTION RULES

     22.01 Special Rule for Profit Sharing Plan Participants. If this Plan is adopted as a profit sharing plan and (a) it is determined that this Plan is a direct or indirect transferee (including a plan which is amended into this Plan) of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise provide a life annuity form of payment with respect to such Participant, (b) the Plan is amended so as to allow a Participant to elect to receive his or her benefits in the form of a life annuity and Participant elects to receive his or her benefits in such form, (c) the Plan is amended to provide that absent a Qualified Election of a Participant's surviving spouse, someone other than the Participant's surviving spouse becomes entitled to the Participant's vested Account balance, or (d) if someone other than the Participant's surviving spouse is the beneficiary of any insurance purchased with funds from the Participant's Account, the provisions of Sections 8, 9, and 15 shall apply as if this Plan were adopted as a money purchase pension plan.

     22.02 Elections for Former Participants. An opportunity to make the applicable distribution elections discussed below in this Section 22.02 must be given to any living former Participant who had not begun receiving benefits from this Plan on August 23, 1984 and who would not otherwise receive the benefit forms prescribed by Sections 8 and 9 above.

          (a)  In the case of a former Participant who:

               (i) would have been entitled to receive his or her benefits in the form of a life annuity had he or she completed an Hour of Service during a Plan Year commencing after December 31, 1984,

               (ii) was credited with Service under this Plan or a predecessor plan in a plan year beginning after December 31, 1975, and

               (iii) had at least ten years of vesting Service when he or she separated from Service,

the former Participant must be given an opportunity to elect to receive his or her benefits in accordance with the provisions of Sections 8 and 9 applied as if this Plan were adopted as a money purchase pension plan.

          (b)  In the case of a former Participant:

               (i) who was credited with service under this Plan or a predecessor plan after September 1, 1974;

               (ii) who was not credited with service under this plan or a predecessor plan in a plan year beginning after December 31, 1975; and

               (iii) whose benefits would have been payable in the form of a life annuity the Participant must be given an opportunity to elect to receive his or her benefits in accordance with the provisions of Section 22.04.

          (c)  In the case of a former Participant who:

               (i) satisfies the requirements of subsection (a) but does not exercise the election made available to him or her in subsection (a), or

               (ii) satisfies the requirements of subsection (a) other than the requirement of paragraph (iii),

the former participant shall have his or her benefits distributed in accordance with the provisions of Section 22.04.

     22.03 Election Period for Certain Elections by Separated Participants. The period during which a former Participant entitled to make an election pursuant to Section 22.02 shall commence on August 23, 1984 and end on the earlier of the former Participant's death or the date benefits would otherwise commence to said former Participant.

     22.04 Benefit Form for Certain Former Participants. The benefits of a former Participant who is entitled to elect, and has elected to have his or her benefits distributed pursuant to this Section 22.04 or a former Participant whose benefits are required to be distributed in accordance with the provisions of this Section 22.04 shall be distributed in accordance with the following provisions:

          (a) If benefits in the form of a life annuity become payable to a married former Participant who:

               (i) begins to receive payments under the Plan on or after Normal Retirement Age; or

               (ii) dies on or after Normal Retirement Age while still working for the Employer; or

               (iii)  begins to receive payments prior to Normal Retirement Age;
or

               (iv) separates from Service on or after attaining Normal Retirement Age (or the qualified early retirement age) after satisfying the eligibility requirement for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this plan in the form of a Qualified Joint and Survivor Annuity, unless the former Participant has elected otherwise during the election period. For this purpose, the election period must begin at least six months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefit distributions. Any election hereunder must be in writing and delivered to the Administrator; such election may be changed by the former Participant at any time by delivery of written notification of such change and/or a separate written election to the Administrator.

          (b) A former Participant who is employed at the start of the election period defined below will be given the opportunity to elect, during such election period, to have a survivor annuity payable on death. If the former Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the former Participant had retired on the day before his or her death. Any election under this provision must be in writing and delivered to the Administrator; such election may be changed by the former Participant at any time by delivery of written notification of such change and/or a separate written election to the Administrator. The election period begins on the later of (i) the 90th day before the former Participant attains the qualified early retirement age or (ii) the date the former Participant terminates employment with the Employer.

          (c)  The qualified early retirement age referred to in this Section
22.04 shall mean the latest of:

               (i) the earliest date, under the plan, on which the former Participant may elect to receive retirement benefits,

               (ii) the first day of the 120th month beginning before the former Participant reaches Normal Retirement Age, or

               (iii)  the date the former Participant began participation.

                                   SECTION 23.
                               DISTRIBUTION OPTION
                               NOTICE REQUIREMENTS

     23.01 Notice of Waivability of Qualified Preretirement Survivor Annuity. In the case of a Participant who is scheduled to receive Qualified Preretirement Survivor Annuity pursuant to section 8.01 hereof, the Administrator shall provide the Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of: (a) the terms and conditions of a Qualified Preretirement Survivor Annuity; (b) the Participant's right to make, and the effect of, an election to waive Qualified Preretirement Survivor Annuity coverage; (c) the rights of a Participant's Spouse; and (d) the Participant's right to make, and the effect of, a revocation of a previous election to waive Qualified Preretirement Survivor Annuity coverage. In the case of a Participant who becomes a Participant after the first day of the Plan Year in which the Participant attained age 32 and who is scheduled to receive a Qualified Preretirement Survivor Annuity pursuant to
Section 8.01 hereof, the Administrator shall provide the notice required by this
Section 23.01 no later than the close of the third Plan Year subsequent to the Participant's commencement of participation in the Plan.

     23.02 Notice of Waivability of Qualified Joint and Survivor Annuity. In the case of a Participant who is scheduled to receive a Qualified Joint and Survivor Annuity pursuant to the provisions of Section 9.03 hereof, the Administrator shall provide to the Participant, within a reasonable period prior to the commencement of distributions, a written explanation of: (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Participant's right to make, and the effect of, an election to waive distribution in the form of a Qualified and Joint Survivor Annuity coverage; (c) the rights of the Participant's Spouse; and (d) the Participant's right to make, and the effect of, a revocation of a previous election to waive distribution in the form of the Qualified and Joint Survivor Annuity.

                                   SECTION 24.
                       WAIVER OF MINIMUM FUNDING STANDARD

     If an Employer who has adopted this Prototype Plan as a money purchase pension plan is unable to satisfy the minimum funding standard (as described in Code Section 412) for a given Plan Year, it may apply to the Internal Revenue Service for a waiver of such minimum funding standard. If the waiver is granted, the following provisions apply:

          (a) An adjusted Account balance shall be maintained for each Participant whose actual Account balance is less than or equal to his or her adjusted Account balance.

               (i) For the Plan Year for which the first waiver is granted, the adjusted Account balance as of the Valuation Date for each affected Participant equals:

                    (A)  the Participant's actual Account balance, plus

                    (B) the amount that such Participant would have received if the amount waived had been contributed.

               (ii) For each Plan Year following the Plan Year for which a waiver is granted, the adjusted Account balance for each Participant affected by such waiver (calculated as of the Valuation Date for that Plan Year) equals:

                    (A) the adjusted Account balance as of the Valuation Date in the prior Plan Year, plus

                    (B) the amount equal to the actual investment return credited or charged to the Participant's actual Account balance, plus

                    (C)  the amount equal to 5% of the excess of the amount in
(A) over the Participant's actual Account balance calculated as of the same date, plus

                    (D) the amount equal to such Participant's allocated share of the required Employer Contribution (whether or not waived) for the Plan Year (determined without regard to adjusted waiver payments and discretionary Employer Contributions), minus

                    (E) the amount of the Participant's adjusted Account balance forfeited during the Plan Year under the Plan's provisions.

          (b) For a given Plan Year, the Employer is required to contribute a certain amount in order to satisfy the minimum funding standard for such Plan Year. For each Plan Year which follows a Plan Year for which a waiver of the minimum funding standard was granted the amount equals:

               (i) the amount due as determined under Section 4.01(b) above without regard to this Section), plus

               (ii)  the adjusted waiver amount.

          (c)  The adjusted waiver amount for a given Plan Year equals:

               (i) the sum of the amounts necessary to amortize each waived funding deficiency over a period of fifteen Plan Years (measured from the Valuation Date of the Plan Year for which the corresponding waiver was granted) at 5% interest, compounded annually, minus

               (ii) the sum of the amounts necessary to amortize the total of each Plan Year's forfeitures (which have arisen since the first waiver was granted) over a period of fifteen Plan Years (measured from the Valuation Date of the Plan Year in which the corresponding forfeitures arose) at 5% interest, compounded annually.

          (d) An amount equal to the adjusted waiver amount must be contributed only until each Participant's actual Account balance equals the Participant's adjusted Account balance.

          (e) Any Plan provision which provides that Employer Contributions shall be reduced immediately by forfeitures is revoked until each Participant's actual Account balance equals that Participant's adjusted Account balance.

          (f) Discretionary Employer Contributions, which are in addition to the amounts contributed to satisfy the minimum funding standard, can be made in any given Plan Year. However, the total Employer Contribution for the Plan Year cannot exceed the then remaining underfunded amount (the sum of Participants' adjusted Account balances minus total Plan assets).

          (g) The adjusted waiver payments, discretionary Employer contributions and the forfeitures of actual Account balances for the current Plan Year shall be allocated as of that Plan Year's Valuation Date to the actual Account balances of the affected Participants.

          (h) Each time a waiver is granted, an original waiver amount ("OWA") will be determined for each affected Participant. The OWA equals the Participant's portion of the amount which was waived.

          (i) Commencing with the Valuation Date of the Plan Year for which a waiver is granted, a remaining original waiver amount ("ROWA") must be calculated for each affected Participant. As of such Valuation Date the OWA equals the ROWA. On the Valuation Date of a succeeding Plan Year the ROWA equals the prior Plan Year's ROWA multiplied by

1.05, minus the forfeiture of amounts in the prior Plan year's ROWA incurred in the current Plan Year. For each waiver that is granted one OWA and a corresponding ROWA will be established for each affected Participant.

          (j) The sum of the adjusted waiver payments, discretionary Employer Contributions and forfeitures of actual Account balances for a given Plan Year are allocated to those Participants who have ROWAs by multiplying the sum of these three amounts by the fraction:

               (i) the numerator of which equals the sum of OWAs for a particular Participant, and

               (ii) the denominator of which equals the sum of the OWAs for all Participants.

     To determine the portion of this allocation which is to be assigned to a given ROWA, multiply the allocation by the corresponding OWA, then divide by the sum of the OWAs for the particular Participant.

          (k) If the calculation of a ROWA results in a value which is less than zero, then

               (i)  the ROWA is set equal to zero,

               (ii)  the corresponding OWA is set equal to zero, and

               (iii) the excess payments will be reallocated to the remaining ROWAs.

          (l) A distribution is determined by multiplying a Participant's vested percentage by his or her adjusted Account balance. However, distributions from the Plan may not exceed a Participant's actual Account balance. If so limited, plan Participants shall receive subsequent distributions derived from future adjusted waiver payments.

                                   SECTION 25.
                                  MISCELLANEOUS

     25.01 Misrepresentation. Notwithstanding any other provision herein, if an Employee misrepresents his or her age or any other fact, any benefit payable hereunder shall be the smaller of: (a) the amount that would be payable if no facts had been misrepresented, or (b) the amount that would be payable if the facts were as misrepresented.

     25.02 Legal or Equitable Action. If any legal or equitable action with respect to the Plan is brought by or maintained against any person, and the results of such action are adverse to that person, attorney's fees and all other costs to the Employer, the Administrator or the Trust of defending or bringing such action shall be charged against the interest, if any, of such person under the Plan.

     25.03 No Enlargement of Plan Rights. It is a condition of the Plan, and each Participant by participating herein expressly agrees, that he or she shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

     25.04 No Enlargement of Employment Rights. Nothing appearing in or done pursuant to the Plan shall be construed (a) to give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, nor against the Employer, except as expressly provide herein or (b) to create or modify any contract of employment between the Employer and any Employee or obligate the Employer to continue the services of any Employee.

     25.05 Written Orders. In taking or omitting to take any action under this Plan, the Trustee may conclusively rely upon and shall be protected in acting upon any written orders from or determinations by the Employer or the Administrator as appropriate, or upon any other notices, requests, consents, certificates or other instruments or papers believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action.

     25.06 No Release from Liability. Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto, neither Trustee, Loan Trustee, Administrator nor Distributor nor any other person shall have any liability under the Plan, except as a result of negligence or wilful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any liability except that resulting from their negligence or wilful misconduct.

     25.07 Discretionary Actions. Any discretionary action, including the granting of a loan pursuant to Section 10 hereof, to be taken by the Employer or the Administrator under this Plan shall be non-discriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

     25.08 Headings. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

     25.09 Applicable law. This Plan shall, to the extent state law is applicable, be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state in which (a) if the Trustee is a corporation, the Trustee has its principal place of business; (b) if the Trustee is an individual, the Trustee resides; or (c) if the Trustee is individuals, where a majority of the individuals serving as Trustee reside. The Employer's execution of the Adoption Agreement may be acknowledged where required by applicable law.

     25.10 No Reversion. Notwithstanding any other contrary provision of the Plan, but subject nevertheless to Sections 5 and 16, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries. However, the Employer may request a return, and this Section 25.10 shall not prohibit return, of an amount to the Employer under any of the following circumstances:

          (a) if the amount was all or part of an Employer contribution which was made as a result of a mistake of fact and the amount contributed is returned to the Employer within one year after the date on which the mistaken payment of the contribution was made, or

          (b) if the amount was all or part of an Employer contribution which was conditioned on deductibility under Code Section 404 and this condition is not satisfied, and the amount is returned to the Employer within one after the date on which the deduction is disallowed, or

          (c) if the amount was all or part of an Employer contribution which was conditioned on the initial qualification of the Plan under Code Section 401(a), this condition is not satisfied, and the amount is returned to the Employer within one year after the date on which initial qualification is denied, or

          (d) if the amount was all or part of an Employer contribution which was conditioned on the qualification of the Plan as amended under Code Section 401(a), this condition is not satisfied, the Plan amendment was submitted to the Internal Revenue Service for qualification within one year after it was adopted, and the amount is returned to the Employer within one year after the date on which requalification is denied.

     For the purposes of this Section 25.10, all Employer contributions are conditioned on initial qualification of the Plan under Code Section 401(a), qualification of the Plan as amended under Code Section 401(a), and deductibility under Code Section 404.

     25.11 Notices. The Employer will provide the notice to other interested parties contemplated under Code Section 7476 before requesting a determination by the Secretary of the Treasury or his or her delegate with respect to the qualification of the Plan.

     25.12 Conflict. In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control. In particular, the proceeds of any life insurance contract purchased by the Trustee and not governed by an effective Designation of Beneficiary form shall be paid to the Participant's Spouse regardless of who is named as the beneficiary or beneficiaries in the contract.

                          SCUDDER FLEXI-PLAN AMENDMENT
                           FOR TAX REFORM ACT OF 1986
               MODEL AMENDMENT II FOR DEFINED CONTRIBUTION PLANS

SECTION I: PURPOSE AND EFFECTIVE DATE

     1.1. Purpose. The purpose of this amendment is to amend the plan to comply with those provisions of the Tax Reform Act of 1986 that are effective prior to the first year beginning after December 31, 1988. Nothing contained in this amendment shall permit or require Matching Employer Contributions or Employee Contributions under the plan unless such Matching Employer contributions or Employee Contributions have been authorized by the employer under other provisions of the plan or under other amendments thereto.

     1.2. Effective Date. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 1986.

SECTION II: DEFINITIONS

     For the purposes of this amendment only, the following definitions shall apply:

     2.1. "Adoption Agreement Amendment" shall mean that portion of this amendment in which the employer makes any elections permitted under the amendment.

     2.2. "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the employer, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the employer; and any other entity required to be aggregated with the employer pursuant to regulations under section 414(o) of the Code.

     2.3. "Code" shall mean the Internal Revenue Code of 1986 and amendments thereto.

     2.4. "Compensation" shall mean, for purposes of section V of this amendment, compensation paid by the Employer to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2 or which, in the case of a self-employed individual, constitutes payment for services rendered includible in the self-employed individual's gross income and, if the provisions of the plan other than this amendment so provide, shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

     2.5. "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of section 414(n) (2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the employer's nonhighly compensated workforce within the meaning of section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall

 [PLEASE NOTE PREVIOUS PAGE ENDS WITH SECTION 2.5 CURRENT PAGE BEGINS WITH 4.1]

     aggregate contributions as defined in section 401(m)(6)(B), and excess deferrals as described in section 402(g), regardless of whether such amounts are distributed or forfeited;

     (ii) Forfeitures; and

     (iii) Amounts described in sections 415(l)(1) and 419A(d)(2) of the Code.

     4.1(b). Maximum Annual Addition. The maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year shall not exceed the lesser of:

     (i) the Defined Contribution Dollar Limitation, or

     (ii) 25 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code for the Limitation Year.

     4.1(c). Special Rules. The compensation limitation referred to in section 4.1(b)(ii) shall not apply to:

     (i) Any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

     (ii) Any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

     4.1(d). Definitions. For purposes of section 4.1, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

     4.2. Special Rules for Plans Subject to Overall Limitations Under Code
Section 415(e).

     4.2(a). Recomputation Not Required. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

     4.2(b). Adjustment of Defined Contribution Plan Enrollment. If the plan satisfied the applicable requirements of section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under section 415(e)(1) of the Code (as revised by this section IV) does not exceed 1.0 for such Limitation Year.

     4.3. Limitation Year. For purposes of this section IV, "Limitation Year" shall mean the limitation year specified in the plan, or if none is specified, the calendar year.

     4.4. Effective Date of Section IV Provisions. The provisions of this section IV shall be effective for Limitation Years beginning after December 31, 1986.

     4.5. For purposes of this section IV, Affiliated Employer shall also include those employers described in section 415(h) of the Code.

 [PLEASE NOTE PREVIOUS PAGE ENDS WITH SECTION 4.5 CURRENT PAGE BEGINS WITH 5.4]

such plans were a single plan.

     5.4(c). For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Contributions and Compensation of such Eligible Participant shall include the Employee Contributions, Matching Contributions and Compensation of Family Members. Family Members with respect to Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Eligible Participants who are Nonhighly Compensated Employees and both for Eligible Participants who are Highly Compensated Employees.

     5.4(d). The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as my be prescribed by the Secretary of the Treasury.

     5.5. Distribution of Excess Aggregate Contributions.

     5.5(a). In General. Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to those accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year.(1) Excess Aggregate Contributions shall be treated as Annual Additions under section 4.1(a) of this Amendment.

     5.5(b). Excess Aggregate Contribution. For purposes of this amendment, "Excess Aggregate Contributions" shall mean the amount described in section 401(m)(6)(B) of the Code.

     5.5(c). Determination of Income or Loss. The Excess Aggregate Contributions to be forfeited, if otherwise forfeitable under the terms of the plan, or if not forfeitable, distributed to the Participant shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's Employee Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Matching Contributions on the last day of the preceding Plan Year.

     5.5(d). Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed from the Participant's Employee Contribution account, and forfeited if otherwise forfeitable under the terms of the plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

----------------------
(1)If Excess Aggregate Contributions plus any income and minus any loss allocable thereto are forfeited (if forfeitable) or distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contrbutions arose, then section 4979 of the Code imposes a ten (10) percent excise tax on the employer maintaining the plan with respect to such accounts.

 [PLEASE NOTE PREVIOUS PAGE ENDS WITH SECTION 5.5 CURRENT PAGE BEGINS WITH 10.1]

would have been applied, if forfeited, to reduce employer contributions under the plan.

SECTION X:  PROFITS NOT REQUIRED

     10.1. Applicability of this Section. This section X shall apply to the plan only if such plan is a profit-sharing plan and the employer elects in the Adoption Agreement to have this section apply.

     10.2. Employer Contributions. Notwithstanding any other provision of the plan, employer contributions for Plan Years specified in the Adoption Agreement Amendment shall be made to the plan without regard to current or accumulated earnings and profits for the taxable years or years ending with or within in Plan Year. The plan shall continue to be designated to qualify as a profit-sharing plan for purposes of section 401(a), 402, 412, and 417 of the Code.

                THESE SECTIONS ARE TO REPLACE THE CORRESPONDING
                  SECTIONS OF THE SCUDDER FLEXI-PLAN DOCUMENT

                                  SECTION 15.
                           DESIGNATION OF BENEFICIARY

     Each participant and beneficiary may submit to the Trustee a properly executed Designation of Beneficiary form. In order to be effective, such designation (a) must have been properly executed and submitted to the Trustee before the death of the Participant or beneficiary, as the case my be, and (b) except in the case of the portion of a Participant's vested Account balance in a money purchase pension plan which is not available for distribution in the form of a Qualified Preretirement Survivor Annuity pursuant to Section 8.01 above, for Participants who die after August 22, 1984 leaving a surviving Spouse, must be accompanied, or preceded, by a consent of the Participant's Spouse (unless said Spouse is designated as the sole, primary Beneficiary). Such consent of the Spouse must be in writing, acknowledge that the effect of such consent is that the Spouse may receive no benefits under the Plan, be witnessed by a Plan representative or a notary public, and be limited consent to the payment of death benefits to a specific person or persons. The last effective Designation accepted by the Trustee shall be controlling, and whether or not fully dispositive of the Participant's Account, thereupon shall revoke all Designations (and related spousal consents) previously submitted by the Participant or beneficiary, as the case may be. Each such executed Designation (and related spousal consent) is hereby specifically incorporated herein by reference and shall be construed and enforced in accordance with the laws of the state in which the Trustee has its principal place of business.

                                  SECTION 22.
                           SPECIAL DISTRIBUTION RULES

     22.01 Special Rule for Profit Sharing Plan Participants. If this Plan is adopted as a profit sharing plan and (a) it is determined that this Plan is a direct or indirect transferee (including a plan which is amended into this Plan) of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise provide a life annuity form of payment with respect to such Participant, (b) the Plan is amended so as to allow a Participant to elect to receive his or her benefits in the form of a life annuity and a Participant elects to receive his or her benefits in such form, (c) the Plan is amended to provide that absent a Qualified Election of a Participant's surviving spouse, someone other than the Participant's surviving spouse becomes entitled to the Participant's vested Account balance, or (d) if someone other than the Participant's surviving Spouse is the beneficiary of any insurance purchased with funds from the Participant's Account, the provisions of Section 8, 9 and 15 shall apply as if this Plan were adopted as a money Purchase pension plan.

                         SCUDDER FLEXI-PLAN
                         ENROLLMENT BOOKLET
                         =======================================================

-------------------------=======================================================
                         Adoption Agreements



-------------------------=======================================================
                         Contribution Forms



-------------------------=======================================================
                         Transfer Forms



-------------------------=======================================================
                         Designation of Beneficiary Forms



-------------------------=======================================================
                         Notice to Interested Parties



                         SCUDDER
                         SERVING INVESTORS SINCE 1919
-------------------------=======================================================

--------------------------------------------------------------------------------
HOW TO START
YOUR FLEXI-PLAN
================================================================================

Everything you need is right in this booklet. After reading all of the enclosed material, just follow these simple steps:

--------------------------------------------------------------------------------
1 Fill out the appropriate Adoption Agreements. You can choose the profit sharing plan, the pension plan, or both. Build a customized retirement plan by selecting the appropriate features.

--------------------------------------------------------------------------------
2 Complete a Transfer Form if you are transferring assets from an existing plan to Scudder.

--------------------------------------------------------------------------------
3 Choose the fund or funds you and any participants would like to invest in and complete the appropriate Contribution Form. Be sure that you and any participants read the prospectus of the fund(s) selected.

--------------------------------------------------------------------------------
4 Have your plan's participants fill out a Designation of Beneficiary for each plan you adopt. If necessary, you can make copies of these forms for additional participants.

--------------------------------------------------------------------------------
5  Make copies of all the forms for your records

--------------------------------------------------------------------------------
6 Send these forms with your check payable to State Street Bank and Trust Co. in the reply envelope provided.

--------------------------------------------------------------------------------
7  Post the "Notice to Interested Parties" for your employees.

--------------------------------------------------------------------------------
If you have any questions or would like assistance in filling out these forms, please call our Retirement Plan Specialists at 1-800-323-6105

They'll be happy to help you.

THIS BOOKLET CONTAINS:
================================================================================
Adoption Agreements

o A Flexi-Profit Sharing Plan Adoption Agreement. Complete this application to establish a profit sharing plan.

o A Flexi-Money Purchase Pension Plan Adoption Agreement. Complete this application to establish a pension plan.

--------------------------------------------------------------------------------
Plan Contribution Forms

o A Flexi-Profit Sharing Plan Contribution Form. Use this form to tell us how to divide and invest any contribution to the profit sharing plan.

o A Flexi-Money Purchase Pension Plan Contribution Form. Use this form to tell us how to divide and invest any contribution to the pension plan.

--------------------------------------------------------------------------------
Transfer Forms

o A Flexi-Profit Sharing Plan Transfer Form. Fill out this form to move the assets of an existing profit sharing plan to Scudder.

o A Flexi-Money Purchase Pension Plan Transfer Form. Fill out this form to move the assets of an existing pension plan to Scudder.

--------------------------------------------------------------------------------
Designation of Beneficiary Forms

o A Flexi-Profit Sharing Plan Designation of Beneficiary. Each participant in the profit sharing plan should complete one to name a beneficiary for his or her vested balance.

o A Flexi-Money Purchase Pension Plan Designation of Beneficiary. Each participant in the pension plan should complete one to name a beneficiary for his or her vested balance.

--------------------------------------------------------------------------------
Notice to Interested Parties

o Please post this notice for your employees in a common area of your workplace. See instructions for posting at the top of the form.

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ==================
                              Profit Sharing Plan
                               Adoption Agreement

                                              Return this form to:

                                              Scudder Fund Distributors, Inc.
                                              Retirement Plan Services
                                              P.O. Box 9047
Plan number 003                               Boston, MA 02205-9047
--------------------------------------------------------------------------------

INSTRUCTIONS:

     These instructions are provided to help you make selections in the corresponding sections of the Profit Sharing Plan Adoption Agreement. The Adoption Agreement is designed with "pre-selected" options shaded in each section. If you want the pre-selected option, please do not check or complete the unshaded option below it. If you prefer the unshaded option, check the box and fill in any blanks.

1. ELIGIBILITY

This section determines who will be covered by the plan. You determine the waiting period, how many hours constitute a year of service, minimum age required, and starting day for participation. You also decide whether you wish to exclude certain classes of employees from participation in the plan. If this is your first year of business, you must reduce the waiting period to make contributions for this year.

2. VESTING OF EMPLOYER CONTRIBUTIONS

A. If you choose a waiting period of more than one year in 1.A., you must select full and immediate vesting. If you choose a waiting period of one year or less and want graduated vesting, check the unshaded option to select the vesting schedule in Column 1. For a more rapid schedule, check the box and complete Column 2.

B. If you choose immediate vesting, skip this section. If you choose graduated vesting, you may select the 12 month period on which vesting years are calculated. If you check the unshaded option, you may not check the box in 2.C., the following section.

C. Do not check the unshaded option if you checked the box in 2.B. If you did not check the box in 2.B. and want participants to accrue a vesting year for years they receive an employer contribution, whether or not the participant completes the number of Hours of Service specified in Section 1.B., check the box in 2.C.

D. Checking a box(es) in this section allows you to calculate vesting years including a participant's service before the plan (or predecessor plan) was established or before the plan year in which a participant turned 18.

3. ALLOCATION OF EMPLOYER CONTRIBUTIONS

A. This option allows you to decide whether you will make contributions for former participants who retired or otherwise terminated participation in the plan during the plan year. If you do not wish to make contributions for these former participants, check the unshaded option.

B. If your plan is top heavy, you may be required to make minimum contributions for non-key employees. If you maintain more than one qualified retirement plan, this election lets you select the plan responsible for making these minimum contributions.

   Check and complete the unshaded option if you want to make any minimum plan contributions from another tax qualified plan or from the Scudder Pension Plan if you have adopted both the Scudder Profit Sharing and Pension Plans.

   Do not check the unshaded option if you are adopting only the Profit Sharing plan.

4. INTEGRATION WITH SOCIAL SECURITY

If you do not want your plan integrated with Social Security, skip this section. If you do wish to integrate the plan, check the unshaded option and make the selection in 4.A. for the wage level to which you want integration to apply and in 4.B. for the rate of integration (check and complete the desired options).

5. NORMAL RETIREMENT DATE

The normal retirement date for plan participants will be 59-1/2 unless you check and complete the unshaded option.

6. COMPENSATION

The unshaded option in this section allows you to base contributions on compensation for the entire year an employee becomes a participant, even if the employee becomes a participant during the year.

7. PARTICIPANT CONTRIBUTIONS

Non-deductible voluntary contributions (after-tax) are allowed by the plan unless you select otherwise by checking the unshaded option.

8. INVESTMENT

Plan participants will have discretion over the investment of plan contributions made for them unless the unshaded option is checked.

9. LOANS

Loans to participants from this plan are not permitted unless you check the unshaded option. NOTE: Certain owners, including owner-employees, are prohibited from taking loans from the plan.

10. EFFECTIVE DATE

The effective date of the plan will be the first day of the employer's fiscal year, unless otherwise indicated by checking and completing the unshaded option.

11. PLAN YEAR

The plan year will be the employer's fiscal year unless you check and complete the unshaded option.

12. AMENDMENT

If you are adopting the Profit Sharing Plan as an amendment to an existing plan, please check the unshaded option.

13. LIMITATIONS ON ALLOCATIONS

This section advises you concerning the limitations on allocations of contributions if you have other tax-qualified plans in addition to the Flexi-Plan Profit Sharing Plan or Money Purchase Pension Plan.

14. LIMITATION YEAR

The limitation year will be the same as the plan year unless you check and complete the unshaded option.

15. SIGNATURES

Please read and complete this section. State Street Bank and Trust Company is predesignated as the Plan's trustee and the Adoption Agreement is presigned by an authorized representative of State Street Bank.

If you elect to allow loans to participants in this Agreement, please designate a loan trustee and obtain the loan trustee's signature. The loan trustee may be an individual.

Please provide all the information requested, including the employer's tax identification number and fiscal year. If you do not have a tax identification number, please contact your local Internal Revenue Service office to obtain a number.

ADOPTION AGREEMENT AMENDMENT

As permitted under the Tax Reform Act of 1986, an employer need not have profits in a plan year in order to make employer contributions. Check the box is you want this provision to apply to your plan.

If you have any questions about this Adoption Agreement, please call a Scudder Retirement Plan Specialist at 1-800-323-6105.

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN

                              Profit Sharing Plan
                               Adoption Agreement

                                              Return this form to:

                                              Scudder Fund Distributors, Inc.
                                              Retirement Plan Services
                                              P.O. Box 9047
Plan number 003                               Boston, MA 02205-9047
--------------------------------------------------------------------------------

     The undersigned (the "Employer") establishes, or amends, the (Scudder automatically inserts employer's name) Profit Sharing Plan, by completing this Adoption Agreement adopting or amending the Profit Sharing Plan in the form of the Prototype Plan attached.

1. ELIGIBILITY

A.  To become a Participant an Employee must complete 3 Years of Service

    |_| or, if this box is checked, an Employee must complete ____ Year(s) of Service, (insert less than "3"; select more than "1" only if the employer selects full and immediate vesting in Section 2.A. below; insert "0" for no waiting period).

B.  The number of Hours of Service required to have a Year of Service is 1000

    |_| or, if this box is checked, ____ (insert less than 1000 hours). However, if the Year(s) of Service selected in A. above is or includes a fractional year, an Employee is not required to complete any specified number of Hours of Service to receive eligibility credit for such fractional year.

C.  To become a Participant an Employee need not attain any minimum age

    |_| or, if this box is checked. a employee must be at least ____ (insert 21 or less) years of age.

D. An Employee who meets the above requirements shall become a Participant on the first day the requirements are met

    |_| or, if this box is checked, on the first day of the next month.

E.  All Employees are entitled to be Participants

    |_| or, if this box is checked, all Employees are entitled to be Participants except (check one or both):

    |_| Non-resident aliens who receive no earned income from the Employer which constitutes income from sources within the United States

    |_| Individuals covered by a collective bargaining contract which meets the requirements specified in the Plan.

2.  VESTING OF EMPLOYER CONTRIBUTIONS

A. Employer Contributions under the Plan shall be fully and immediately vested and non-forfeitable

    |_| or, if this box is checked, vested at the rate in Column 1 below, or at a more rapid rate of vesting if specified in Column 2 below.

                                  VESTING TABLE

                               Column 1       Column 2
                               --------       --------
      Vesting                  Minimum       Percentage
       Years                  Percentage      Selected

         1                         0         _________
         2                        20         _________
         3                        40         _________
         4                        60         _________
         5                        80         _________
         6                       100         _________

B. Vesting Years and One-Year Breaks in Service for the purpose of vesting shall be measured on the Plan Year

    |_| or, if this box is checked, on the 12 consecutive month period beginning on the Participant's initial date of employment or an anniversery of that date.

        Note: If you make this election, you may not check the box in Section 2.C. below.

C. The Participant will have a Vesting Year only if the Participant completes the number of Hours of Service specified in Section 1.B.

    |_| or, if this box is checked, if the Participant either completes the number of Hours of Service specified in Section 1.B. or receives an allocation of the Employer Contribution for the Plan Year, or both.

D. The following Service will be included in determining Vesting Years only if checked below:

    |_| Service before the Employer maintained this Plan or a predecessor plan

    |_| Service before the first Plan Year in which a Participant attained age
        18.

3. ALLOCATION OF EMPLOYER CONTRIBUTIONS

A. A former Participant who has retired, died, otherwise terminated Service, or transferred to an ineligible class of Employee during the Plan Year shall share in the allocation of Employee Contributions for the Plan Year

    |_| or, if this box is checked, shall not share in the allocation of Employer Contributions.

B.  Any required minimum top heavy allocations will be made first from this Plan

    |_| or, if this box is checked, first from the ____________________________
        Plan (insert name of another qualified plan maintained by the Employer)

4.  INTEGRATION WITH SOCIAL SECURITY

The Plan will not be integrated with Social Security

    |_| or, if this box is checked, will be integrated with Social Security on the following basis:

    A. The Integration Level for a Plan Year will be the Social Security Wage Base for such Plan Year

        |_| or, if this box is checked, $_________________ (not to exceed the Social Security Wage Base)

    B. The Integration Rate for a Plan Year will be the OASDI Rate for each Plan Year

        |_| or, if this box is checked, ____________________% (not in excess of OASDI Rate)

Note: An Employer may elect to integrate the Plan with Social Security only if the Employer does not maintain another qualified retirement plan integrated with Social Security.

5.  NORMAL RETIREMENT DATE

A Participant's Normal Retirement Date shall be age 59-1/2

    |_| or, if this box is checked, age ________________ (insert more than 59-1/2 but not more than 65).

6.  COMPENSATION

"Compensation" shall only include amounts paid during the Plan Year by the Employer to the Employee while the Employee was a Participant

    |_| or, if this box is checked, "Compensation" shall include amounts paid by the Employer to the Employee during the entire Plan Year in which an Employee became a Participant whether or not such Employee was a Participant for the entire Plan Year.

7.  PARTICIPANT CONTRIBUTIONS

Non-deductible Voluntary contributions by a Participant are permitted

    |_| or, if this box is checked, are not permitted.

8.  INVESTMENT

Investment decisions shall be made by the Participant

    |_| or, if this box is checked, by the Administrator.

9.  LOANS

Loans to a Participant are not permitted

    |_| or, if this box is checked, are permitted.

10. EFFECTIVE DATE

The Effective Date of the Adoption Amendment shall be the first day of the Employee's fiscal year during which the Plan is adopted or amended

    |_| or, if this box is checked, ____________________ (insert date).

11. PLAN YEAR

The Plan Year shall be the same as the fiscal year of the Employee

    |_| or, if this box is checked, shall end on the last day of the month of
        ________________.

12. AMENDMENT

Execution of the Adoption Agreement is not an amendment to an existing plan

    |_| or, if this box is checked, is an amendment to an existing plan.

13. LIMITATION ON ALLOCATIONS

If the Employer maintains or has even maintained another qualified defined contribution plan other than a Scudder Money Purchase Pension Plan (Plan number 002 or 004) or a plan amended into the Prototype Plan in which any Participant in the Plan is or was a participant or could possibly become a participant, the provisions of Section 5.03 of the Prototype Plan will apply.

If the Employer maintains or has ever maintained a qualified defined benefit plan in which any Participant in this Plan is or was a participant or could possibly become a participant, the provisions of Section 5.04 of the Prototype Plan will apply.

14. LIMITATION YEAR

The Limitation Year shall be identical for all plans maintained by the Employee as the Plan Year.

     |_| or, if this box is checked, shall end on the last day of the month of ________________.

15. SIGNATURES

The Employer (1) covenants and agrees that whenever a Participant makes a contribution the Employer shall ascertain the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such contribution is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested, and (2) by remitting such a contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus, and (3) by remitting any other contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus of any Designated Investment Company in which it is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

An Employer adopting this plan may rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code, provided that the Employer has never maintained, is not maintaining, and will not (while maintaining this Plan) adopt another qualified plan (other than the Scudder Money Purchase Pension Plan (plan number 002 or 004) or a plan which is being amended into this Plan or the Scudder Money Purchase Pension Plan (plan number 002 or 004)) or after December 31, 1985, a welfare benefit fund (as defined in Code Section 419(e)) which provides post-retirement medical benefits allocated to separate accounts for Key Employees (as defined in Code Section 419A(d)(3)).

An employer who adopts or maintain multiple plans other than the Scudder Profit Sharing Plan (plan number 001 or 003) together with the Scudder Money Purchase Pension Plan (plan number 002 or 004) may apply for a determination letter from the appropriate Key District Director of the Internal Revenue to obtain reliance that the plans are qualified.

This Adoption Agreement may be used only in conjunction with basic plan document #01.


__________________________________
Name of Employer

__________________________________
Signature of Employer

__________________________________
Date

__________________________________
Street Address

__________________________________
City             State       Zip

__________________________________
Daytime Telephone

__________________________________
Employer Tax Identification Number

__________________________________
Employer Fiscal Year

__________________________________
Name of Loan Trustee*

__________________________________
Signature


*NOTE: If you elect to allow loans to Participants in Section 9, you must designate a Loan Trustee.

Trustee:

State Street Bank and Trust Company

By: /s/ G. Reeves


ADOPTION AGREEMENT AMENDMENT

Employer Contributions in Profit Sharing Plan.
(check the option below if you wish it to apply to your plan)

|_| Effective for Plan Years beginning on or after ___________________
[fill in the first day of the Plan Year in which this Adoption Agreement Amendment is executed or a subsequent anniversary of such date], notwithstanding any other provision of the plan, the employer contributions shall be made to the plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year.

Please make copies of all completed forms for your records.

To be Completed by Employer

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ==================
                               Profit Sharing Plan
                                Contribution Form

                                                 Return this form to:

                                                 Scudder Fund Distributors, Inc.
                                                 Retirement Plan Services
                                                 P.O. Box 9047
                                                 Boston, MA 02205-9047
--------------------------------------------------------------------------------

Employer Information
Name____________________________________ Tax I.D. #__________________
Business Address________________________ Telephone___________________
City________________________State________Zip Code____________________

--------------------------------------------------------------------------------
Telephone Exchange Option

You or your plan participants will be able to exchange shares from one Scudder Fund into any other Scudder Fund by telephone, telegram, or TWX. The new account will have the identical registration as the account from which the shares are transferred.

--------------------------------------------------------------------------------
Participant Information

The minimum investment for the first Scudder plan you establish (either the Profit Sharing Plan or the Pension Plan) is $500 times the number of participants, which may be allocated in any amounts among the participants (e.g. 2 participants, minimum investment = $1000 which can be allocated $700 for one and $300 for the other). If you are establishing both plans, the minimum investment for the second plan is $300 times the number of participants. Participants may invest in more than one Scudder Fund if at least $500 is invested in each fund.

|_| Check here if assets to be invested in the Profit Sharing Plan will include a transfer from an existing plan. Please also complete the enclosed transfer form. (Please designate allocation of transfer money on the transfer form, and not on this form.)

                             Scudder Fund(s)     Contribution Amount
                                Selected      Employer   Employee   Total
Participant_______________   _____________    $_______   $_______   $_____
 Birth Date_______________   _____________    ________   ________   ______
 Social Security #________   _____________    ________   ________   ______
Participant_______________   _____________    ________   ________   ______
 Birth Date_______________   _____________    ________   ________   ______
 Social Security #________   _____________    ________   ________   ______
Participant_______________   _____________    ________   ________   ______
 Birth Date_______________   _____________    ________   ________   ______
 Social Security #________   _____________    ________   ________   ______

(Please attach additional pages if necessary)     Total investment  $=====

Please make your contribution check payable to State Street Bank and Trust Co.

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ==================
                               Profit Sharing Plan
                                  Transfer Form

Return this form to:

Scudder Fund Distributors, Inc.
Retirement Plan Services
P.O. Box 9047
Boston, MA 02205-9047
--------------------------------------------------------------------------------

1. Name and Address of Employer
   Name____________________________________ Tax I.D.# _________________
   Business Address________________________ Telephone _________________
   City______________________ State________ Zip Code __________________

2. Instructions to Present Trustee
   Name of Trustee_____________________________________________________
   Address_________________________________ Telephone _________________
   City______________________ State________ Zip Code __________________
   Present Account #'s _______________________________
                       _______________________________
                       _______________________________

     I request that the Trustee of my present qualified retirement plan transfer the assets of my profit sharing plan to State Street Bank and Trust Company, which I have appointed as Trustee of my Scudder Flexi-Profit Sharing Plan. All assets should be transferred as cash according to the following instructions:

          |_| Please transfer all of my present retirement plan assets and resign as Trustee
     or
          |_| Please transfer $____ of my present retirement plan assets and retain the balance.

     Other instructions (e.g. make transfer upon maturity date of __/__/__): __
     __________________________________________________________________________

--------------------------------------------------------------------------------

Trustee should make check payable to:

State Street Bank and Trust Company A/C _________________ Scudder Flexi-
                                        (employer name)
Profit Sharing Plan.

Return check in the enclosed envelope to Scudder Fund Distributors, Inc., Retirement Plan Services, P.O. Box 9047, Boston, MA 02205-9047.

--------------------------------------------------------------------------------

3. Instructions to State Street Bank and Trust Company

     Upon receipt of the assets from my previous profit sharing plan trustee, please invest them in the Scudder Flexi-Profit Sharing Plan in the Scudder funds as indicated below:

                 Scudder Fund(s)      Account#          Employer          Employee
 Participant        Selected        (if existing)     Contribution      Contribution          Total
-------------     -------------     -------------     -------------     -------------     -------------

_____________     _____________     _____________     _____________     _____________     _____________

_____________     _____________     _____________     _____________     _____________     _____________

_____________     _____________     _____________     _____________     _____________     _____________

                 (Please attach additional pages if necessary.)

--------------------------------------------------------------------------------

4. Signature of Employer

   __________________________          _______________________________________
   Date                                Employer Signature

5. Acceptance by New Trustee (To be completed by Scudder Fund Distributors, Inc. and State Street Bank and trust company)

State Street Bank and Trust Company accepts the appointment as successor trustee of the above Profit Sharing Plan account and requests the liquidation and transfer of assets as indicated above.

Scudder Fund Distributors, Inc.             State Street Bank and Trust Company
By: __________________________
Date: ________________________              By: /s/ G. Reeves
                                                --------------------------------
This form is valid only is signed by an authorized representative of Scudder Fund Distributors, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ==================
                               Profit Sharing Plan
                           Designation of Beneficiary

_________________________                      Return this form to:
Name of Employer
_________________________                      Scudder Fund Distributors, Inc.
Fund(s)                                        Retirement Plan Services
_________________________                      P.O. Box 9047
Account #'s, if assigned                       Boston, MA 02205-9047
--------------------------------------------------------------------------------

Name of Participant _______________________

Note: You must file a separate Designation of Beneficiary form for the Flexi-Money Purchase Pension Plan.

--------------------------------------------------------------------------------
Instructions

With this form you designate the beneficiary who will receive your Plan assets if you die while a balance remains in your account. Your spouse must consent if less than 100% is left to him or her. This form is not effective until filed with the Plan Trustee.

--------------------------------------------------------------------------------
Examples of beneficiary designations

o Sandra Casey (SS# 000-00-0000), 3 Oak Street, Chicago, IL 60060, my wife, if living at my death; otherwise to my children who survive me, in equal shares. If any child does not survive me, such deceased child's share shall go by right of representation to that child's issue who survive me. (Note:
     "issue" refers to children, grandchildren, etc.)

o Sandra Casey (SS# 000-00-0000) 3 Oak Street, Chicago, IL 60060, my wife, if living at my death; otherwise to James Casey (SS# ###-##-####), 321 Elm Street, San Mateo, CA 94042, my son, if living at my death. If he is not living at my death, then to his issue who survive me by right of representation.

o James Casey (SS# ###-##-####), 321 Elm Street, San Mateo, CA 94042, my son, and Mary Casey (SS# 999-99-9999), 7 Beech Avenue, Dallas, TX 75302, my daughter, in equal shares, if they both survive me; otherwise all to the one of them who survives me. If neither survives me, to X charity.

     These are only examples. You may wish to consult an attorney before naming beneficiaries.

--------------------------------------------------------------------------------
Name your plan Beneficiaries and list their Social Security Numbers and addresses if possible

The following beneficiaries are entitled to receive the assets of my Plan upon my death. This designation revokes any previous designation. I understand that I can change this choice of beneficiary by submitting a new form to the Trustee for the Scudder Plan.

                    Beneficiaries (Please print): _____________________________
                    ___________________________________________________________
                    ___________________________________________________________
                    ___________________________________________________________

--------------------------------------------------------------------------------
Sign here

                    ____________________________     ____________________
                    Your signature                   Date

--------------------------------------------------------------------------------
Obtain the consent of your spouse if necessary (both boxes may be checked). If box (a) is checked, your spouse's signature must be witnessed by a Notary Public or Plan Representative

|_| (a) If less than 100% of the assets in the Plan have been left to me as primary beneficiary, I consent to such designation and limit my consent to the beneficiaries indicated above. In addition, recognizing that I also have a right to limit my consent to a specific form of benefits (such as a lump sum distribution or installment payments over a period of time). I relinquish that right and consent to any form of benefits which may be elected under the plan. I understand that my spouse must execute a new designation if he or she wants to designate another beneficiary.

|_| (b) As spouse of a Participant who is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, or Washington, I consent to
     (1) the naming of another person as primary beneficiary to receive more than one-half the plan distributions or (2) the naming of myself as primary beneficiary and others as contingent beneficiaries.

     I acknowledge that I have read the above election and understand the effect its exercise shall have on me.

     ____________________________    _____________________
     Spouse's signature              Date

     ____________________________    |_| Plan representative
     Witness                         or
                                     |_| Notary Public
                                         State: ____________

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ==================
                          Money Purchase Pension Plan
                               Adoption Agreement

                                                 Return this form to:

                                                 Scudder Fund Distributors, Inc.
                                                 Retirement Plan Services
                                                 P.O. Box 9047
Plan number 004                                  Boston, MA 02205-9047
--------------------------------------------------------------------------------

INSTRUCTIONS:

     These instructions are provided to help you make selections in the corresponding sections of the Money Purchase Pension Plan Adoption Agreement. The Adoption Agreement is designed with "pre-selected" options shaded in each section. If you want the pre-selected option, please do not check or complete the unshaded option below. If you prefer the unshaded option, check the box and fill in any blanks.

1. ELIGIBILITY

This section determines who will be covered by the plan. you determine the waiting period, how many hours constitute a year of service, minimum age required, and starting day for participation. You also decide whether you wish to exclude certain classes of employees from participation in the plan. If this is your first year of business, you must reduce the waiting period to make contributions this year.

2. VESTING OF EMPLOYER CONTRIBUTIONS

A. If you choose a waiting period of more than one year in 1.A., you must select full and immediate vesting. If you choose a waiting period of one year or less and want graduated vesting, check the unshaded option to select the vesting schedule in Column 1. For a more rapid schedule, check the box and complete Column 2.

B. If you choose immediate vesting, skip this section. If your choose graduated vesting, you may select the 12 month period on which vesting years are calculated. If you check the unshaded option, you may not check the box in 2.C., the following section.

C. Do not check the unshaded option if you checked the box in 2.B. If you did not check the box in 2.B. and want participants to accrue a vesting year for years they receive an employer contribution, whether or not the participant completes the number of Hours of Service specified in Section 1.B., check the box in 2.C.

D. Checking a box(es) in this section allows you to calculate vesting years including a participant's service before the plan (or predecessor plan) was established or before the plan year in which a participant turned 18.

3. ALLOCATION OF EMPLOYER CONTRIBUTIONS

A. This option allows you to decide whether you will make contributions for former participants who retired or otherwise terminated participation in the plan during the plan year. If you do not wish to make contributions for these former participants, check the unshaded option.

B. If you plan is top heavy, you may be required to make minimum contributions for non-key employees. If you maintain more than one qualified retirement plan, this election lets you select the plan responsible for making these minimum contributions.

     Check and complete the unshaded option if you want to make any minimum plan contributions from another tax-qualified plan or from this Pension Plan if you have adopted both the Scudder Profit Sharing and Pension Plans.

     Do not check the unshaded option if you are adopting only the Money Purchase Pension Plan.

4. NORMAL RETIREMENT DATE

The normal retirement date for plan participants will be 59 1/2 unless you check and complete the unshaded option.

5. COMPENSATION

The unshaded option in this section allows you to base contributions on compensation for the entire year an employee becomes a participant, even if the employee becomes a participant during the year.

6. PARTICIPANT CONTRIBUTIONS

Non-deductible voluntary contributions (after-tax) are allowed by the plan unless you select otherwise by checking the unshaded option.

7. INVESTMENT

[Illegible]

8. LOANS

Loans to participants from this plan are not permitted unless you check the unshaded option. NOTE: Certain owners, including owner-employees, are prohibited from taking loans from the Plan.

9. EFFECTIVE DATE

The effective date of the plan will be the first day of the employer's fiscal year, unless otherwise indicated by checking and completing the unshaded option.

10. PLAN YEAR

The plan year will be the employee's fiscal year unless you check and complete the unshaded option.

11. AMENDMENT

If you are adopting the Money Purchase Pension Plan as an amendment to an existing plan, please check the unshaded option.

12. PENSION CONTRIBUTIONS AND INTEGRATION WITH SOCIAL SECURITY

If you do not want your plan integrated with Social Security, complete the blank in the shaded option to designate the contribution rate for the plan. Do not check the unshaded option.

If you do wish to integrate the plan, check the unshaded option and then specify the integration rate and integration level. Note: If integration is selected, please indicate, at the end of the unshaded option, the rate for contributions made to the plan exclusive of Social Security contribution. The rate chosen should not result in total contributions to any participant exceeding 25% of compensation. (For a self-employed individual, the rate should not exceed 25%, which is the same of 20% of net profits before contributions to the plan for the self-employed. See guide for more information.)

13. LIMITATIONS ON ALLOCATIONS

This section advises you concerning the limitations on allocations of contributions if you have other tax-qualified plans in addition to the Flexi-Plan Profit Sharing Plan or Money Purchase Pension Plan.

14. LIMITATION YEAR

The limitation year will be the same as the plan year unless you check and complete the unshaded option.

15. SIGNATURES

Please read and complete this section. State Street Bank and Trust Company is predesignated as the Plan's trustee and the Adoption Agreement is presigned by an authorized representative of State Street Bank.

If you elect to allow loans to participants in this Agreement, please designate a loan trustee and obtain the loan trustee's signature. The loan trustee may be an individual.

Please provide all the information requested, including the employer's tax identification number and fiscal year. If you do not have a tax identification number, please contact your local Internal Revenue Service office to obtain a number.

ADOPTION AGREEMENT AMENDMENT

As permitted under the Tax Reform Act of 1986, forfeitures may be reallocated to participants rather than reducing future contributions. Check the box if you want this provision to apply to your plan.

If you have any questions about this Adoption Agreement [Illegible]

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ===================
                          Money Purchase Pension Plan
                               Adoption Agreement

                                                 Return this form to:

                                                 Scudder Fund Distributors, Inc.
                                                 Retirement Plan Services
                                                 P.O. Box 9047
Plan number 004                                  Boston, MA 02205-9047
--------------------------------------------------------------------------------

The undersigned (the "Employer") establishes, or amends, the (Scudder automatically inserts employer's name) Money Purchase Pension Plan, by completing the Adoption Agreement adopting or amending the Money Purchase Pension Plan in the form of the Prototype Plan attached.

1.   ELIGIBILITY

A.   To become a Participant an Employee must complete 3 Years of Service

     |_| or, if this box is checked, an Employee must complete _______ Year(s) of Service, (insert less than "3"; select more than "1" only if the employer selects full and immediate vesting in Section 2.A. below; insert "0" for no waiting period).

B.   The number of Hours of Service required to have a Year of Service is 1000

     |_| or, if this box is checked, ______ (insert less than 1000 hours). However, if the Year(s) of Service selected in A. above is or includes a fraction year, an Employee is not required to complete any specified number of Hours of Service to receive eligibility credit for such fractional year.

C.   To become a Participant an Employee need not attain any minimum age

     |_| or, if this box is checked, an Employee must be at least ____ (insert 21 or less) years of age.

D. An Employee who meets the above requirements shall become a Participant on the first day the requirements are met

     |_|  or, if this box if checked, on the first day of the next month.

E.   All Employees are entitled to be Participants

     |_| or, if this box is checked, all Employees are entitled to be Participants except (check one or both):

          |_| Non-resident aliens who receive no earned income from the Employer which constitutes income from sources within the United States

          |_| Individuals covered by a collective bargaining contract which meets the requirements specified in the Plan.

2.   VESTING OF EMPLOYER CONTRIBUTIONS

A. Employer Contributions under the Plan shall be fully and immediately vested and non-forfeitable

     |_| or, if this box is checked, vested at the rate in Column 1 below, or at a more rapid rate of vesting if specified in Column 2 below.

                            VESTING TABLE

                             Column 1                 Column 2
                            -----------             ----------
         Vesting              Minimum               Percentage
          Years              Percentage              Selected
            1                     0                 __________
            2                    20                 __________
            3                    40                 __________
            4                    60                 __________
            5                    80                 __________
            6                   100                 __________

B. Vesting Years and One-Year Breaks in Service for the purpose of vesting shall be measured on the Plan Year

     |_| or, if this box is checked, on the 12 consecutive month period beginning on the Participant's initial date of employment or an anniversary of that date.

     Note: If you make this election, you may not check the box in Section 2.C.
           below.

C. The Participant will have a Vesting Year only if the Participant completes the number of Hours of Service specified in Section 1.B.

     |_| or, if this box is checked, if the Participant either completes the number of Hours of Service specified in Section 1.B. or receives an allocation of the Employer Contribution for the Plan Year, or both.

D. The following Service will be included in determining Vesting Years only if checked below:

     |_|  Service before the Employer maintained this Plan or a predecessor plan

     |_| Service before the first Plan Year in which a Participant attained age 18.

3.   ALLOCATION OF EMPLOYER CONTRIBUTIONS

A. A former Participant who has retired, died, otherwise terminated Service, or transferred to an ineligible class of Employees during the Plan year shall share in the allocation of Employer Contributions for the Plan Year

     |_| or, if this box is checked, shall not share in the allocation of Employer Contributions.

B. Any required minimum top heavy allocations will be made first from this Plan unless the Employer has also adopted a Scudder Profit Sharing Plan (plan number 001 and 003), in which case the minimum top heavy allocations will be made first from that plan.

     |_| or, if this box is checked, first from the _______________ Plan (insert name of another qualified plan maintained by the Employer).

4.   NORMAL RETIREMENT DATE

A.   Participant's Normal Retirement Date shall be age 59 1/2

     |_| or, if this box is checked, age ________________ (insert more than 59 1/2 but not more than 65).

5.   COMPENSATION

"Compensation" shall only include amounts paid during the Plan Year by the Employer to the Employee while the Employee was a Participant

     |_| or, if this box is checked, "Compensation" shall include amounts paid by the Employer to the Employee during the entire Plan Year in which an Employee became a Participant whether or not such Employee was a Participant for the entire Plan Year.

6.   PARTICIPANT CONTRIBUTIONS

Non-deductible Voluntary contributions by a Participant are permitted

     |_|  or, if this box is checked, are not permitted.

7.   INVESTMENT

Investment decisions shall be made by the Participant

     |_|  or, if this box is checked, by the Administrator.

8.   LOANS

Loans to a Participant are not permitted

     |_|  or, if this box is checked, are permitted.

9.   EFFECTIVE DATE

The Effective Date of the Plan or Amendment shall be the first day of the Employer's fiscal year during which the Plan is adopted or amended

     |_|  or, if this box is checked, _____________________ (insert date).

10.  PLAN YEAR

The Plan Year shall be the same as the fiscal year of the Employer

     |_|  or, if this box is checked, shall end on the last day of the month of
          ___________________.

11.  AMENDMENT

Execution of the Adoption Agreement is not an amendment to an existing plan

     |_|  or, if this box is checked, is an amendment to an existing plan.

12.  PENSION CONTRIBUTIONS AND INTEGRATION WITH SOCIAL SECURITY

The Plan will not be integrated with Social Security and for each Plan Year the Employer will contribute to the Account of each Participant entitled to an allocation under Section 3, _____________% (insert not more than 25%) of that Participant's Compensation for the Plan Year.

     |_|  or, if this box is checked,
          the Plan will be integrated with Social Security and for each Plan Year, the Employer will contribute

          |_|  the OASDI Rate

          or

          |_|  ___________% (not to exceed the OASDI Rate)

     of such Participant's Compensation in excess of (check one):

          |_|  the Social Security Wage Base

          or

          |_|  [Illegible text] Social Security Wage Base

Note: Rates chosen should not result in total contributions to any Participant exceeding 25% of that Employee's aggregate Compensation.

     Employer contributions allocable to a Participant shall be reduced by that Participant's allocation of forfeitures arising during preceding Plan Years.

     An Employer may elect to integrate the Plan with Social Security only if the Employer does not maintain another qualified retirement plan integrated with Social Security.

13.  LIMITATION ON ALLOCATIONS

If the Employer maintains or has ever maintained another qualified defined contribution plan other than a Scudder Profit Sharing Plan (Plan number 001 or 003) or a plan amended into the Prototype Plan in which any Participant in this Plan is or was a participant or could possible become a participant, the provisions of Section 5.03 of the Prototype Plan will apply.

If the Employer maintains or has ever maintained a qualified defined benefit plan in which any Participant in this Plan is or was a participant or could possibly become a participant, the provisions of Section 5.04 of the Prototype Plan will apply.

14.  LIMITATION YEAR

The Limitation Year shall be identical for all plans maintained by the Employer and is the Plan Year

     |_|  or, if this box is checked, shall end on the last day of the month of
          _________________.

15.  SIGNATURES

The Employer (1) covenants and agrees that whenever a Participant makes a contribution the Employer shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such contribution is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested, and (2) by remitting such a contribution to the Trustee the Employer shall be deemed to represent that the Participant has received such a prospectus, and (3) by remitting any other contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus of any Designated Investment Company in which it is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

An Employer adopting this plan may rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code, provided that the Employer has never maintained, is not maintaining, and will not (while maintaining this Plan) adopt a qualified plan (other than the Scudder Profit Sharing Plan (plan number 001 or 003) or a plan which is being amended into this Plan or the Scudder Profit Sharing Plan (plan number 001 and 003)) or after December 31, 1985, a welfare benefit fund (as defined in Code Section 419(e)) which provides post retirement benefits allocated to separate accounts for Key Employees (as defined in Code Section 419A(d)(3)).

An employer who adopts or maintains multiple plans other than the Scudder Profit Sharing Plan (plan number 001 or 003) together with the Scudder Money Purchase Pension Plan (plan number 002 or 004) may apply for a determination letter from the appropriate Key District Director of the Internal Revenue to obtain reliance that the plans are qualified.

This Adoption Agreement may be used only in conjunction with basic plan document #01.

_________________________________     _____________________________
Name of Employer                      Name of Loan Trustee*

_________________________________     _____________________________
Signature of Employer                 Signature

_________________________________     *NOTE: If you elect to allow loans
Date                                  to Participants in Section 8, you
                                      must designate a Loan Trustee
_________________________________
Street Address                        Trustee:

_________________________________
City            State       Zip       State Street Bank and Trust Company

_________________________________     By: /s/ G. Reeves
Daytime Telephone                        --------------------------

_________________________________     ADOPTION AGREEMENT AMENDMENT
Employer Tax Identification Number    Benefit Forfeitures in Money Purchase Plan
                                      (check the option below if you wish
_________________________________     it to apply to your plan)
Employer Fiscal Year

Please make copies of all completed forms for your records

|_| Notwithstanding any other provision of the plan, forfeitures occurring in Plan Years beginning on or after __________ [fill in the first day of the Plan Year in which this Adoption Agreement Amendment is executed or a subsequent anniversary of such date] shall be allocated to those Participants entitled to an allocation of employer contributions for the Plan Year in which the forfeiture occurs.

To be Completed by Employer

--------------------------------------------------------------------------------
                               SCUDDER FLEXI-PLAN
                               ==================
                          Money Purchase Pension Plan
                               Contribution Form

                                                 Return this form to:

                                                 Scudder Fund Distributors, Inc.
                                                 Retirement Plan Services
                                                 P.O. Box 9047
                                                 Boston, MA 02205-9047
--------------------------------------------------------------------------------

Employer Information
Name____________________________________ Tax I.D. #__________________
Business Address________________________ Telephone___________________
City________________________State________Zip Code____________________

--------------------------------------------------------------------------------
Telephone Exchange Option

You or your plan participants will be able to exchange shares from one Scudder Fund into any other Scudder Fund by telephone, telegram, or TWX. The new account will have the identical registration as the account from which the shares are transferred.

--------------------------------------------------------------------------------
Participant Information

The minimum investment for the first Scudder plan you establish (either the Profit Sharing Plan or the Pension Plan) is $500 times the number of participants, which may be allocated in any amounts among the participants (e.g. 2 participants, minimum investment = $1000 which can be allocated $700 for one and $300 for the other). If you are establishing both plans, the minimum investment for the second plan is $300 times the number of participants. Participants may invest in more than one Scudder Fund if at least $500 is invested in each fund.

|_| Check here if assets to be invested in the Money Purchase Pension Plan will include a transfer from an existing plan. Please also complete the enclosed transfer form. (Please designate allocation of transfer money on the transfer form, and not on this form.)

                             Scudder Fund(s)  Contribution Amount
                                Selected      Employer   Employee   Total
Participant_______________   _____________    $_______   $_______   $_____
 Birth Date_______________   _____________    ________   ________   ______
 Social Security #________   _____________    ________   ________   ______
Participant_______________   _____________    ________   ________   ______
 Birth Date_______________   _____________    ________   ________   ______
 Social Security #________   _____________    ________   ________   ______
Participant_______________   _____________    ________   ________   ______
 Birth Date_______________   _____________    ________   ________   ______
 Social Security #________   _____________    ________   ________   ______

(Please attach additional pages if necessary)     Total investment  $=====

Please make your contribution check payable to State Street Bank and Trust Co.

--------------------------------------------------------------------------------

                               SCUDDER FLEXI-PLAN
                               ==================
                          Money Purchase Pension Plan
                           Designation of Beneficiary
               Waiver of Qualified Preretirement Survivor Annuity

_________________________                       Return this form to:
Name of Employer
_________________________                       Scudder Fund Distributors, Inc.
Fund(s)                                         Retirement Plan Services
_________________________                       P.O. Box 9047
Account #'s, if assigned                        Boston, MA 02205-9047
--------------------------------------------------------------------------------

Name of Participant _______________________

Note: You must file a separate Designation of Beneficiary form for the Flexi-Profit Sharing Plan.

--------------------------------------------------------------------------------
Instructions

With this form you designate the beneficiary who will receive your account balance if you die while a balance remains in your account. Please not that if you are married and you die before beginning distributions from the Plan, your spouse is automatically entitled to 50% of the account balance in the form of a preretirement survivor annuity, unless you make the waiver election below (Waiver of Preretirement Survivor Annuity) and your spouse consents (on the back of this form).

     In addition, once you begin distributions from your account, the distributions will be in the form of a joint and survivor annuity whether you are married or unmarried, unless you waive that right (a separate waiver form is available to waive the joint and survivor annuity).

     If you waive the preretirement survivor annuity with your spouse's consent, the beneficiary designation below will apply to your entire account balance. If you do not waive the annuity, or if your spouse does not consent to the waiver, the beneficiary designation will apply only to the 50% of the account not distributable as a preretirement survivor annuity.

--------------------------------------------------------------------------------
Examples of beneficiary designations

o Sandra Casey (SS# 000-00-0000), 3 Oak Street, Chicago, IL 60060, my wife, if living at my death; otherwise to my children who survive me, in equal shares. If any child does not survive me, such deceased child's share shall go by right of representation to that child's issue who survive me. (Note:
     "issue" refers to children, grandchildren, etc.)

o Sandra Casey (SS# 000-00-0000) 3 Oak Street, Chicago, IL 60060, my wife, if living at my death; otherwise to James Casey (SS# ###-##-####), 321 Elm Street, San Mateo, CA 94042, my son, if living at my death. If he is not living at my death, then to his issue who survive me by right of representation.

o James Casey (SS# ###-##-####), 321 Elm Street, San Mateo, CA 94042, my son, and Mary Casey (SS# 999-99-9999), 7 Beech Avenue, Dallas, TX 75302, my daughter, in equal shares, if they both survive me; otherwise all to the one of them who survives me. If neither survives me, to X charity.

These are only examples. You may wish to consult an attorney before naming beneficiaries.

--------------------------------------------------------------------------------
Name your plan Beneficiaries and list their Social Security Numbers and addresses if possible

The following beneficiaries are entitled to receive the assets of my Plan upon my death. This designation revokes any previous designation. I understand that I can change this choice of beneficiary by submitting a new form to the Trustee for the Scudder Money Purchase Pension Plan.

Beneficiaries (Please print): ____________________________________
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

--------------------------------------------------------------------------------
Waiver of Preretirement Survivor Annuity

This waiver is effective only when executed by a married individual either (a) during or after the plan year in which such individual attains age 35, or (b) after the individual separates from service, if earlier. Check box if you are eligible and you wish to make a waiver election.

|_| I waive automatic payment of the portion of my account balance which would otherwise be distributed as a preretirement survivor annuity. I acknowledge that I have read and understood the information provided to me concerning such annuity. I reserve the right to revoke this election to waive the annuity coverage.

________________________________________________________________________________
Sign here

         __________________________________          __________________________
         Your signature                              Date

                                                     _________/___/______
                                                     Your Date of Birth

--------------------------------------------------------------------------------

                                 (over, please)

Obtain the consent of your spouse if necessary (both boxes may be checked). If box (a) is checked, your spouse's signature must be witnessed by a Notary Public or Plan Representative

|_| (a) I, the spouse of the Participant, have read the above waiver of preretirement survivor annuity and understand that the effect such waiver has on me may be that all death benefits under the plan may be paid to someone other than me. By signing below, I consent to my spouse's waiver of a preretirement survivor annuity. My consent is limited to the beneficiary(ies) listed above. In addition, recognizing that I also have the right to limit my consent to a specific form of benefits (such as a lump sum distribution or installments over a period of time), by signing below, I relinquish that right and consent to any form of benefits which may be elected under the Plan.

          I understand that my spouse must execute a new designation if he or she wants to designate another beneficiary.

|_| (b) As spouse of a Participant who is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, or Washington, I consent to
     (1) the naming of another person as primary beneficiary to receive more than one-half of my spouse's account balance or (2) the naming of myself as primary beneficiary and others as contingent beneficiaries.

          I acknowledge that I have read the above election and understand the effect its exercise shall have on me.

     ______________________________      _________________________
     Spouse's signature                  Date

     Witness_________________________________________________

     |_| Plan Rep. or |_| Notary Public
                          State: _________________________
                          Commission Expires: ____________

[In the printed material, this page contains photocopies of two IRS approval letters]

                                    IRS
                                    Approval
                                    Letters

--------------------------------------------------------------------------------
NOTICE TO INTERESTED PARTIES
================================================================================

After enrolling in the Scudder Flexi-Plan, please complete this notice and post it in a common area for your employees' information.

(Where no determination letter submission is required in order for the employer to obtain reliance, this notice must be posted 9 to 23 days after adoption or amendment of a plan. Where a determination letter submission is required, this notice must be posted 7 to 21 days prior to the submission.)

An employer adopting a master or prototype plan or an amendment thereto or a restatement thereof, is required to notify all interested parties including all employees and any self-employed individuals) of such adoption, amendment, or restatement. Recently, ___________________ (name of employer) |_| adopted |_| restated the |_| __________________ Money Purchase Pension Plan |_| _____________________ Profit Sharing Plan (the "Plan"). The Internal Revenue Service, On August 5, 1985, issued an opinion letter with respect to this (amended form of) plan as a tax qualified prototype.

1.   Notice to employees of ____________________________________ (name of employer)(the "Employer").

     An application |_| is |_| is not to be made to the Internal Revenue Service by the Employer for determination on the qualification of the employee benefit pension plan described below.

2. The Employer has |_| adopted |_| restated the employee pension benefit plan described below on ___________________________.

3.   The name of the plan is _______________________________ (insert full name of plan from first paragraph of adoption agreement).

4. The plan's identification number is ____. (For instance, the first plan will be No. 001 and subsequent plans No. 002, 003, etc.)

5.   The name and address of the Employer is _________________________
     ___________________________________________________________________.

6. The prototype plan's Opinion Letter number is |_| C212885a (if the Plan is a profit sharing plan) |_| C212883a (if the Plan is a money purchase pension plan).

7. The plan's sponsor is Scudder Fund Distributors, Inc., 175 Federal Street, Boston, Massachusetts 02110.

8.   The Employer's Tax Identification Number is _____________________.

9.   The plan administrator's name and address is ____________________
     ___________________________________________________________________.
     (If none appointed, insert Employer's name).

10. The address of the Key District Director having jurisdiction over the plan is ______________________________________________.*

* Please refer to chart at Appendix A, attached hereto.

11. The employees eligible to participate under the plan are (describe by class): __________________________________________________________________
     _________________________________________________________________________.

12. The Internal Revenue Service |_| has |_| has not previously issued a determination letter with respect to the qualification of this plan.

13.  Check Appropriate Box:

     |_| For employers who are required to make a determination letter submission to the IRS:

          The application will be filed on ____________________________ with the Key District Director, Internal Revenue Service at ___________________ for an advance determination as to whether the plan meets the qualification requirements of section 401, 403(a) or 405(a) of the Internal Revenue Code with respect to the plan's |_| initial qualification |_| amendment |_| termination |_| merger |_| consolidation or |_| transfer of plan assets or liabilities.

     |_| For employers who are not required to make a determination letter to the IRS.

          It is not contemplated that the plan will be submitted to the Internal Revenue Service for an advance determination as to whether it meets the qualification requirements of section 401 of the Internal Revenue Code with respect to either its initial qualification or any subsequent amendment.

                          RIGHTS OF INTERESTED PARTIES

14. You have the right to submit to the Key District Director, at the above address, either individually or jointly with other interested parties, your comments as to whether this plan meets the qualification requirements of the Internal Revenue Code. You may instead, individually or jointly with other interested parties, request the Department of Labor to submit, on your behalf, comments to the Key District Director regarding qualification of the plan. If the Department declines to comment on all or some of the matters [Illegible text].

                        REQUESTS FOR COMMENTS BY THE DOL

15.  Check Appropriate Box:

     |_| For employers who are required to make a determination letter submission to the IRS:

          The Department of Labor may not comment on behalf of interested partied unless requested to do so by the lesser of 10 employees or 10% of the employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this plan is _____. If you request the Department to comment, your comment must be in writing and must specify the matters upon which comments are requested, and also must include:

          (1) the information contained in items 2 through 9 of this Notice; and

          (2) the number of persons needed for the Department to comment.

     |_| For employers who are not required to make a determination letter submission to the IRS:

          The Department of Labor may not comment on behalf of interested partied unless requested to do so by the lesser of 10 employees or 10% of the employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this plan is _____. If you request the Department to comment, your comment must be in writing and must specify the matters upon which comments are requested, and must also include:

          (1) the information contained in items 2 through 9 of this Notice; and

          (2) the number of persons needed for the Department to comment.

--------------------------------------------------------------------------------

A request to the Department to comment should be addressed as follows:

     Administrator of Pension and Welfare Benefit Programs
     U.S. Department of Labor
     200 Constitution Avenue, N.W.
     Washington, D.C. 20216
     ATTN: 3001 Comment Request

                              COMMENTS TO THE IRS

16.  Check Appropriate Box:

     |_| For employers who are required to make a determination letter submission to the IRS:

          Comments submitted by you to the Key District Director must be in writing and received by him by _______________________ (the 45th day after the date on which the application for determination is received by the Key District Director). However, if there are matters you request the Department of Labor to comment upon your behalf, and the Department declines, you may submit comments on these matters to the Key District Director to be received by him on __________________ (within 15 days from the time the Department notifies you that it will not comment on a particular matter), or by ________________________ (the 45th day after the date on which the application for determination is received by the Key District Director), whichever is later. A request to the Department to comment on your behalf must be received by it by ____________________ (the 15th day after the date on which the application for determination is received by the Key District Director) if you wish to preserve your right to comment on a matter upon which the Department declines to comment, or by ____________________ (the 25th day after the date on which the application for determination is received by the Key District Director) if you wish to waive that right.

     |_| For employers who are not required to make a determination letter submission to the IRS:

          Comments submitted by you to the Key District Director must be in writing and received by him by _______________________ (the 75th day after the date on which the plan is adopted or amended). However, if there are matters you request the Department of Labor to comment upon your behalf, and the Department declines, you may submit comments on these matters to the Key District Director to be received by him on __________________ (within 15 days from the time the Department notifies you that it will not comment on a particular matter), or by ________________________ (the 75th day after the date on which the plan is adopted or amended), whichever is later. A request to the Department to comment on your behalf must be received by it by ____________________ (the 45th day after the date on which the plan is adopted or amended) if you wish to preserve your right to comment on a matter upon which the Department declines to comment, or by ____________________ (the 55th day after the date on which the plan is adopted or amended) if you wish to waive that right.

                             ADDITIONAL INFORMATION

17.  Check Appropriate Box:

     |_| For employers who are required to make a determination letter submission to the IRS:

          Detailed instruction regarding the requirements for notification of interested parties may be found in sections 6,7 and 8 of Revenue Procedure 80-30. Additional information concerning this adoption or amendment (including, where applicable, an updated copy of the plan and related trust; the application for determination; and any additional documents dealing with the application for determination; and copies of section 6 of Revenue Procedure 80-30) is available at _________________ during the hours of __________________ for inspection and copying. (There is a nominal charge for copying and/or mailing.)

     |_| For employers who are not required to make a determination letter submission to the IRS:

          Detailed instruction regarding the requirements for notification of interested parties may be found in sections 6,7 and 8 of Revenue Procedure 80-30. Additional information concerning this adoption or amendment (including, where applicable, a description of the provisions providing for nonforfeitable benefits; a description of the circumstances which may result in ineligibility or loss of benefits; a description of the source of financing of the plan; and copies of section 6 of Revenue Procedure 80-30) is available at _________________ during the hours of __________________
     for inspection and copying. (There is a nominal charge for copying and/or mailing.)

                         Appendix A
                   Key District Addresses

Key District                                 IRS Districts Covered
                   Mid Atlantic Region
Baltimore                              Baltimore, Pittsburgh, Richmond
31 Hopkins Plaza
Baltimore, MD 21201

Newark                                 Newark, Philadelphia, Wilmington
70 Broad Street
Newark, NJ 07102

                  North Atlantic Region

Brooklyn                               Albany, Augusta, Boston, Brooklyn,
35 Tillary Street                      Buffalo, Burlington, Hartford,
Brooklyn, NY 11201                     Manhattan, Portsmouth, Providence

                      Central Region

Cincinnati                             Cincinnati, Cleveland, Detroit,
550 Main Street                        Indianapolis, Louisville,
Cincinnati, OH 45202                   Parkersburg

                      Midwest Region

Chicago                                Aberdeen, Chicago, Des Moines,
230 S. Dearborn Street                 Fargo, Helena, Milwaukee, Omaha,
Chicago, IL 60604                      St. Louis, St. Paul, Springfield

                      Southeast Region

Atlanta                                Atlanta, Birmingham, Columbia,
275 Peachtree Street, NE               Greensboro, Jackson, Jacksonville,
Atlanta, GA 30303                      Little Rock, Nashville, New Orleans

                      Southwest Region

Dallas                                 Albuquerque, Austin, Cheyenne,
1100 Commerce Street                   Dallas, Denver, Houston, Oklahoma
Dallas, TX 75202                       City, Phoenix, Salt Lake City, Wichita

                       Western Region

Los Angeles                            Anchorage, Boise, Honolulu, Laguna
300 N. Los Angeles Street              Niguel, Los Angeles, Portland, Reno,
Los Angeles, CA 90012                  Sacramento, San Francisco, San Jose,
                                       Seattle

                                                                   -------------
                                                                     TELEPHONE
                                                                     NUMBERS AND
                                                                     ADDRESSES
                                                                   =============

                                       -----------------------------------------
                                       For questions about Scudder Flexi-Plan

                                       Call: (Toll-free)
                                       1-800-323-6105
                                       or
                                       Write to:
                                       Scudder Funds
                                       Group Retirement Plans Dept.
                                       175 Federal Street
                                       Boston, MA 02110-2267

                                       -----------------------------------------
                                       For questions about the Scudder Funds

                                       Call: (Toll-free)
                                       1-800-225-2470
                                       or
                                       Write to:
                                       Scudder Funds
                                       160 Federal Street
                                       Boston, MA 02110

                                       -----------------------------------------
                                       To arrange transactions and for questions about existing accounts

                                       Call: (Toll-free)
                                       1-800-225-5163
                                       or
                                       Write to:
                                       Scudder Funds
                                       P.O. Box 2291
                                       Boston, MA 02107-2291

================================================================================
Scudder Offices

Boston
160 Federal Street
Boston, Massachusetts 02110
800-225-2470

Chicago
111 East Wacker Drive, 22nd Fl.
Chicago, Illinois 60601
312-861-2700

Cincinnati
555 Carew Tower
Cincinnati, Ohio 45202
513-621-4200

Cleveland
950 Terminal Tower
Cleveland, Ohio 44113
216-241-7744

Houston
1100 Louisiana Street
Suit 2190
Houston, Texas 77002
713-659-3838
800-445-0544 (in Texas)

Los Angeles
333 South Hope Street, 37th Fl.
Los Angeles, California 90071
213-628-1144

New York
345 Park Avenue, 26th Fl.
New York, New York 10154
212-326-6200

Philadelphia
Three Mellon Bank Center
Philadelphia, Pennsylvania 19102
215-864-7200

Portland, Oregon
One S.W. Columbia Street
Suite 575
Portland, Oregon 97258
503-224-3999

San Francisco
101 California Street, 41st Fl.
San Francisco, California 94111
415-981-8191

West Palm Beach
Phillips Point, Suite 1100
777 South Flagler Drive
West Palm Beach
Florida, 33401
305-832-3600

                                                 Return a copy to:
                                                 Scudder Fund Distributors, Inc.
                                                 Retirement Plan Services
                                                 175 Federal Street
                                                 Boston, MA  02110

                               SCUDDER FLEX I-PLAN
                               Profit Sharing Plan
Plan number 005                Adoption Agreement

     The undersigned (the "Employer") establishes, or amends, the (Scudder automatically inserts employer's name) Profit Sharing Plan, by completing this Adoption Agreement adopting or amending the Profit Sharing Plan in the form of the Prototype Plan attached.

     I. ELIGIBILITY

          A. To become a Participant an Employee must complete 3 Years of Service

               |_| or, if this box is checked, an Employee must complete _____ Year(s) of Service, (insert less than "3"; select more than "1" only if the Employer selects full and immediate vesting in Section II.A. below; insert "0" for no waiting period).

          B. The number of Hours of Service required to have a Year of Service is 1000

               |_| or, if this box is checked, _____ (insert less than 1000 hours). However, if the Year(s) of Service selected in A. above is or includes a fractional year, an Employee is not required to complete any specified number of Hours of Service to receive eligibility credit for such fractional year.

          C. To become a Participant an Employee need not attain any minimum age

               |_| or, if this box is checked, an Employee must be at least _____ (insert "21" or less) years of age.

          D. An Employee who meets the above requirements shall become a Participant on the first day the requirements are met

               |_| or, if this box is checked, on the first day of the next month.

          E. All Employees are entitled to be Participants except [one or more may be selected]:

               |_| Non-resident aliens who receive no earned income from the Employer which constitutes income from sources within the United States

               |_| Individuals covered by a collective bargaining contract which meets the requirements specified in the Plan

               |_|  Salaried Employees

               |_|  Hourly-paid Employees

               |_|  Piece-rate Employees

               |_|  Employees paid by commission

               |_| Employees covered by another retirement plan to which the Employer is required to contribute

               |_| Employees in the following non-discriminatory classification:

                    ___________________________________________________________.

     Note: If Employees are excluded from the Plan under one or more of the classifications above (not including the first two classifications) the exclusion must NOT result in discrimination in favor of officers, shareholders or highly paid Employees.

     II. EMPLOYER CONTRIBUTIONS

          Each Plan Year, the Employer shall make an Employer Contribution to the Plan in an amount determined by it, in its discretion

          |_| and, if this box is checked, an amount equal to _____% of aggregate Nondeductible Voluntary Contributions made during the Plan Year by Participants whose Non-deductible Voluntary Contributions equal or exceed _____% [insert "0" or a number not in excess of the next chosen number] of such Participant's Compensation, but only to the extent that such Participant's Non-deductible Voluntary Contributions do not exceed _____% [insert "6" or less] of such Participant's Compensation; plus such additional amount as shall be determined by the Employer, in its discretion, to be allocated in proportion to Participant's Non-deductible Voluntary Contributions in excess of the second above designated percentage, but not in excess of the last above designated percentage.

     III. VESTING OF EMPLOYER CONTRIBUTIONS

          A.   Employer   Contributions  under  the  Plan  shall  be  fully  and
               immediately vested and non-forfeitable

               or, check one:

               |_|  Vested at the "Top-Heavy" rate in Column 1 below

               |_|  Vested at the "4-40 vesting" rate in Column 2 below

               |_| Vested at the rate specified in Column 4 below, which rate shall be at least as rapid as the rate in Column 3 below.

                                  VESTING TABLE

                  Column 1        Column 2         Column 3         Column 4
    Vesting     "Top-Heavy"     "4-40 Vesting"     Minimum        Percent age
     Years       Percentage       Percentage      Percentage        Elected
    -------     -----------     --------------    ----------      -----------
       1              0                0               0             _____
       2             20                0               0             _____
       3             40                0               0             _____
       4             60               40               0             _____
       5             80               45              25             _____
       6            100               50              30             _____
       7            100               60              35             _____
       8            100               70              40             _____
       9            100               80              45             _____
      10            100               90              50             _____
      11            100              100              60             _____
      12            100              100              70             _____
      13            100              100              80             _____
      14            100              100              90             _____
      15            100              100             100             _____

          B. Vesting Years and One-Year Breaks in Service for the purpose of vesting shall be measured on the Plan Year

               |_| or, if this box is checked, on the 12 consecutive month period beginning on the Participant's initial date of employment or an anniversary of that date.

                    Note: If you make this election, you may not make elections in Sections III.C. or IV.B.

          C. The Participant will have a Vesting Year only if the Participant completes the number of Hours of Service specified in Section I.B.

               |_| or, if this box is checked, if the Participant either completes the number of Hours of Service specified In
                    Section I.B. or receives an allocation of the Employer Contribution for the Plan Year, or both.

          D. The following Service will be included in determining Vesting Years only if checked:

               |_| Service before the first Plan Year in which the Participant attained age 18

               |_| Service before the Employer maintained this Plan or a predecessor plan

               |_| Service before January 1, 1971, unless the Participant has completed at least 3 Vesting Years after December 31, 1970

               |_| Service before the first Plan Year to which ERISA is applicable if this Plan is a continuation of an earlier plan which would have disregarded such service

               |_| Service after five consecutive One-Year Breaks in Service (but this exclusion shall apply only for the purpose of computing the vested percentage of Employer Contributions made before such break)

               |_| Service before a period of consecutive One-Year Breaks in Service, if the Participant had no vested interest at the time of such breaks and the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the number of Vesting Years before such break without counting Vesting Years excluded by an earlier application of this provision.

          E. If the Plan shifts out of Top-Heavy status for any Plan Year, the vesting schedule in effect while the Plan was Top-Heavy will continue to be in effect for all existing and future Participants

               |_| or, if this box is checked, the Plan will shift to the vesting schedule selected in Section III.A. for all Plan Years during which the Plan is not Top-Heavy.

     IV.  ALLOCATION OF EMPLOYER CONTRIBUTIONS

          A. A former Participant who has retired, died, otherwise terminated Service, or transferred to an ineligible class of Employees during the Plan Year shall share in the allocation of Employer Contributions for the Plan Year

               |_| or, if this box is checked, shall not share in the allocation of Employer Contributions.

          B. Participants will share in the allocation of Employer Contributions for a Plan Year regardless of the number of Hours of Service completed in such Plan Year

               |_| or, if this box is checked, in a Plan Year in which the Plan is not Top-Heavy, only if they complete during such Plan Year the number of Hours of Service specified in Section I.B.

          C. Any minimum Top-Heavy allocations of the Plan will be made first by this Plan

               |_| or, if this box is checked, by the ____________ Plan (insert name of another qualified plan maintained by the Employer).

          D. In any Year in which the Plan is Top-Heavy, the minimum Top-Heavy Allocation shall be at the rate of 3%

               |_|  or, if this box is checked, at the rate of 4%.

          Note: The Employer may not make a selection in A. or B. above, if it has previously made an election in Section II.

     V.   INTEGRATION WITH SOCIAL SECURITY

          The Plan will not be integrated with Social Security

               |_| or, if this box is checked, will be integrated with Social Security on the following basis:

          A. The Integration Level for a Plan Year will be the Social Security Wage Base for such Plan year

               |_| or, if this box is checked, $________ (not in excess of Social Security Wage Base).

          B. The Integration Rate for a Plan Year will be the OASDI Rate for such Plan Year

               |_| or, if this box is checked, ________% (not in excess of OASDI rate).

          Note: An employer may elect to integrate the Plan with Social Security only if the Employer both does not maintain another qualified retirement plan integrated with Social Security and has not made an election in Section II above.

     VI.  NORMAL RETIREMENT DATE

          A participant's Normal Retirement Date shall be age 59-1/2

               |_] or, if this box is checked, age __________ (insert more than 59-1/2 but not more than 65).

    VII.  COMPENSATION

          "Compensation" shall Include mounts paid during the Plan Year by the Employer to the Employee while the Employee was a Participant

               |_| or, if this box is checked, "Compensation" shall include amounts paid by the Employer to the Employee during the entire Plan Year in which an Employee became a Participant whether or not such an Employee was a Participant for the entire Plan Year.

               |_| and, if this box is checked, "Compensation" shall not include the following (select one or more if desired):

                    ( ) Bonuses
                    ( ) Commissions
                    ( ) Overtime Payments
                    ( ) Other (specify) ____________________.

          Note: The above exclusions from Compensation shall only apply if benefits under this plan are not integrated with Social Security Benefits. Furthermore, the above exclusions must not result in prohibited discrimination under Code Section 401(a)(4).

   VIII.  PARTICIPANT CONTRIBUTIONS

          A. Nondeductible Voluntary Contributions by a Participant are permitted

               |_|  or, if this box is checked, are not permitted.

          B. Deductible Voluntary Contributions (QVECs) by a Participant are not permitted

               |_|  or, if this box is checked, are permitted.

     IX.  INVESTMENT

          Investment decisions shall be made by the Participant

               |_|  or, if this box is checked, by the Administrator.

      X.  LOANS

          Loans to a Participant are not permitted

               |_|  or, if this box is checked, are permitted.

     XI.  EFFECTIVE DATE

          The Effective Date of this Plan or amendment shall be the first day of the Employer's fiscal year during which the Plan is adopted or amended

               |_|  or, if this box is checked, ____________________.

    XII.  PLAN AND LIMITATION YEARS

          A. The Plan Year shall be the same as the fiscal year of the Employer

               |_| or, if this box is checked, shall end on the last day of the month of _______________

          B. The Limitation Year shall be identical for all plans of the Employer and is the Plan Year

               |_| or, if this box is checked, shall end on the last day of the month of _________________.

   XIII.  AMENDMENT

          Execution of this Adoption Agreement is not an amendment to an existing plan

               |_| or, if this box is checked, is an amendment to an existing plan.

    XIV.  LIMITATIONS ON ALLOCATIONS

          This section applies only for an employer who maintains or has ever maintained another qualified retirement plan, other than the Scudder Prototype Plan adopted as a Money Purchase Pension Plan, or a Plan amended into the Scudder Prototype Plan, in which any participant in this plan is or was a participant or could possibly become a participant.

          A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan, the provisions of Section 5 of the Prototype Plan will apply as if the other plan were a master or prototype plan

               |_| or, if this box is checked, the attached rider describes the method by which the plans will limit total Annual Addition to the Maximum Permissible Amount described in Section 5.5 of the Plan and reduce any excess amount in a manner that precludes Employer discretion.

          B. If the Participant is, or has ever been, a participant in a defined benefit plan maintained by the Employer, the provisons of Section 5 of the Prototype Plan will apply or, if this box is checked, the attached rider describes the method by which the plans involved will satisfy the 1.0 limitation described in Section 5.4 of the Plan and reduce any excess amount in a manner that precludes Employer discreation.

     XV.  APPOINTMENT OF TRUSTEES:

          The Employer hereby designates the following person or persons as Trustee(s) under the Trust:

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

    XVI.  SIGNATURES

          The Employer (1) convenants and agrees that whenever a Participant makes a contribution the Employer shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such contribution is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested, and (2) by remitting such a contribution to the Trustee the Employer shall be deemed to represent that the Participant has received such a prospectus, and (3) by remitting any other contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus of any Designated Investment Company in which it is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

          An Employer adopting this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code D Section 401. An Employer who wishes to obtain such reliance should apply for a determination letter from the appropriate Key District Director of the Internal Revenue Service to obtain reliance that the Plan is qualified.

          This Adoption Agreement may be used in conjunction with basic Plan Document #01.

     IN WITNESS WHEREOF, the Employer has hereunto executed this Adoption Agreement as of the _______ day of ______________ , 19_____.


     __________________________________            Trustee(s) Signature(s):
     Print Name of Employer


     __________________________________            _____________________________
     Signature of Employer


     __________________________________            _____________________________
     Street Address


     __________________________________            _____________________________
     City                State      Zip


     __________________________________            _____________________________
     Telephone


     __________________________________            _____________________________
     Employer Tax Identification Number            Date


     __________________________________
     Employer Fiscal Year

     Scudder Fund Distributors, Inc., acknowledges receipt of a copy of the executed Adoption Agreement and agrees to accept contributions under the Plan on behalf of the Designated Investment Companies.


                                                   SCUDDER FUND DISTRIBUTORS


                                                   By:_________________________

--------------------------------------------------------------------------------
The Flexi-Plan has been amended for all Tax Reform changes effective in 1987 and 1988. The Adoption Agreement below has been included as part of this Tax Reform Amendment.
--------------------------------------------------------------------------------

                          ADOPTION AGREEMENT AMENDMENT

                 Employer Contributions in Profit Sharing Plan.
                 ----------------------------------------------
          (check the option below if you wish it to apply to your plan)

|_| Effective for Plan Years beginning on or after [_____________ fill in the first day of the Plan Year in which this Adoption Aqreement Amendment is executed or a subsequent anniversary of such date], notwithstanding any other provision of the plan, the employer contributions shall be made to the plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year.

                                                 Return to:
                                                 Scudder Fund Distributors, Inc.
                                                 Retirement Plan Services
                                                 175 Federal Street
                                                 Boston, MA  02210


                               SCUDDER FLEXI-PLAN
                           Money Purchase Pension Plan
                               Adoption Agreement

Plan number 006

     The undersigned (the "Employer") establishes, or amends, the (Scudder automatically inserts employer's name) Money Purchase Pension Plan, by completing this Adoption Agreement adopting or amending the Money Purchase Pension Plan in the form of the Prototype Plan attached.

     I. ELIGIBILITY

          A. To become a Participant an Employee must complete 3 Years of Service

               |_| or, if this box is checked, an Employee must complete Year(s) of Service, (insert less than "3"; select more than "1" only if the Employer selects full and immediate vesting in Section II.A. below; insert "0" for no waiting period).

          B. The number of Hours of Service required to have a Year of Service is 1000

               |_| or, if this box is checked, _____(insert less than 1000 hours). However, if the Year(s) of Service selected in A. above is or includes a fractional year, an Employee is not required to complete any specified number of Hours of Service to receive eligibility credit for such fractional year.

          C. To become a Participant an Employee need not attain any minimum age

               |_| or, if this box is checked, an Employee must be at least (insert "21" or less) years of age.

          D. An Employee who meets the above requirements shall become a Participant on the first day the requirements are met

               |_| or, if this box is checked, on the first day of the next month.

          E. All Employees are entitled to be Participants except (one or more may be selected):

               |_| Non-resident aliens who receive no earned income from the Employer which constitutes income from sources within the United States

               |_| Individuals covered by a collective bargaining contract which meets the requirements specified in the Plan

               |_|  Salaried Employees

               |_|  Hourly-paid Employees

               |_|  Piece-rate Employees

               |_|  Employees paid by commission

               |_| Employees covered by another retirement plan to which the Employer is required to contribute

               |_|  Employees in the following non-discriminatory
                    classification:
                    ____________________________________________________________

    Note: If Employees are excluded from the Plan under one or more of the classifications above (not including the first two classifications) the exclusion must NOT result in discrimination in favor of officers, shareholders or highly paid Employees.

     II. VESTING OF EMPLOYER CONTRIBUTIONS

          A. Employer contributions under the Plan shall be fully and immediately vested and non-forfeitable or, check one:

               |_|  Vested at the "Top-Heavy" rate in Column 1 below


               |_|  Vested at the "4-40 vesting" rate in Column 2 below

               |_| Vested at the rate specified in Column 4 below, which rate shall be at least as rapid as the rate in Column 3 below.

                                  VESTING TABLE

                Column 1        Column 2         Column 3          Column 4
  Vesting     "Top-Heavy"    "4-40 Vesting"      Minimum          Percentage
   Years       Percentage      Percentage       Percentage         Elected
  -------     -----------     -------------     ----------       ------------
     1              0                0              0            ____________
     2             20                0              0            ____________
     3             40                0              0            ____________
     4             60               40              0            ____________
     5             80               45             25            ____________
     6            100               50             30            ____________
     7            100               60             35            ____________
     8            100               70             40            ____________
     9            100               80             45            ____________
    10            100               90             50            ____________
    11            100              100             60            ____________
    12            100              100             70            ____________
    13            100              100             80            ____________
    14            100              100             90            ____________
    15            100              100            100            ____________


          B. Vesting Years and One-Year Breaks in Service for the purpose of vesting shall be measured on the Plan Year

               |_| or, if this box is checked, on the 12 consecutive month period beginning on the Participant's initial date of employment or anniversary of that date.

              Note: If you make this election, you may not make elections in
                    Sections II.C. or IV.B.

          C. The Participant will have a Vesting Year only if the Participant completes the number of Hours of Service specified in Section I.B.

               |_| or, if this box is checked, if the Participant either completes the number of Hours of Service specified in
                    Section I.B. or receives an allocation of the Employer Contribution for the Plan Year, or both.

          D. The following Service will be included in determining Vesting Years only if checked:

               |_| Service before the first Plan Year in which the Participant attained age 18

               |_| Service before the Employer maintained this Plan or a predecessor plan

               |_| Service before January 1, 1971, unless the Participant has completed at least 3 Vesting Years after December 31, 1970

               |_| Service before the first Plan Year to which ERISA is applicable if this Plan is a continuation of an earlier plan which would have disregarded such service

               |_| Service after five consecutive One-Year Breaks in Service (but this exclusion shall apply only for the purpose of computing the vested percentage of employer Contributions made before such break)

               |_| Service before a period of consecutive One-Year breaks in Service, if the participant had no vested interest at the time of such breaks and the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the number of Vesting Years before such break without counting Vesting Years excluded by an earlier application of this provision.

          E. If the Plan shifts out of Top-Heavy status for any Plan Year, the vesting schedule in effect while the Plan was Top-Heavy will continue to be in effect for all existing and future Participants

               |_| or, if this box is checked, the Plan will shift to the vesting schedule selected in Section II.A. for all Plan Years during which the Plan is not Top-Heavy.

     III. EMPLOYER CONTRIBUTIONS AND INTEGRATI0N WITH SOCIAL SECURITY

          The Plan will not be integrated with Social Security, and for each Plan Year the Employer will contribute to the Account of each Participant entitled to an allocation under Section IV, __________% (insert not more than 25%) of that Participant's compensation for the Plan Year or, check and complete one:

               |_| The Plan will be integrated with Social Security and for each Plan Year, the Employer will contribute

                         |_|  the OASDI Rate

                         or

                         |_|  ___________% (not to exceed the OASDI Rate)


                    of such Participant's Compensation in excess of (check one)


                         |_|  the Social Security Wage Base

                         or

                         |_| $__________ (not to exceed the Social Security Wage Base)

                    Plus, an amount equal to _________% of each Participant's
                     Compensation for the Plan Year.

               |_| The Plan will not be integrated with Social Security and for each Plan Year the Employer will contribute an amount equal to ___% of the aggregate Nondeductible Voluntary Contributions made during the Plan Year by Participants whose Nondeductible Voluntary Contributions for the Plan Year equal or exceed ___% (insert "0" or a number not in excess of the next chosen number) of such Participant's Compensation, but only to the extent that such Participant's Nondeductible Voluntary Contributions do not exceed ___% insert "6" or less) of such Participant's Compensation.

             Notes: Rates chosen should not result in total contributions to any Participant exceeding 25% of that Employee's aggregate compensation.

                    Employer contributions allocable to a Participant shall be reduced by that Participant's allocation of forfeitures arising during preceding Plan Years.

                    An Employer may elect to integrate the Plan with Social Security only if the Employer does not maintain another qualified retirement plan integrated with Social Security.

     IV. ALLOCATION OF EMPLOYER CONTRIBUTIONS

          A. A former Participant who has retired, died, otherwise terminated Service, or transferred to an ineligible class of Employees during the Plan Year shall share in the allocation of Employer Contributions for the Plan Year

               |_| or, if this box is checked, shall not share in the allocation of Employer Contributions.

          B. Participants will share in the allocation of Employer Contributions for a Plan Year regardless of the number of Hours of Service completed in such Plan Year

               |_| or, if this box is checked, in a Plan Year in which the Plan is not Top-Heavy, only if they complete during such Plan Year the number of Hours of Service specified in Section I.B.

          C. Any minimum Top-Heavy allocations of the Plan will be made first by this Plan, unless the Employer has adopted the Scudder Profit Sharing Plan, in which case, the minimum Top-Heavy allocation will be made first from that plan

               |_| or, if this box is checked, by the __________________Plan (insert name of another qualified plan maintained by the Employer).

          D. In any Year in which the Plan is Top-Heavy, the minimum Top-Heavy Allocation shall be at the rate of 3%

               |_|  or, if this box is checked, at the rate of 4%

     V. NORMAL RETIREMENT DATE

          A Participant's Normal Retirement Date shall be age 59-1/2

               |_| or, if this box is checked, age_________(insert more than 59-1/2 but not more than 65).

     VI. COMPENSATION

          "Compensation" shall include amounts paid during the Plan Year by the Employer to the Employee while the Employee was a Participant

               |_| or, if this box is checked, "Compensation" shall include amounts paid by the Employer to the Employee during the entire Plan Year in which an Employee became a Participant whether or not such an Employee was a Participant for the entire Plan Year.

               |_| and, if this box is checked, "Compensation" shall not include the following (select one or more if desired):

                    ( ) Bonuses
                    ( ) Commissions
                    ( ) Overtime Payments
                    ( ) Other (specify)_________________

              Note: The above exclusions from Compensation shall only apply if benefits under this plan are not integrated with Social Security Benefits. Furthermore, the above exclusions must not result in prohibited discrimination under Code Section 401(a)(4).

     VII. PARTICIPANT CONTRIBUTIONS

          A. Nondeductible Voluntary Contributions by a Participant are permitted

               |_|  or, if this box is checked, are not permitted.

          B. Deductible Voluntary Contributions (QVECs) by a Participant are not permitted

               |_|  or, if this box is checked, are permitted.

     VIII. INVESTMENT

          Investment decisions shall be made by the Participant

               |_|  or, if this box is checked, by the Administrator.

     IX. LOANS

          Loans to a Participant are not permitted

               |_|  or, if this box is checked, are permitted.

     X. EFFECTIVE DATE

          The Effective Date of this Plan or amendment shall be the first day of the Employer's fiscal year during which the Plan is adopted or amended

               |_|  or, if this box is checked,____________________
                                                  (Insert date)

     XI. PLAN AND LIMITATION YEARS

          A. The Plan Year shall be the same as the fiscal year of the Employer

               |_| or, if this box is checked, shall end on the last day of the month of ___________.

          B. The Limitation Year shall be identical for all plans of the Employer and is the Plan Year

               |_| or, if this box is checked, shall end on the last day of the month of ___________.


     XII. AMENDMENT

          Execution of this Adoption Agreement is not an amendment to an existing plan


               |_| or, if this box is checked, is an amendment to an existing plan.


     XIII. LIMITATIONS ON ALLOCATIONS

          This section applies only for an employer who maintains or has ever maintained another qualified retirement plan, other than the Scudder Prototype Plan adopted as a Profit Sharing Plan, or a Plan amended into the Scudder Prototype Plan, in which any Participant in this plan is or was a Participant or could possibly become a Participant.

          A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or Prototype Plan, the provisions of Section 5 of the Prototype Plan will apply as if the other plan were a master or prototype plan


               |_| or, if this box is checked, the attached rider describes the method by which the plans will limit total Annual Addition to the Maximum Permissible Amount described in Section 5.5 of the Plan and reduce any excess amount in a manner that precludes Employer discretion.

          B. If the Participant is, or has ever been, a Participant in a defined benefit plan maintained by the Employer, the provisions of Section 5 of the Prototype Plan will apply

               |_| or, if this box is checked, the attached rider describes the method by which the plans involved will satisfy the 1.0 limitation described in Section 5.4 of the Plan and reduce any excess amount in a manner that precludes Employer discretion.

     XIV. APPOINTMENT OF TRUSTEES:

          The Employer hereby designates the following person or persons as Trustee(s) under the Trust:

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________


     XV. SIGNATURES

          The Employer (1) convenants and agrees that whenever a Participant makes a contribution the Employer shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such contribution is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested, and (2) by remitting such a contribution to the Trustee the Employer shall be deemed to represent that the Participant has received such a prospectus, and (3) by remitting any other contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus of any Designated Investment Company in which it is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

          An Employer adopting this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Code Section 401. An Employer who wishes to obtain such reliance should apply for a determination letter from the appropriate Key District Director of the Internal Revenue Service to obtain reliance that the plan is qualified.

          This Adoption Agreement may be used in conjunction with Basic Plan Document #01.

          IN WITNESS WHEREOF, the Employer has hereunto executed this Adoption Agreement as of the _______ day of ______________, 19_____.

___________________________________          Trustee(s) Siqnature(s):
Print Name of Employer

___________________________________          ___________________________________
Signature of Employer

___________________________________          ___________________________________
Street Address

___________________________________          ___________________________________
City             State    Zip

___________________________________          ___________________________________
Telephone

___________________________________          ___________________________________
Employer Tax Identification Number

___________________________________          ___________________________________
Employer Fiscal Year                         Date



     Scudder Fund Distributors, Inc., acknowledges receipt of a copy of the executed Adoption Agreement and agrees to accept contributions under the Plan on behalf of the Designated Investment Companies.


                                          SCUDDER FUND DISTRIBUTORS,  INC.


                                          By: